UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.      )
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Soliciting Material under §240.14a-12

PRINCIPAL FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to shareholders
From our Chair, President, and Chief Executive Officer
What an extraordinary year this has been. Twelve months into the CEO role, I have had the privilege of leading nearly 20,000 exceptional employees in addressing the evolving financial needs of 75 million Principal® customers.1 Our goal is to help more people and businesses access financial security, which is both meaningful and motivating work.
This past year we focused on accelerating critical strategic initiatives while building skills and momentum—positioning the Company to continue delivering on the promises made to our customers and preparing for the opportunities ahead. I could not be more excited about our trajectory or more confident in our ability to create lasting value for you, our shareholders.
I started the year with clear intent: to build connections. I spent more than 120 days on the road, engaging with employees, clients, investors, and global industry leaders. These conversations reaffirmed three important truths:
1.
Our strategy is sound. We remain focused on three attractive profit pools where growth is stronger, returns are higher, and our integrated business model creates distinct advantages: the retirement ecosystem, small and midsized businesses, and global asset management. These are areas where we have earned the right to win, and we’re continuing to do so.

2.
Our commitment to expanding financial access has never been more critical. In a world of unprecedented change, we continue to seek insights across the global landscape—including our fourth annual Global Financial Inclusion Index—to understand the challenges and opportunities that exist for people around the globe related to financial access and inclusion. This knowledge guides important, long-term decisions as we invest in initiatives designed to help close those gaps.

3.
Our culture is a key differentiator. During a year filled with social unrest, geopolitical challenges, and macroeconomic pressures, our culture shone through. Our employees around the globe came together to achieve individual and team goals. Ninety-two percent of them completed our inaugural company-wide data and AI literacy training. And they volunteered in their communities at an unprecedented level. These efforts had a unifying effect: our employee engagement index reached 86% in 2025, surpassing our goal and supporting our ability to more effectively innovate and execute.

Strategy in action
I am grateful for the continuity and support that surrounded my move into the CEO role—pursuing the strategy co-architected with my predecessor and benefiting from the full support of our Board and executive team. We remain fully confident in both the direction we are heading and our plan to get there. This strong foundation has enabled us to spend the past year focused on how we can improve execution and continue turning strategy into timely and meaningful action.
We outlined four strategic priorities for 2025 and the key initiatives required to drive strong results. Here are a few highlights of our success bringing these strategic priorities to life:
Expand value across the retirement ecosystem
Let’s start with the retirement ecosystem, in which we offer a comprehensive suite of capabilities across retirement recordkeeping, asset management, wealth management, and income solutions. We’re seeing strong momentum across key metrics.
•
We affirmed our ability to win new business and retain existing clients in a competitive retirement marketplace. Transfer deposits grew 9% year over year, and recurring deposits increased 5%. Participant engagement also grew, with increases in both the number of participants deferring and their average deferrals. And participant roll-ins were up 15%, as participants consolidate retirement savings from previous employers onto our platform.

•
Principal continues to be a top provider for Pension Risk Transfers (PRT) with a #4 ranking in assets according to LIMRA.2 Notably, nearly a quarter of 2025 PRT premiums came from existing clients, highlighting the power of our integrated retirement solutions.

•
Our retirement investment expertise continues to gain traction, and we added key talent to support these initiatives. Additionally, we expanded our target date offerings to include personalized and passive options, addressing a broader spectrum of plan sponsor needs.

1
As of December 31, 2025.

2
LIMRA, U.S. Group Annuity Risk Transfer Survey, Q4 2025.

Letter to shareholders
Transform and grow global asset management
Our success continues to stem from favored access across the U.S. retirement ecosystem, a large and diverse global institutional client base, an at-scale and expanding private market platform, and long-standing international partnerships in high-growth markets.
•
We maintained strong performance with core private market capabilities, reinforcing our leadership in this space and successfully growing our AUM to $95 billion, with strong performance in our real estate franchise and $16 billion coming from non-real estate capabilities. Sales in private markets grew 50%, contributing to a 16% year-over-year increase in Investment Management gross sales.

•
We saw nice momentum with our exchange-traded fund (ETF) platform, helping us provide solutions that meet evolving customer needs. Assets under management (AUM) for our ETFs reached a record $9 billion.

•
Within our general account, we continue to achieve strong results, with AUM of  $75 billion, up 9% year over year, and more than $4 billion of positive net cash flow in 2025.

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The strength of our diversified global platform and our commitment to high-growth international markets was evident in record AUM for International Pension, up 24% to $154 billion.

Continue above-market SMB growth
We’ve long been a leader in providing holistic employee benefits and retirement solutions tailored to SMBs, capitalizing on strong relationships, focus, and market insight in this underserved segment. Our deep expertise with this segment continues to pay off.
•
In retirement, we saw strong new business activity and retention, underscoring our ability to serve this market. SMB recurring deposits grew 8% in 2025, and transfer deposits increased 32%.

•
In benefits and protection, we continue to deepen customer relationships. Our group benefits customers now have over three products with us, up nearly 3% compared to 2024. We continue to see employment growth from our block, reflecting the resilience of this market segment and the value we deliver to help employers attract and retain talent.

•
Strong demand continues for specialized solutions that help business owners protect their key assets, and our offerings are resonating. As one example, Life Business Market premium and fees grew 15% in 2025.

Advance organizational efficiency and performance
We are continually working to position Principal for long-term growth and financial strength. Notable examples include:
•
We deployed more than 100 artificial intelligence (AI) use cases, expected to generate significant savings over the next five years, while strengthening responsible use of AI through scalable risk assessments enabled by our ethical framework.

•
Margins strengthened across the enterprise, expanding 80 basis points, to 31%3 for full-year 2025. This improvement was driven by top-line growth and disciplined expense management, all while continuing to invest in strategic growth initiatives.

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We executed three portfolio transactions that redeployed capital toward core growth platforms, demonstrating willingness to make difficult choices that focus resources on highest-impact opportunities.

Generating value for you
2025 marked another year we’ve hit our enterprise financial targets, showcasing the strength and quality of our execution:

3
Based on Non-GAAP pre-tax operating earnings divided by net revenue. See Non-GAAP reconciliations to the most directly comparable GAAP measures in Appendix B.

4
Non-GAAP financial measures. See definitions of these measures on Page 2 and reconciliations to the most directly comparable GAAP measures in Appendix B.

Letter to shareholders
In addition:
•
We ended 2025 with $781 billion of total company assets under management and $1.8 trillion in assets under administration.

•
We continue to be in a strong capital position, with excess and available capital of  $1.6 billion, including statutory risk-based capital (RBC) ratio for Principal Life Insurance Company of 406%.

•
Our momentum and robust capital generation enable us to invest in growth while continuing to deliver attractive returns. We returned more than $1.5 billion to shareholders during the year, including $851 million in share repurchases and $684 million in dividends, aligned with our capital deployment strategy. We remain committed to maximizing your investment in Principal.

Delivering these results in one of the most volatile macro environments in recent years required disciplined decision-making and flexibility. Last year’s performance showcases our clear strategy, consistent execution, and the power of our diversified and resilient business mix. I’m proud of our team’s diligence and commitment.
Looking ahead
With a strong capital position and momentum across our strategic growth areas, we enter 2026 well positioned to meet our financial targets for a third consecutive year. I’ve asked every employee to commit to pursuing our strategy with sharpened focus and execution in 2026, using all the tools available to us. This includes leveraging our increased fluency with AI to drive efficiency, innovation, and problem-solving across the enterprise.
I know the environment will remain volatile, so discipline will continue to be a focus; our strong track record is proof our employees are up to the challenge. We’ll continue to drive growth and progress while staying true to the core values that serve as our foundation:
I want to thank my predecessor and mentor, Dan Houston, our executive team, our Board of Directors, our amazing employees and financial professionals, and each one of you for ensuring this leadership transition was a smooth one and making my first year as CEO so successful. It was everything I anticipated and more.
I’m excited for all that’s ahead for Principal and proud of our talented team members who dedicate each day to helping more people and businesses gain access to financial security. We are fortunate to do this important work, and your investment in us makes it possible. Thank you.

Deanna D. Strable-Soethout Chair, President, and CEO Principal Financial Group®

From our Board of Directors
From our Lead Independent Director on behalf of the Board of Directors
2025 was an exceptional year for Principal. The Company completed a successful and seamless CEO transition, delivered on its key financial targets, drove total shareholder return that outperformed the S&P 500, enhanced its core businesses, and strengthened the overall enterprise.
CEO succession is one of the Board’s most important responsibilities. Our rigorous process yielded Deanna Strable-Soethout as the right choice to succeed Dan Houston as President, CEO, and Board Chair in 2025. Deanna’s leadership acumen, collaborative style, analytical nature, deep industry expertise, and focus on innovation make her the ideal executive to lead. The Board commends the Principal management team for their great execution of this leadership transition.
Oversight of strategic direction is also a core responsibility of the Board. We value the effort and focus management applied to developing the Company’s current enterprise strategy. We are confident this strategy provides a compelling path forward and positions Principal to continue to thrive and adapt in the evolving landscape.
We also value the leadership team’s enhanced focus on sharpening execution and instilling a growth mindset across the organization. Principal leaders are doing a great job of modeling this for all employees and mobilizing the workforce to embrace new ways of thinking and working. They are focused on continuing to keep the Company’s promises to clients with innovation, speed, and efficiency. These efforts included the launch of company-wide data and AI literacy training and key AI initiatives in 2025 that will continue in 2026 and beyond. The leadership team is adamant that new ways of working take center stage in driving optimal performance and results.
A strategy that delivers
The Company’s 2025 results reflect a sound strategy combined with strong execution. Principal delivered on its three key financial targets, achieved impressive results in a challenging environment, and drove total shareholder return of 18%1, outperforming the S&P 500.
The Company also increased its annual common stock dividend by 8% on a trailing 12-month basis, aligned with the 40% dividend payout ratio and underscoring confidence in continued growth and strong performance.
Bottom line results tell just one part of the story. The Company’s commitment to living its values is notable, and I hope all shareholders appreciate that Principal produces these results by leading with integrity each and every day.
Positioned for the future
I commend our entire Board for their deep engagement and thoughtful counsel throughout this transformative past year. We will continue to provide valuable oversight and support as Principal executes on its enterprise strategy and sharpens its focus on sustainable growth across markets and geographies.
The Board and I share great optimism about the opportunities ahead for Principal. The Company’s leadership team is highly talented, fully engaged, and deeply motivated. Principal has a powerful array of leading, interconnected businesses and a compelling strategic plan to drive their continued growth and evolution. We are confident these elements position Principal to thrive, helping more people and businesses around the world achieve financial security.

1
1-year TSR for PFG stock, as of December 31, 2025.

From our Board of Directors
As always, your investment in Principal makes it all possible. We take our commitment to shareholders seriously and remain dedicated to maximizing your investment. Thank you for your continued trust in Principal and in this Board.
Scott M. Mills Lead Director Principal Financial Group®
Everyone at Principal is committed to helping more people and businesses make financial progress.
To learn more about how we brought our purpose to life in 2025, we invite you to visit principal.com/sustainability.

Notice of annual shareholders meeting
April 6, 2026
Meeting date and time
Tuesday, May 19, 2026 at 9:00 a.m. Central Daylight Time
Location
Virtual only at www.meetnow.global/MUMVGGU
Record date
March 25, 2026
Approximate commencement of mailing of proxy materials
April 6, 2026
	Meeting proposals	Our board’s recommendations	Page
1	Election of directors	FOR EACH	6
2	Advisory approval of the compensation of our Named Executive Officers	FOR	35
3	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2026	FOR	78
4	Approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan	FOR	80
Shareholders will also be able to transact such other business as may properly come before the meeting.
Voting
Your vote is important! Please take a moment to vote by internet, phone, or proxy or voting instruction card as explained in the “How Do I Vote” sections of this proxy statement.

Online
Visit the website noted in the notice of internet availability of proxy materials that you received by mail, on the proxy or voting instruction card, or in the instructions in the email message that notified you of the availability of the proxy materials.
By phone Call the toll-free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials.	By mail Complete, sign, and promptly return a proxy or voting instruction card in the postage paid envelope provided.

Notice of annual shareholders meeting

By Order of the Board of Directors
Chris Agbe-Davies
VP, Associate General Counsel and Interim Corporate Secretary
Important notice regarding availability of proxy materials for the shareholders meeting to be held on May 19, 2026:
The 2026 Proxy Statement, 2025 Annual Report on Form 10-K and other proxy materials are available at www.principal.com/annualmeeting.
This Proxy Statement contains forward-looking statements, which are based on our current assumptions and expectations. These statements are typically accompanied by the words “expect,” “may,” “could,” “believe,” “would,” “might,” “anticipates,” or similar words. The principal forward-looking statements in this Proxy Statement include our financial goals; our sustainability goals, commitments, and programs; and our business plans, initiatives and objectives. Although we believe there is a reasonable basis for these forward-looking statements, our actual results could be significantly different. The most important factors that could cause our actual results to differ from our forward-looking statements are set forth in our description of risk factors included in our Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement.

2026 Proxy Statement	1

Proxy summary
Voting proposals overview
Proposals
1	Election of directors (Page 6)
Our Board of Directors believes that you should vote FOR each of the listed director nominees because they have the appropriate skills and experience to oversee the direction of our Company at this time.

2	Executive compensation (“Say-on-pay”) (Page 35)
Our Board of Directors believes that you should vote FOR the approval of compensation of our Named Executive Officers because it appropriately incentivizes them to grow our business and return value to shareholders.

3	Ratification of the Company’s independent auditors for 2026 (Page 78)
Our Board of Directors believes that you should vote FOR the approval of Ernst & Young because they offer a wide range of audit services at reasonable cost, and we have a strong working relationship with them.

4	Approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan (Page 80)
Our Board of Directors believes that you should vote FOR the approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan because equity grants are a key component of our compensation program that enable us to attract and retain a broad range of talent across our company.

Corporate snapshot—delivering on our promises with diversified business mix
The 2026 Proxy Statement, 2025 Annual Report on Form 10-K and other proxy materials are available at
www.principal.com/annualmeeting.

1
See Non-GAAP financial measure reconciliations to the most directly comparable GAAP measures in Appendix B.

2
This is a Non-GAAP financial measure and excludes significant variances. See reconciliation in Appendix B.

3
Non-GAAP return on equity, excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment. Excludes impacts from significant variances. See Non-GAAP financial measures reconciliations to the most directly comparable GAAP measures in Appendix B.

4
Based on Non-GAAP net income attributable to PFG, excluding income or loss from exited business. Excludes impacts from significant variances. See Non-GAAP financial measures reconciliations to the most directly comparable GAAP measures in Appendix B.

2	2026 Proxy Statement

Proxy summary
Financial performance highlights
2026 Proxy Statement	3

Proxy summary
Industry recognition
Category	Highlights
Overall
•
Ranked 602nd on the Forbes Global 2000 list, which recognizes the world’s biggest and most powerful companies, as measured by a composite ranking for sales, profits, assets, and market value. (June 2025)

Retirement and Income Solutions
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No. 1 Defined benefit plan service provider based on number of plans. PLANSPONSOR Defined Benefit Administration Survey. (September 2025)

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No. 1 ESOP service provider based on number of plans. PLANSPONSOR Recordkeeping Survey. (June 2025)

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No. 1 Nonqualified deferred compensation based on number of plans. PLANSPONSOR Defined Contribution Plan Recordkeeping Survey, excludes 457 plans. (June 2025)

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No. 3 401(k) provider based on number of participants. PLANSPONSOR Recordkeeping Survey. (June 2025)

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No. 4 Pension risk transfer sales based on assets. LIMRA U.S. Group Annuity Risk Transfer Survey. (Q1 2025)

Principal Asset Management	• Top 10 Global real estate manager. Pension & Investments. (2025) • #1 Brazil voluntary pension. Fenaprevi. (September 2025) • #2 Chile Voluntary pension based on AUM. CMF. (September 2025)
Benefits and Protection
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No. 1 Group Life based on fully-insured employer groups in-force. LIMRA’s Fourth Quarter 2024 Life Insurance survey. (April 2025)

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No. 2 Disability buyout. LIMRA’s Second Quarter 2025 Individual Disability Income Insurance Sales. (September 2025)

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No. 3 Group dental based on employer groups. LIMRA’s Fourth Quarter 2024 Dental and Vision Plans survey. (April 2025)

Workplace excellence
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Named a Best Place to Work in Money Management by Pensions & Investments for the 14th consecutive year. (December 2025)

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Named one of the 2025 Best Places to Work for Disability Inclusion after earning 100 out of 100 on the Diversity:IN Disability Equity Index for our disability inclusion efforts. (July 2025)

•
Recognized as a 2026 Military Friendly Employer—Silver ranking by Military Friendly. (November 2025)

4	2026 Proxy Statement

Proxy summary
Director nominees overview
		Director since		Other current public company boards	Committee membership
Name and primary occupation, age	Class		Independence		AC	EC	FC	HRC	NGC
Jonathan S. Auerbach, 63 Independent Director, Principal Financial Group	I	2019					●	●
Mary E. “Maliz” Beams1, 70 Independent Director, Principal Financial Group	I	2021			●		●
Jocelyn Carter-Miller, 68 Independent Director, Principal Financial Group	I	2001		Arlo Technologies, Inc.; Backblaze Inc.		●		■	●
Scott M. Mills, 57 Lead Independent Director, Principal Financial Group	I	2016			●	●			●
Claudio N. Muruzabal, 65 Independent Director, Principal Financial Group	I	2021						●	●
■	Committee chair
●	Committee member
Independent

1
In connection with the retirement of Dan Houston, our former Executive Chairman, the Board approved reassigning Ms. Beams to Director Class II to maintain as nearly as equal as possible distribution of Directors across classes. The Company expects that Ms. Beams will stand for reelection with the Class II Directors at the 2027 Annual Meeting of Shareholders.

2026 Proxy Statement	5

Proposal one—election of directors
Process for identifying and evaluating director candidates and director evaluation
1. Board skills and attributes assessment

The Nominating and Governance Committee is responsible for recommending Director candidates to the Board of Directors (the “Board”) for election at each Annual Meeting. The Nominating and Governance Committee regularly assesses the expertise, skills, backgrounds, competencies, and other characteristics of Directors and candidates for Board vacancies considering the current Board composition and the Company’s existing strategic initiatives, risk factors, and other relevant circumstances.

The Committee also assesses current Directors’ and candidates’ personal and professional ethics, integrity, values, independence, and ability to contribute to the Board, including current employment responsibilities. In addition to personal attributes, our Board values experience as a current or former senior executive in financial services, in international business, and with financial management or accounting responsibilities. Other competencies valued by the Board include strategic and results orientation, comprehensive decision-making, risk-management skills, and an understanding of current technology issues. These assessments provide direction for searches for Board candidates and in the evaluation of our current Directors.

2. Performance evaluation

The Committee reviews the performance of each Director whose term is expiring as part of determining whether to recommend the Director for reelection to the Board. As part of this process, the Committee receives input from the other Directors, and to the extent engaged, an independent consultant. The Nominating and Governance Committee evaluates Director performance and capabilities against desired characteristics and relevant considerations, including those noted above.

3. Feedback provided

Following the Nominating and Governance Committee’s discussion, the independent consultant, if one is used, or the Committee Chair provides feedback to the Directors who were evaluated. The Board annually conducts a self-evaluation regarding its effectiveness, and the Audit, Finance, Human Resources, and Nominating and Governance Committees also annually evaluate their respective performance.

As a result of this process, all Board members have the following:
Personal character that supports the Company’s core value of integrity;
Training or experience that is useful to us in light of our strategy, initiatives, and risk factors; and
A demonstrated willingness and ability to prepare for, attend, and participate effectively in board and committee meetings.
6	2026 Proxy Statement

Proposal one—election of directors
Skills and experience of our independent directors
The following chart shows areas central to the Company’s strategy, initiatives, and operations for which independent Directors have specific training and executive level experience that assist them in their Board responsibilities.
	Auerbach	Beams	Carter-Miller	Hochschild	Mills	Mitchell	Muruzabal	Nordin	Pickerell	Richer	Rivera
Senior Executive Experience	●	●	●	●	●	●	●	●	●	●	●
Accounting & Finance		●	●	●	●	●	●	●	●	●	●
Asset & Investment Management		●		●	●		●	●	●	●
Consumer (Retail)	●	●	●	●					●		●
Executive Compensation	●	●	●	●	●	●	●	●	●	●	●
Financial Services	●	●	●	●		●		●	●	●
Human Resources/Talent Management	●	●	●	●	●	●	●	●	●	●	●
International	●	●	●			●	●	●	●		●
Marketing	●	●	●	●	●		●	●	●		●
Mergers & Acquisitions	●	●	●	●		●	●		●	●
Product Development	●	●	●	●	●		●	●	●	●
Risk Management	●	●	●	●		●		●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●
Sustainability/ESG	●	●	●	●		●	●				●
Technology	●	●	●	●	●	●	●			●
Cybersecurity		●				●	●
2026 Proxy Statement	7

Proposal one—election of directors
Board representation
As reflected in our board composition, our Board is overseen by Directors with a broad mix of industry skills and experience. Our Board believes that a well-balanced composition of perspectives is fundamental to effective corporate governance that enables robust understanding of customers, opportunities, issues and risks; introduction of different concepts, ideas and relationships; enhanced decision-making dialogue; and heightened capacity for oversight of our Company. The Nominating and Governance Committee evaluates our Board’s composition considering a range of backgrounds and objectivity needed when recruiting new Directors.
Board refreshment
Our Board’s effectiveness benefits from a thoughtful board refreshment. Since 2019, the Board has appointed six new independent Directors, half of whom are women Directors. The following reflects the tenure of our independent directors:
As reflected below, 50% of our independent Directors were appointed within the last six years, and the average tenure of our independent Directors as of April 6, 2026, is approximately nine years, providing deep institutional knowledge and historical context while balancing continuity with fresh perspectives.
8	2026 Proxy Statement

Proposal one—election of directors
Nominees for class I directors with terms expiring in 2026
Our Board has three classes of Directors, each having a three-year term. Each Director nominee is currently a member of our Board. The Board has nominated the following Class I Directors to stand for election at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”): Jonathan S. Auerbach, Mary E. Maliz Beams, Jocelyn Carter-Miller, Scott M. Mills, and Claudio N. Muruzabal. In connection with the retirement of Dan Houston, our former Executive Chairman, the Board approved reassigning Ms. Beams to Director Class II to maintain as nearly as equal as possible distribution of Directors across classes. We expect that Ms. Beams will stand for reelection with the Class II Directors at the 2027 Annual Meeting of Shareholders.
We also expect that all the current nominees will be able and willing to serve if elected. However, if, prior to the 2026 Annual Meeting, any nominee should become unable or unwilling to serve, proxies may be voted at the 2026 Annual Meeting for another candidate nominated as a substitute by the Board, or the Board may reduce the number of Directors that constitute the Board.
Recommendation The Board of Directors recommends that shareholders vote “For” all the nominees for election at the 2026 Annual Meeting.
Jonathan S. Auerbach

Age: 63 Director since: 2019 Other public company boards: None Committees: Finance and Human Resources Education: Bachelor’s degree from Dartmouth College, and a B.A. and M.A. from Oxford University
Career highlights
Mr. Auerbach served as Executive Vice President, Chief Strategy, Growth and Data Officer of PayPal Holdings, Inc., a financial technology company, from 2015 until 2023. He led PayPal’s global strategy, acquisitions, partnerships, advanced analytics and data science, growth marketing, and corporate affairs teams.
Mr. Auerbach also served as a strategic advisor to PayPal’s operations in China and was responsible for the company’s Blockchain, Crypto and Digital Currencies business unit and chaired PayPal’s Operating Group. Prior to joining PayPal, Mr. Auerbach was Chief Executive Officer of SingTel’s Group Digital Life from 2013-2014 and spent over 26 years with McKinsey & Company, serving in a variety of executive roles in Asia and North America, including leading the Asian Telecommunications, Media and Technology Practice, the Singapore Office, and Southeast Asia Region, and the North American High-Tech Practice.
Mr. Auerbach serves on the Boards of Directors of Just Capital, the National Committee on U.S.-China Relations and is a member of the Council of Foreign Relations.
Key skills and qualifications
Mr. Auerbach brings to the Board executive leadership experience through his service as an executive vice president of a financial technology company, as well as executive-level experience in international operations, financial services, marketing, product development, risk management, strategic planning, sustainability/ESG, and technology.

2026 Proxy Statement	9

Proposal one—election of directors
Mary E. “Maliz” Beams

Age: 70
Director since: 2021
Other public company boards:
Current: None
Within Last Five Years: BrightSphere Investment Group, Inc. (Audit and Compensation Committees)
Committees:
Audit and Finance
Education:
Bachelor’s degree in English from Boston College, a Certificate of Special Studies in Strategic Planning from Harvard University, and an M.B.A. in Marketing and Finance from Columbia University

Career highlights
Since December 2022, Ms. Beams has been the Chief Executive Officer of the Long-Term Stock Exchange, a national securities exchange registered with the SEC, and has served as Chair of the Long-Term Stock Exchange Group Board since 2025. She previously served as the Chief Executive Officer of Retirement Solutions at Voya Financial Inc. from 2011 until 2015.
Prior to joining Voya, Ms. Beams served in various executive leadership roles, including serving as President and Chief Executive Officer of TIAA-CREF Individual & Institutional Services, LLC from 2004 to 2010, Senior Managing Director of Fleet Investment Advisors, Inc. from 1993 to 1997, Senior Vice President of Retail Banking of Citibank from 1984 to 1988, and Director of the Consumer Card Group of American Express Company from 1988 to 1993.
Ms. Beams currently serves as Chair of the FNZ Trust Company’s Board and a member of its Audit Committee. She serves as a member of the Global Advisory Board of Salesforce, and was a former Counselor of the Department of State.
Key skills and qualifications
Ms. Beams brings to the Board executive experience, including through her service as a chief executive officer of a retirement services solutions business unit of a health, wealth and investment management public company. She also brings to the Board executive-level experience in financial services, asset and investment management, accounting, international operations, products development, risk management, strategic planning, sustainability/ESG and technology.

10	2026 Proxy Statement

Proposal one—election of directors
Jocelyn Carter-Miller

Age: 68
Director since: 1999
(Principal Life Insurance Company), 2001 (the Company)
Other public company boards:
Current: Arlo Technologies, Inc. (Audit Committee, Chair of Compensation Committee); and Backblaze, Inc. (Compensation Committee Chair, Audit Committee and Nomination and Governance Committee member).
Within Last Five Years: Netgear, Inc. (Audit and Compensation Committees); The Interpublic Group of Companies, Inc. (Audit and Executive Committees, Corporate Governance and Social Responsibility Chair)
Committees:
Human Resources (Chair), Nominating and Governance and Executive
Education:
Bachelor’s degree in accounting from the University of Illinois and an M.B.A. in Finance and Marketing from the University of Chicago. She also has passed the certified public accountant examination.

Career highlights
Since 2005, Ms. Carter-Miller has been President of TechEd Ventures, a consulting and management firm that develops and markets high-performance educational and personal empowerment programming. From 2002 until 2004, she served as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. and was responsible for the company’s marketing for its 846 superstores, contract, catalog, and e-commerce businesses in the United States and Canada, and operations in 15 other countries.
Before joining Office Depot, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across the company’s $30 billion revenue base and a mix of businesses. She also had general management responsibility for Motorola’s network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President of Marketing and Product Development at Mattel, Inc.
Ms. Carter-Miller serves on the Board of Directors of nonprofit organizations, including The National Association of Corporate Directors. She was a former President of the League of Women Voters of Broward County.
Ms. Carter-Miller is an NACD Directorship 100 recipient and has been recognized as a Savoy Most Influential Black Corporate Directors and a Director & Boards Director to Watch.
Key skills and qualifications
Given her tenure on our Board, in addition to strong institutional perspective that has effectively contributed to Principal’s evolution to a large global financial services company, Ms. Carter-Miller brings to the Board a wealth of executive leadership experience, as well as experience in marketing, brand management, and international operations, including through her service as executive vice president of a publicly traded company that provides products, supplies, and technology solutions. She also brings to the Board executive-level experience in accounting and finance, executive compensation, human resources and talent management, leadership development and training, risk management, product development, strategic planning, sustainability/ESG, and technology.

2026 Proxy Statement	11

Proposal one—election of directors
Scott M. Mills

Age: 57
Director since: 2016
Lead Director since 2020
Other public company boards:
None
Committees:
Audit, Nominating and Governance and Executive
Education:
Bachelor’s degree in economics from the Wharton School of the University of Pennsylvania

Career highlights
Mr. Mills served as President and Chief Executive Officer of BET Media Group, an American entertainment company, from 2021 to December 2025. Prior to that role, he served as President of BET Networks from 2018 through 2021. From 2015 through 2017, Mr. Mills served as Executive Vice President and Chief Administrative Officer of Viacom, Inc., a former multinational mass media conglomerate. He served as Executive Vice President of Human Resources and Administration of Viacom from 2012 to 2015.
Mr. Mills previously served as President and Chief Operating Officer, Chief Financial Officer and President of Digital Media of Viacom’s BET Networks unit. Prior to joining BET, he worked in investment banking and served as Deputy Treasurer for the City of Philadelphia.
Key skills and qualifications
Mr. Mills brings to the Board executive leadership experience and investment management experience through his service as a chief executive officer of an entertainment company and his prior work in asset and investment management. He also brings to the Board executive-level experience in accounting and finance, executive compensation, human resources and talent management, marketing, product development, strategic planning, and technology.

12	2026 Proxy Statement

Proposal one—election of directors
Claudio N. Muruzabal

Age: 65
Director since: 2021
Other public company boards:
None
Committees:
Human Resources and Nominating and Governance
Education:
Bachelor’s degree from the Catholic University of Argentina with double major in Business Administration and Accounting, and Global Executive M.B.A. from The Fuqua School of Business at Duke University

Career highlights
Mr. Muruzabal served as the Chief Business Officer, CS of SAP, a global software company, from February 1, 2024 until May 2025, and as Interim Business Suite Leader of SAP from January 1, 2025 until May 2025. He joined SAP in 2015, serving as President, Latin America and Caribbean from 2015 until 2020, President of SAP EMEA South and Chairman of SAP Latin America & Caribbean from 2020 until 2022, and President of SAP Cloud Success Services from 2022 until January 2024.
Prior to joining SAP, he served as Chief Executive Officer of NEORIS for 10 years, transforming the Latin American start-up company into a global management and information technology consulting business. Mr. Muruzabal also previously served as Vice President of Teradata Corporation in Latin America and the Caribbean and worked at NCR Corporation for over 20 years, where he held various senior executive positions.
Mr. Muruzabal has been recognized consecutively from 2016 to 2023 with the HITEC 50 Award, as one of the top 50 most influential and notable Hispanic Professionals in the information technology industry. In 2019, he was recognized by the Council of the Americas organization with the “Technology Leader of the Year” Bravo Award.
Key skills and qualifications
Mr. Muruzabal brings to the Board executive leadership experience and technology and international operations experience, including through his service as president and chairman of various business units of a publicly traded multinational software company. He also brings to the Board executive-level experience in accounting and finance, marketing, product development, strategic planning, and sustainability/ESG.

2026 Proxy Statement	13

Proposal one—election of directors
Continuing class II directors with terms expiring in 2027
Roger C. Hochschild

Age: 61
Director since: 2015
Other public company directorships:
Current: None
Within Last Five Years:
Discover Financial Services
Committees:
Human Resources and Nominating and Governance (Chair)
Education:
Bachelor’s degree in economics from Georgetown University and an M.B.A. from the Amos Tuck School at Dartmouth College

Career highlights
Mr. Hochschild has been Senior Advisor of Magnetar, a leading alternative asset manager, since May 2025. He retired from Discover Financial Services, a digital banking and payment services company, at the end of 2023 after serving as President and Chief Operating Officer from 2004 to 2018 and then President and Chief Executive Officer from 2018 to August 2023. He was Executive Vice President, Chief Administrative and Strategic Officer for Morgan Stanley from 2001 to 2004, and was Executive Vice President, Chief Marketing Officer—Discover from 1998 to 2001, when Discover was part of Morgan Stanley.
Mr. Hochschild has served as a Director of InterPayments since 2024 and has been a Director of Chicago Public Media since 2016.
Key skills and qualifications
Mr. Hochschild brings to the Board executive leadership experience through his service as president and chief executive officer of a large publicly traded digital banking and payment services company, as well as executive-level experience in financial services, accounting and finance, asset and investment management, retail consumer services, and technology.

14	2026 Proxy Statement

Proposal one—election of directors
Diane C. Nordin

Age: 67
Director since: 2017
Other public company boards:
Diamond Hill (member of the Audit, Compensation, and Nominating and Governance Committees)
Committees:
Audit (Chair) and Finance
Education:
Bachelor’s degree from Wheaton College (MA) and is a Chartered Financial Analyst

Career highlights
Ms. Nordin was a partner of Wellington Management Company, LLP, a private asset management company, from 1995 to 2011. She joined Wellington in 1991. Throughout her tenure at Wellington, she served in various executive roles and had responsibilities that included product management and client relationship management. She oversaw Wellington’s Fixed Income group, where she was responsible for approximately 20 investment approaches and 130 investors globally. Ms. Nordin served as Vice Chair of the Compensation Committee and Audit Chair of the Wellington Management Trust Company, in addition to other committee service throughout her tenure. Prior to joining Wellington, she worked at Fidelity Investments and Putnam Advisory. Ms. Nordin joined the Board of Directors of Wellington Trust Company in December 2023, and she is a Trustee of the Wellington Management Foundation Board of Trustees.
Since 2016, Ms. Nordin has been a director of Antares Capital, an alternative asset manager and financing provider for private equity-backed borrowers, where she is Chair of the Compensation Committee. She has been an Emeritus Trustee of Wheaton College since 2010, where she chaired the Investment Committee and served on the Audit Committee. In 2022, Ms. Nordin was appointed as Trustee of Financial Analysts Foundation and was elected a Trustee of Financial Accounting Foundation board, an independent private organization responsible for the oversight, administration, and finances of FASB and GASB, serving on the Appointments and Oversight Committees. From 2016 until 2022, she served as a governor of the CFA Institute, where she was the Chair of the Board of Governors, as well as the Chair of Audit, Risk, and Nominations Committees. She also served as a member of CFA’s Risk, Executive, and People and Culture Committees and Chair of the Governance Committee.
Ms. Nordin serves on the New York State Common Fund Investment Advisory Committee in a pro bono capacity. She previously served as a Board member, Executive and Compensation Committee member, and Investment Committee Chair of the Appalachian Mountain Club, the oldest conservation organization in the United States.
Key skills and qualifications
Ms. Nordin brings to the Board executive leadership experience, including through her service as a partner of an asset management firm, as well as executive-level experience in financial services, accounting and finance, international operations, marketing, product development, risk management, and strategic planning.

2026 Proxy Statement	15

Proposal one—election of directors
Alfredo Rivera

Age: 64
Director since: 2020
Other public company boards:
None
Committees:
Audit and Finance
Education:
Bachelor’s degree and M.B.A. from the University of Southern Mississippi and completed the Advanced Management Program at Harvard Business School

Career highlights
Mr. Rivera is the retired President of the North America Operating Unit of The Coca-Cola Company, a global total beverage company. Mr. Rivera served in this role from 2020 until December 2022 and served as a Senior Advisor until his retirement in March 2023.
He helped lead The Coca-Cola Company’s transformation to emerge stronger as a total beverage company, enabled by a globally networked organization. Mr. Rivera joined The Coca-Cola Company in 1997 and served in various executive leadership roles, including serving as President, Latin America from 2016 to 2020 and President, Latin Center Business Unit from 2013 to 2016. Mr. Rivera was a director of the Coca-Cola Hellenic Bottling Company from 2018 to 2021.
Key skills and qualifications
Mr. Rivera brings to the Board executive leadership experience through his service in executive leadership roles in large global operations of a public company, as well as executive-level experience in accounting and finance, retail consumer, executive compensation, human resources and talent management, marketing, strategic planning, and sustainability/ESG.

16	2026 Proxy Statement

Proposal one—election of directors
Continuing class III directors with terms expiring in 2028
Blair C. Pickerell

Age: 69
Director since: 2015
Other public company boards:
Current: Dah Sing Banking Group Limited (Chair of the Risk Management and Compliance Committee and a member of the Audit Committee); First Pacific Company Limited (Finance, Corporate Governance and Ad Hoc Selection Committees)
Committees:
Finance and Human Resources
Education:
Bachelor’s and master’s degrees from Stanford University and an M.B.A. from Harvard Business School

Career highlights
Mr. Pickerell was Head of Asia of Nikko Asset Management from 2010 to 2014 and served as its Chairman, Asia from 2014 to 2015. From 2007 to 2010, he was CEO, Asia, at Morgan Stanley Investment Management.
Mr. Pickerell has also served as Chief Executive, Asia-Pacific, of HSBC Asset Management, as Chairman of Jardine Fleming Funds, and as Managing Director of Jardin Pacific, Ltd. His current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong and the International Advisory Council of the Faculty of Business and Economics at the University of Hong Kong.
Key skills and qualifications
Mr. Pickerell brings to the Board executive leadership experience and extensive experience in the asset management and financial services industries, particularly in the Asia Pacific Region. This includes his having served as the chief executive for Asia-Pacific for a number of investment management firms and having sat on global management committees of several major investment management firms. He has also had exposure to numerous non-financial industries from his time as Managing Director of a large Asian conglomerate. He also brings to the Board executive-level experience in executive compensation, international, marketing, and accounting and finance.

2026 Proxy Statement	17

Proposal one—election of directors
Clare S. Richer

Age: 67
Director since: 2020
Other public company boards:
Bain Capital Specialty Finance Inc. (member of the Audit, Compensation, and Nominating/Governance Committees)
Committees:
Finance (Chair), Human Resources and Executive
Education:
B.B.A. from University of Notre Dame

Career highlights
Ms. Richer was Chief Financial Officer of Putnam Investments, a global asset management firm (now part of Franklin Templeton), from 2008 to 2017. Prior to joining Putnam, Ms. Richer held several roles at Fidelity Investments from 1983 to 2008.
Ms. Richer is a member of the Board of Directors of State Street Global Advisors SPDR ETF Funds. She is also a Trustee of the University of Notre Dame, serving as a member of the Compensation, Investment Finance, and Executive Committees. She served on the Board of Directors of the Alzheimer’s Association, MA/NH chapter.
Key skills and qualifications
Ms. Richer brings to the Board extensive executive leadership experience, including through her service as chief financial officer of a global asset management firm. She also brings to the Board executive-level experience in accounting and finance, product development, risk management, strategic planning, and technology.

18	2026 Proxy Statement

Proposal one—election of directors
H. Elizabeth Mitchell

Age: 64
Director since: 2022
Other public company boards:
Current: Selective Insurance Group (Member of the Audit Committee) and Enact Holdings, Inc. (Chair of the Audit Committee)
Within Last Five Years: StanCorp Financial Corp.
Committees:
Audit and Nominating and Governance
Education:
Bachelor’s degree from the College of the Holy Cross and CERT Certificate in Cyber Security Oversight from Carnegie Mellon University

Career highlights
Ms. Mitchell was Chief Executive Officer of Renaissance U.S. Inc., and its predecessor Platinum Underwriters Reinsurance Inc., from 2007, and the company’s President from 2005 until her retirement in 2016. Prior to those roles, she served in various executive leadership roles at the company and at other firms, including serving as an Advisor to Hudson Structured Capital Management from 2018 to 2024. Ms. Mitchell served as the non-executive Chair of Weston Insurance Company from 2020 until 2022.
Ms. Mitchell is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. She is also a National Association of Corporate Directors (NACD) Certified Director.
Key skills and qualifications
Ms. Mitchell brings to the Board executive leadership experience through her service as a chief executive officer of a global provider of reinsurance and insurance. She also brings to the Board executive-level experience in risk management, financial services, accounting and finance, strategic planning, sustainability/ESG, and technology.

2026 Proxy Statement	19

Proposal one—election of directors
Deanna D. Strable-Soethout

Age: 57
Director since: 2025
Other public company boards:
Elevance Health, Inc. (Member of the Audit and Nominating & Governance Committees)
Committees:
Executive (Chair)
Education:
Bachelor of Science degree from Northwestern University in Evanston, Illinois, Fellow of the Society of Actuaries and a member of the American Academy of Actuaries

Career highlights
Ms. Strable-Soethout has served as Chair, President and Chief Executive Officer of the Company, and its wholly owned subsidiary, Principal Life Insurance Company since September 2025. She served as President and Chief Executive Officer from January 2025 to September 2025, and as President and Chief Operating Officer from August 2024 to January 2025. Ms. Strable-Soethout served as Chief Financial Officer from 2017 to August 2024.
Ms. Strable-Soethout joined the Company in 1990 and has served in various executive leadership roles, including serving as Executive Vice President and Chief Financial Officer as well as President of the Benefits and Protection division.
Ms. Strable-Soethout is a member of the Board of Directors of Simpson College. She previously served on the United Way Worldwide Board of Trustees after holding various positions for the United Way of Central Iowa. She also served as chair of the Board of Directors for LIMRA LOMA Global (LL Global, Inc.).
Key skills and qualifications
Ms. Strable-Soethout is our current Chair, President and CEO and she brings to the Board extensive and proven executive leadership and operational expertise as well as deep financial and accounting skills, through her experience in advancing strategy, financial results and operations for a global financial services company, including extensive contributions to enable Company growth and creation of value for the Company’s customers, shareholders and employees.

20	2026 Proxy Statement

Corporate governance
We believe that good corporate governance promotes the long-term interests of our shareholders. The Board and management regularly review best practices for corporate governance and modify our policies and practices as warranted. Our current best practices include:

•
Super-majority of independent Directors (11 out of 12);

•
Proxy access for shareholders owning 3% or more of the Company’s common stock for a minimum of three years;

•
All key committees (i.e., Audit, Finance, Human Resources, and Nominating and Governance Committees) are composed entirely of independent Directors;

•
Strong independent Lead Director;

•
Director resignation policy if the support of a majority vote of shareholders is not achieved;

•
Policy regarding Directors’ service on other public company boards;

•
Board and committee self-assessments conducted annually;

•
Director evaluations conducted no less frequently than in connection with Director nomination process;

•
Robust stock ownership guidelines for Directors;

•
Robust shareholder engagement program to obtain valuable feedback on our compensation and governance programs;

•
Annual review of CEO succession plan by the independent Directors with and without the CEO present;

•
Annual Board review of senior management long-term and emergency succession plans;

•
Multiple executive sessions involving solely independent Directors at each regularly scheduled Board meeting; and

•
Robust policies and procedures concerning the identification of and monitoring for conflicts of interest across the organization.

Board leadership structure
The Board exercises flexibility in establishing a leadership structure that works best for the Company at any given time. Having the flexibility to select the structure that best serves the Company’s business is critical and is in the long-term interest of our shareholders.
As part of the Board’s thoughtful, multi-year CEO and Board Chair succession planning process, effective January 7, 2025, Mr. Houston retired from his role as CEO and continued as Executive Chairman, and Ms. Strable-Soethout assumed the role of CEO. Effective September 2, 2025, the Board elected Ms. Strable-Soethout to the additional role of Chair at Mr. Houston’s retirement from the Board. The Board believes that its leadership structure during the transition, in which Mr. Houston served as the Executive Chairman and Ms. Strable-Soethout served as the CEO was appropriate to support an effective CEO transition where Ms. Strable-Soethout focused on managing and executing the Company’s strategy while Mr. Houston assisted with the CEO transition and focused on Board governance. Upon Mr. Houston’s retirement, the independent directors determined that it is in the best interests of the Company and our shareholders to recombine the CEO and Chair roles. Among other factors, the Board considered Ms. Strable-Soethout’s demonstrated leadership abilities and the benefits of a unified leadership structure as the Company executes its strategic priorities.
Also, the Board believes that enhancing a unified leadership structure by having a strong Lead Independent Director and a structure in which Board committees are led by independent directors strikes the appropriate balance between effective Company leadership and strong oversight and safeguards by independent Directors. The Board will continue to review the effectiveness
2026 Proxy Statement	21

Corporate governance
of its leadership and decide the appropriate structure based on factors such as the tenure and experience of the CEO and the broader economic and operating environment of the Company. Our current Lead Independent Director, Scott M. Mills, was elected by the independent Directors and assumed that role in 2020.
The Lead Director and the Chair jointly determine the Board’s agenda for each regular quarterly meeting. The Chair presides when the Board meets as a full Board and the Lead Director (i) leads Executive Sessions of independent Directors and provides input to the CEO based on those discussions, (ii) leads the Board’s annual self-evaluation, (iii) leads the Board’s CEO succession planning discussions, and (iv) calls special Board meetings if the Chair is unable to act. Executive Sessions generally occur at the start and end of each regularly scheduled Board meeting and were held in conjunction with each regularly scheduled Board meeting during 2025.
Deanna D. Strable-Soethout Chair, President & CEO	Scott M. Mills Independent Lead Director
Role of the board in strategic planning
As part of its oversight responsibilities, our Board takes an active role in management’s process of formulating and reviewing our long-term corporate strategy. The Board frequently engages management at regularly scheduled Board meetings in which strategic initiatives are discussed. In these engagements, the Board offers its independent judgment and experience in informing the strategic direction of our business priorities that are aimed at delivering long-term success for the Company and shareholders.
22	2026 Proxy Statement

Corporate governance
Role of the board in risk oversight
Board of directors

Risk management is an essential component of our culture and business model. Our Board recognizes that effective risk oversight is in the best interests of the Company and our shareholders. The Company’s Enterprise Risk Management program includes a Chief Risk Officer whose team operates independently from the business units. The program also includes an Enterprise Risk Management Committee, composed of members from the executive management team that provides enterprise-wide oversight for material risks. While management is responsible for the day-to-day risk management functions, our Board oversees management’s responsibilities of monitoring and providing appropriate risk mitigation strategies and how the Company addresses specific risks that the Company faces, including finance risk; product and pricing risk; operational and business risk; and strategic risk.

The Board oversees our risk management both directly and indirectly through its standing committees as described below.
Committees

Audit
•
Oversees risk and mitigation related to accounting, financial controls, legal, regulatory, ethics, compliance, operations, and general business activities; and

•
Oversees the framework and policies related to enterprise risk management.

Finance
•
Oversees risk and mitigation related to liquidity, credit, market, product, and pricing activities;

•
Oversees capital management, capital structure and financing, investment policy, tax planning, and key risks associated with significant financial transactions.

Human resources
•
Oversees risk and mitigation related to the design and operation of employee compensation arrangements to confirm they are consistent with business plans and are appropriately designed to limit or mitigate risk;

•
Reviews annually an analysis of the Company’s incentive compensation plans to ensure they are designed to create and maintain shareholder value, provide rewards based on the long-term performance of the Company, and do not encourage excessive risk; and

•
Oversees succession planning and development for senior management.

Nominating and governance
•
Oversees risk and mitigation related to the Company’s environmental, sustainability, and corporate social responsibilities, as well as the Company’s political contribution activities; and

•
Monitors whether the Board and its committees have the collective skills and experience necessary to oversee the risks facing the Company.

2026 Proxy Statement	23

Corporate governance
Board oversight of cybersecurity risk
The Board’s role in our risk management includes its oversight of risks related to cybersecurity threats. The full Board receives at least one cybersecurity report every quarter from our Chief Information Officer, our Chief Information Security Officer, our Chief Risk Officer, or other professionals regarding the state of our cybersecurity program. The Board also reviews and approves the business resiliency and information security programs intended to guard against cybersecurity and related risks. Also, the Board receives input on cybersecurity matters from external entities such as our regulators and consultants.
Each of these steps furthers the Board’s efforts to ensure that we have established and are proactively maintaining an enterprise-wide cybersecurity risk program with appropriate policies, practices, and controls designed to ensure resiliency in the face of emerging threats.
Succession planning and talent development
The Board believes that succession planning for future leadership of the Company is one of its most important roles. The Board is actively engaged and involved in talent management and reviews succession at least annually for our senior executives. This includes a detailed discussion of our global leadership and succession plans with a focus on CEO succession planning, as well as succession planning for all key executive positions.
In addition, the Human Resources Committee regularly discusses the talent pipeline for critical roles at a variety of organizational levels, including CEO. A comprehensive review of executive talent, including assessments by an independent consulting firm engaged by the Human Resources Committee, determines an executive’s readiness to take on additional leadership roles and identifies the developmental and coaching opportunities needed to prepare executives for greater responsibilities. High-potential leaders are given exposure and visibility to Board members through formal presentations and informal events. The Human Resources Committee also receives regular updates on key talent indicators for the overall workforce, including recruiting and development programs. In addition, the Company has an emergency succession plan for the CEO that is reviewed by the Board annually.
Majority voting standard and director resignation policy
In uncontested Director elections, Directors are elected by the majority of votes cast. If an incumbent Director is not elected and no successor is elected, the Director must submit a resignation to the Board, which will decide whether to accept the resignation. The Board’s decision and reasons for its decision will be publicly disclosed within 90 days of certification of the election results.
Director independence
The Board determines at a Director’s initial appointment, and thereafter at least annually, whether each Director is independent, using its independence standards in these determinations. These independence standards include the Nasdaq standards for independence and are on the Company’s website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family, and other relationships (either individually or as a partner, shareholder, or officer of an organization) a Director (or Director candidate) has with the Company or any affiliate. The Board most recently made these determinations for each Director in February 2026 based on:
•
A review of relationships and transactions between Directors, their immediate family members, and other organizations with which a Director is affiliated and the Company, its subsidiaries, or executive officers;

•
Questionnaires completed by each Director regarding any relationships or transactions that could affect the Director’s independence;

•
The Company’s review of its purchasing, investment, charitable giving, and other records; and

24	2026 Proxy Statement

Corporate governance
•
Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Mr. Auerbach, Ms. Beams, Ms. Carter-Miller, Mr. Hochschild, Mr. Mills, Ms. Mitchell, Mr. Muruzabal, Ms. Nordin, Mr. Pickerell, Ms. Richer, and Mr. Rivera. The Board also determined that all current members of the Audit, Finance, Human Resources, and Nominating and Governance Committees are independent. No Director other than Mr. Houston and Ms. Strable-Soethout have been employed by the Company at any time.
Certain relationships and related party transactions
As of December 31, 2025, the Vanguard Group, Inc. managed funds holding in the aggregate approximately 11.44% of the Company’s common stock. During 2025, Principal paid the Vanguard Group $56,610.28 in fees for banking operations. Principal Life Insurance Company accounts held approximately $50,008,150.00 in privately placed debt issued by Vanguard. Principal Life Insurance Company and affiliates hold or manage accounts holding securities issued by Vanguard funds and common stock of Vanguard Group, Inc.
As of December 31, 2025, BlackRock, Inc. (together with its affiliates “BlackRock”) and certain subsidiaries collectively owned or managed funds holding in the aggregate approximately 6.50% of the Company’s common stock. During 2025, Principal Global Investors, LLC paid BlackRock Financial Management $1,739,521.86 in sub-advisor management fees. In 2025, Principal affiliates paid BlackRock $6,419,815.00 for fees for consulting services and software. Principal Life Insurance Company and affiliates hold, or manage accounts holding, securities issued by BlackRock, Inc. BlackRock affiliates manage investment funds in which affiliates of the Company invest for their own or managed accounts.
As of December 31, 2025, Nippon Life Insurance Company (“Nippon Life”) held approximately 8.36% of the Company’s common stock. Nippon Life is the parent company of Nippon Life Insurance Company of America (“NLICA”). Nippon Life, NLICA and Principal Life Insurance Company have had business relationships for more than 20 years. In 2025, Nippon Life and NLICA paid the following amounts to Principal Life Insurance Company or its affiliates: $278,788.50 for fees and investment income related to pension services and $ 5,150,954.81 for investment management and other service fees. The Company owns common stock of NLICA and received $208,130.40 in dividends in 2025. Principal Life Insurance Company general and separate accounts hold privately placed bonds and common stock issued by Nippon Life Americas, Inc. Nippon Life, directly or through affiliates, holds a minority interest in Post Advisory Group, LLC (“Post”), an affiliate of the Company. During 2025, Post paid an aggregate of $1,295,405.55 in dividends. The Company’s affiliates hold and manage accounts holding securities issued by Nippon Life, and Nippon Life invests in funds managed by the Company’s affiliates.
Dwight Soethout is the spouse of Ms. Strable-Soethout, our Chair, President and CEO, and served as Vice President-Chief Actuary until August 20, 2025. In 2025, Mr. Soethout received $1,007,991 in base salary, bonuses, long-term incentive and separation-related compensation, which was approved by the Human Resources Committee. His earned 2025 bonus (prorated through the date of separation) in the amount of  $128,056 was paid in March 2026. Mr. Soethout’s equity awards that were granted in 2023 through 2025, in the aggregate amount of  $779,325, continue to vest in accordance with their previously approved terms, including vesting schedule.
Kristine Pitz, Director—Accounting, is the spouse of Joel M. Pitz, Chief Financial Officer. Ms. Pitz has been an employee since 1995. In 2025, she received $231,912 in base salary and bonuses. Her compensation is commensurate with that of her peers. Her employment and compensation were approved by the Human Resources Committee.
The Company maintains robust policies and procedures for the identification and monitoring of arrangements with related parties. The Nominating and Governance Committee or its Chair must approve or ratify all transactions with related parties that are not preapproved by or exempted from the Company’s Related Party Transaction Policy (the “Policy”). At its quarterly meetings, the Nominating and Governance Committee reviews transactions with related parties and ratifies any transaction that is subject to the Policy if it determines it is appropriate and may attach conditions to that approval. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company’s Related Party Transaction Policy is publicly available at www.principal.com.
2026 Proxy Statement	25

Corporate governance
Board meetings
The Board held nine meetings in 2025. Each Director who served on the Board during 2025 attended or participated in 75% or more of the aggregate of  (i) the total number of meetings of the Board during 2025 and (ii) the total number of meetings held by each committee of the Board on which the Director served during 2025. While Director attendance is not mandatory, the Company’s annual shareholder meeting is scheduled on a date that coincides with a regularly scheduled quarterly Board meeting. In 2025, all Directors then on the Board attended the annual shareholders meeting virtually.
Global corporate code of conduct
The Company has adopted a Global Code of Conduct that applies to the Company’s Directors and employees, including our Named Executive Officers. A waiver of the Code for a Director or a Named Executive Officer requires a review by the Audit Committee, an approval by the Board, and compliance with applicable laws and rules, including a publication on our website. The Code is available on our website at https://investors.principal.com/static-files/2d19d98e-940f-4bbf-a69a-b054eefd7ab5.
Board committees and responsibilities
Only independent Directors may serve on the Audit, Human Resources, and Nominating and Governance Committees. While it is not required by its charter, the Board’s Finance Committee currently is composed of only independent Directors. The Committees review their charters and performance annually. Committee charters of the Audit, Finance, Human Resources, and Nominating and Governance Committees are publicly available on the Company’s website at www.principal.com.
Audit committee

Diane C. Nordin	Mary E. “Maliz” Beams	Scott M. Mills	H. Elizabeth Mitchell	Alfredo Rivera
Chair

•
Appoints, terminates, compensates, and oversees the Company’s independent auditor and selects the lead audit partner;

•
Reviews and reports to the Board on the independent auditor’s activities;

•
Approves all audit engagement fees and preapproves compensation of the independent auditor for non-audit engagements, consistent with the Company’s Auditor Independence Policy;

•
Reviews internal audit plans and results;

•
Reviews and reports to the Board on accounting policies and legal and regulatory compliance;

•
Reviews the Company’s policies on risk assessment and management; and

•
All members of the Audit Committee are financially literate and are independent, as defined in the Nasdaq listing standards, and are “audit committee financial experts,” as defined by the Sarbanes-Oxley Act.

8 Meetings in 2025
26	2026 Proxy Statement

Corporate governance
Human resources committee

Jocelyn Carter-Miller	Jonathan S. Auerbach	Roger C. Hochschild	Claudio N. Muruzabal	Blair C. Pickerell	Clare S. Richer
Chair

•
Evaluates the performance of the CEO and determines her compensation relative to her goals and objectives;

•
Approves compensation for members of the senior executive group;

•
Approves employee compensation policies for all other employees;

•
Approves employment, severance, or change of control agreements and perquisites for Executives;

•
Oversees Executive development and succession planning;

•
Oversees our global inclusion strategy;

•
Approves equity awards;

•
Administers the Company’s incentive and other compensation plans that include Executives;

•
Acts on management’s recommendations for broad-based employee pension and welfare benefit plans;

•
Reviews compensation programs to confirm that they encourage management to take appropriate risks; discourage inappropriate risks; and act consistently with the Company’s business plan, policies, and risk tolerance;

•
Reviews the Company’s pay equity processes; and

•
Reviews the Company’s human capital disclosures.

5 Meetings in 2025
2026 Proxy Statement	27

Corporate governance
Nominating and governance committee

Roger C. Hochschild	Jocelyn Carter-Miller	Scott M. Mills	H. Elizabeth Mitchell	Claudio N. Muruzabal
Chair

•
Recommends Board candidates, Board committee assignments, and service as Lead Director;

•
Reviews and reports to the Board on Director independence, performance of individual Directors, process for the annual self-evaluations of the Board and its performance and committee self-evaluations, content of the Global Code of Conduct, Director compensation, and the Corporate Governance Guidelines; and

•
Reviews environmental and corporate social responsibility matters as well as the Company’s political contribution activities.

5 Meetings in 2025
Finance committee

Clare S. Richer	Jonathan S. Auerbach	Mary E. “Maliz” Beams	Diane C. Nordin	Blair C. Pickerell	Alfredo Rivera
Chair

•
Assists the Board with financial, investment, and capital management policies;

•
Reviews capital structure and plans, significant financial transactions, financial policies, credit ratings, matters of corporate finance (including issuance of debt and equity), shareholder dividends, proposed mergers, acquisitions, and divestitures;

•
Oversees investment policies, strategies, and programs; and

•
Reviews policies and procedures governing the use of financial instruments including derivatives; and assists the Board in overseeing and reviewing information regarding enterprise financial risk management, including the policies, procedures and practices to manage liquidity, credit market, product and pricing risks, and tax planning.

7 Meetings in 2025
28	2026 Proxy Statement

Corporate governance
Executive committee

Deanna D. Strable-Soethout	Jocelyn Carter-Miller	Scott M. Mills	Clare S. Richer
Chair

•
Acts on matters delegated by the Board which must be approved by its independent members; and

•
Has the authority of the Board between Board meetings unless the Board has directed otherwise or as mandated by law and By Laws.

0 Meetings in 2025
Compensation committee interlocks and insider participation
None of the members who served on the Human Resources Committee was or had ever been one of our officers or employees. During the last fiscal year, no member of the Human Resources Committee had a relationship that must be described under the SEC rules relating to disclosure of Related Person Transactions. In addition, during the last fiscal year, none of our executive officers served as a member of the Board of Directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Human Resources Committee.
2026 Proxy Statement	29

Sustainability at Principal
At Principal, our purpose is to help more people, businesses, and communities gain access to financial security. Our evolving strategy focuses on four thematic areas that directly support our purpose while creating value for society, the environment, and our business.
The four thematic areas include:
•
Growing financial confidence for all;

•
Equipping small and midsized businesses (SMB) for success;

•
Investing for shared prosperity; and

•
Fulfilling our people and teams.

This enhanced approach strengthens our connection to business priorities and our people, while maintaining a commitment to transparent reporting and meeting both voluntary and regulatory requirements. We share progress on performance and outcomes in our annual sustainability reports.
We structure our approach to sustainability thoughtfully and integrate it throughout our organization. Our Board provides strategic oversight of our sustainability initiatives through three key committees, each with specific functions.
Our Executive Management Group serves as the bridge between board-level oversight and day-to-day implementation, overseeing various internal committees and teams that bring our sustainability commitments to life. Internal Leadership Committees ensure accountability of our sustainability initiatives and that they remain aligned with business objectives and values. Finally, Implementation teams are the boots on the ground, turning strategy into action. These teams work diligently to integrate sustainability practices into our operations.
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Compensation of non-employee
directors
Our Directors serve on the Boards of Principal Financial Group, Inc., Principal Life Insurance Company, and Principal Financial Services, Inc. The Company provides competitive compensation to attract and retain high-quality, non-employee Directors. A substantial proportion of non-employee Director compensation is provided in the form of equity to help align their interests with the interests of our shareholders. Ms. Strable-Soethout, our Board Chair, President and Chief Executive Officer, does not receive additional compensation for her service on the Board.
The Nominating and Governance Committee, comprised solely of independent directors, has primary responsibility for our non-employee compensation program. The Committee works with the Board’s independent compensation consultant, Compensation Advisory Partners, in administering the program. During 2025, Compensation Advisory Partners conducted an annual comprehensive review and assessment of non-employee Director compensation relative to market. The Company targets non-employee Director compensation at approximately the median of the defined peer group companies used for executive compensation comparisons (see page 45), which aligns with its Executive compensation philosophy.
As a result of Compensation Advisory Partners’ November 2025 review, and based on the consultant’s recommendation, the Committee approved the following Director compensation which aligns with median compensation levels for the peer group companies.
Annual cash retainers1 (effective November 25, 2025)
Board	$115,000
Audit Committee Chair	$40,000
Human Resources Committee Chair	$30,000
Finance Committee Chair	$40,000
Nominating and Governance Committee Chair	$30,000
Other Committee Chairs	$10,000
Lead Director	$60,000
Annual Restricted Stock Unit Retainer2	$220,000

1
Payments made in two semi-annual installments.

2
Grants are made at the time of the annual meeting.

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Compensation of non-employee directors
Fees earned by non-employee directors in 2025
Name	Fees earned or paid in cash	Stock awards1	Total
Jonathan S. Auerbach	$115,000	$200,037	$315,037
Mary E. “Maliz” Beams	$115,000	$200,037	$315,037
Jocelyn Carter-Miller	$142,500	$200,037	$342,537
Roger C. Hochschild	$142,500	$200,037	$342,537
Scott M. Mills	$170,000	$200,037	$370,037
H. Elizabeth Mitchell	$115,000	$200,037	$315,037
Claudio N. Muruzabal	$115,000	$200,037	$315,037
Diane C. Nordin	$152,500	$200,037	$352,537
Blair C. Pickerell	$115,000	$200,037	$315,037
Clare S. Richer	$152,500	$200,037	$352,537
Alfredo Rivera	$115,000	$200,037	$315,037

1
These amounts reflect the grant date fair value of awards made in 2025 determined in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. These awards do not reflect actual amounts realized or that may be realized by the recipients. While the Principal Financial Group, Inc. 2021 Stock Incentive Plan (which was approved by shareholders) allows some discretion in determining the value of RSUs that may be awarded annually, it imposes a maximum limit for stock awards plus fees and retainers of  $750,000 ($1,000,000 for an Independent Chairman) on the size of the annual award that may be made.

Non-employee directors’ deferred compensation plan
Non-employee Directors may defer the receipt of their cash compensation under the Deferred Compensation Plan for Non-employee Directors of Principal Financial Group, Inc. This Plan has four investment options, and each option represents “phantom” units tied to the funds listed in the table below (parenthesized information indicates share class):
Investment option	1-year rate of return (12/31/2025)
Principal Financial Group, Inc. Employer Stock Fund	13.8%
Principal LargeCap S&P 500 Index Fund (R5)	17.42%
Principal Real Estate Securities Fund (R5)	1.02%
Principal Core Plus Bond Fund (R5)	7.14%
Restricted stock unit grants
Non-employee Directors receive an annual grant of time-based RSUs under the Principal Financial Group, Inc. 2021 Stock Incentive Plan, as amended and restated effective November 20, 2023 (the “2021 Stock Incentive Plan”). RSUs are granted at the time of the annual meeting and vest at the next annual meeting. Beginning in 2025, Directors who meet their stock ownership requirements as described below may elect to receive their vested equity awards or defer them until the date the Director leaves the Board. Any award for which a Director does not make an election to receive at vesting is deferred until the date the Director leaves the Board. At payout, the RSUs are converted to shares of common stock. Dividend equivalents become additional RSUs, which vest and are converted to common stock at the same time and to the same extent as the underlying RSUs. The Nominating and Governance Committee has the discretion to make a prorated grant of RSUs to Directors who join the Board at a time other
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Compensation of non-employee directors
than at the annual meeting. The 2021 Stock Incentive Plan (which was approved by shareholders) imposes a combined maximum limit for stock awards plus fees and retainers of  $750,000 ($1,000,000 for an Independent Chairman).
As of December 31, 2025, each non-employee Director had the following aggregate number of outstanding RSUs, including additional RSUs received as a result of dividend equivalents:
Director name	Total RSUs outstanding fiscal year end 2025 (shares)
Jonathan S. Auerbach	19,511
Mary E. “Maliz” Beams	11,990
Jocelyn Carter-Miller	84,958
Roger C. Hochschild	36,098
Scott M. Mills	30,848
H. Elizabeth Mitchell	8,292
Claudio N. Muruzabal	10,925
Diane C. Nordin	26,147
Blair C. Pickerell	34,473
Clare S. Richer	16,366
Alfredo Rivera	13,057
Other compensation
Principal Life Insurance Company matches charitable gifts up to $16,000 per non-employee Director per year. These matching contributions are available during a Director’s term and for three years thereafter. Principal Life Insurance Company receives charitable contribution tax deductions for the matching gifts.
Directors are reimbursed for travel and other business expenses they incur while performing services for the Company and are allowed the use of corporate owned or leased aircraft when traveling to in-person meetings of the Board and its Committees. When Directors’ spouses/partners accompany them to a Board strategic retreat, Principal pays for some of the travel expenses and amenities for Directors and their spouses/partners, such as meals and social events. Directors are also covered under the Company’s Business Travel Accident Insurance Policy and Directors’ and Officers’ insurance coverage. The Human Resources Committee has approved Directors’ participation in Principal Asset Management investment products on a reduced or no-fee basis. In 2025, the total amount of perquisites provided to non-employee Directors was less than $10,000 per Director.
Directors’ stock ownership guidelines
Under our stock ownership guidelines, all non-employee Directors are required to own interests in our common stock equal to five times the annual Board cash retainer within five years of joining the Board. Unless a Director who has met his or her stock ownership requirement elects to receive equity awards at vesting, all RSU grants must be held while a Director is on the Board and may only be converted to common stock when the Director’s Board service ends. All Directors with a tenure of a minimum of five years have satisfied the ownership requirement, and those with a tenure of less than five years are on schedule to satisfy the requirement. A Director who meets the ownership requirement will not be required to buy additional shares if the then-ownership level drops as a result of a reduction in share price and not because of share sales.
2026 Proxy Statement	33

Audit committee report
Audit committee report
The Audit Committee, comprised solely of the independent Directors identified below, oversees the Company’s financial reporting process on behalf of the Board. The Committee’s functions are described in greater detail in its charter, which can be found in the Corporate Governance section on our website at www.principal.com. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2025. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee also received from Ernst & Young LLP, the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered accounting firm’s communications with the Committee concerning independence, and the Committee has discussed with Ernst & Young LLP its independence.
Based on its review and discussion noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Diane C. Nordin	Mary E. “Maliz” Beams	Scott M. Mills	H. Elizabeth Mitchell	Alfredo Rivera
Chair
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Proposal two—advisory vote to approve executive compensation
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and related rules of the Securities and Exchange Commission, we are asking our shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a Say-on-Pay proposal, gives our shareholders an opportunity to express their views on the compensation of our Named Executive Officers.
As described in more detail in the Compensation, Discussion and Analysis section, we design our compensation program to reward executives who contribute to the achievement of our business objectives and to attract, retain, and motivate talented executives to perform at the highest level and contribute significantly to the Company’s success. We tie a significant portion of the compensation of our Named Executive Officers to the achievement of the Company’s long- and short-term financial and strategic goals as we aim to align the interests of our Named Executive Officers and our shareholders.
In 2025, our shareholders voted to approve the compensation program for our Named Executive Officers with approximately 95% of the shares voting in support of the program. As an advisory vote, the Say-on-Pay proposal is not binding on our Human Resources Committee or our Board. However, our Board and the Human Resources Committee value the views of our shareholders and will review and consider the voting results as we design our executive compensation program.
We are asking shareholders to approve the following resolution at the Annual Meeting.
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
Recommendation The Board of Directors recommends that shareholders vote “For” this resolution.
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Proposal two—advisory vote to approve executive compensation
Executive compensation

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Proposal two—advisory vote to approve executive compensation
Compensation discussion and analysis (“CD&A”)
Executive summary
Focusing on our Named Executive Officers this CD&A describes our compensation philosophy and program, the compensation decisions made under the program, and the factors considered in making those decisions. For 2025, our “Named Executive Officers” or “NEOs” were:

Deanna D. Strable-Soethout	Daniel J. Houston	Joel M. Pitz	Kamal Bhatia	Amy C. Friedrich	Christopher J. Littlefield
Chair, President, and Chief Executive Officer1	Former Executive Chairman2	Chief Financial Officer3	President and CEO, Principal Asset Management	President, Benefits and Protection	President, Retirement and Income Solutions

1
Ms. Strable-Soethout previously served as President and Chief Operating Officer and was appointed President and CEO effective January 7, 2025. Effective September 2, 2025, the Board elected Ms. Strable-Soethout to the additional role of Chair of the Board.

2
Mr. Houston served as Chairman and CEO through January 7, 2025, and as Executive Chairman through September 2, 2025, when he retired from the Board.

3
Mr. Pitz became Chief Financial Officer on May 19, 2025, after serving as Interim Chief Financial Officer beginning in August 2024.

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Proposal two—advisory vote to approve executive compensation
The primary principles that guide our compensation program are summarized below.
1	Attract and retain	Attract and retain talented executives, and motivate them to perform at the highest level and contribute significantly to the Company’s long-term success.
2	Pay for performance
Reinforce the Company’s pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short- and long-term financial and strategic objectives.

3	Emphasize at risk compensation	Have a greater percentage of compensation at risk for executives who bear higher levels of responsibility for the Company’s performance.
4	Align with shareholders
Align the interests of executives and other stakeholders, including shareholders, customers, and employees, by having a significant portion of the executives’ compensation in stock and requiring executives to hold stock.

5	Support corporate governance	Support important corporate governance principles and established best practices.
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Compensation policies
What we do	What we do not do

We Have an Independent Consultant. Compensation Advisory Partners is selected and retained by the Human Resources Committee to advise on the executive compensation program and to advise the Nominating and Governance Committee on compensation for non-employee Directors.

We Review Risk. Reviews and analyses of the Company’s employee incentive compensation plans are conducted on a regular basis to determine whether the plans are reasonably likely to have a material adverse effect on the Company.

We Emphasize Variable Compensation. Most compensation paid to our Named Executive Officers is variable and at risk, linked to meeting our short-term and long-term financial and strategic goals and linked to the performance of the Company’s stock over time.

We Have a Minimum Vesting Period. The Principal Financial Group, Inc. 2021 Stock Incentive Plan provides equity governance enhancements including a minimum one-year vesting requirement on equity awards and a prohibition on share recycling (i.e., shares withheld for tax purposes will not be added back into the share reserve).

We Have Executive Ownership Requirements. Executives are required to own a meaningful amount of stock in the Company to ensure their interests are aligned with shareholders’ interests and with the Company’s long-term performance.

We Have Clawback Policies. The Human Resources Committee has adopted a mandatory compensation recovery policy, in compliance with Section 10D of the Securities Exchange Act of 1934 and related Nasdaq Stock Market rules, that applies to our Section 16 Officers, including our Named Executive Officers, and a discretionary compensation recovery policy that applies to both our Section 16 Officers and other senior executives, providing for repayments by the executives of erroneously awarded incentive-based compensation that is based on incorrect financial statements or executive misconduct.

We Have Market Severance Protection. Executives are eligible for market-based severance protection under The Principal Financial Group, Inc. Executive Severance Plan if they are terminated because of layoffs, position elimination, or similar reasons.

We Have Tax and Accounting Efficiency. The Committee considers the tax and accounting consequences of each element of compensation.

We Do Not Allow Hedging of Securities. Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin; engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

We Do Not Have Excessive Perquisites. Modest additional benefits to help attract and retain executive talent and enable executives to focus on Company business with minimal disruption are offered.

We Do Not Reprice Stock Options. Principal has not repriced underwater stock options and will not do so without shareholder approval.

We Do Not Have Gross Ups. Executives do not receive any income tax gross-ups, except that all employees, including executives, receive an income tax gross-up in connection with benefits provided with relocation.

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Proposal two—advisory vote to approve executive compensation
2025 company performance highlights
We delivered strong results in 2025 and continue to focus on strategic areas for sustained growth—Retirement Ecosystem, Small and Midsized Business, and Global Asset Management. The clear strategy and strong execution across these areas of focus delivered strong results in 2025 with top-line growth of 5% and strong expense management while investing for growth. We closed the year with momentum across our diversified business mix and remain committed to driving growth and unlocking value across the enterprise.
In 2025, Principal reported $1.2 billion of net income attributable to Principal Financial Group, or $5.25 per diluted share. Non-GAAP operating earnings1 was $1.9 billion, or $8.27 per diluted share,2 a 19% increase compared to 2024. At the end of the year, we reported $781 billion of assets under management (AUM), a 10% increase from 2024 and $1.8 trillion of assets under administration (AUA), which includes AUM.
Annual financial highlights
Non-GAAP operating earnings1	Non-GAAP operating EPS2	Total company AUM managed by PFG
$1.9B	$8.27	$781B
(▲14% vs. FY 2024)	(▲19% vs. FY 2024)	(▲10% vs. FY 2024)
Excess and available capital	Share repurchases	Non-GAAP ROE3
$1.6B	$0.85B	15.2%
Principal’s diversified portfolio of businesses continued to prove resilient and delivered strong results in 2025. We returned $1.5 billion of capital to shareholders through share repurchases and common stock dividends.
Long-term financial targets4
Annual growth in earnings per share2	Return on equity3	Free capital flow conversion5
9-12%	15-17%	75-85%

1
Non-GAAP operating earnings is defined as Net income attributable to PFG less Net realized capital gains (losses), as adjusted less Income (loss) from exited business. See Non-GAAP financial measure reconciliations to the most directly comparable GAAP measures in Appendix B.

2
Non-GAAP operating earnings per diluted share. See Non-GAAP financial measure reconciliations to the most directly comparable GAAP measures in Appendix B.

3
Non-GAAP return on equity (“ROE”) is defined as Non-GAAP operating earnings divided by average stockholders’ equity available to common stockholders excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income other than foreign currency translation adjustment. See Non-GAAP financial measure reconciliations to the most directly comparable GAAP measures in Appendix B.

4
Based on 2026 outlook.

5
Based on Non-GAAP net income attributable to PFG, excluding income or loss from exited business. See Non-GAAP financial measure reconciliations to the most directly comparable GAAP measures in Appendix B.

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Proposal two—advisory vote to approve executive compensation
The one-year total shareholder returns (TSR) were well above our insurance peers, but lagged asset management peers. Our three-year TSR lagged our insurance and asset manager peers and our five-year TSR were above our asset management peers, but slightly below our insurance peers.
1-, 3- and 5-year total shareholder return1: PFG vs. peers
Financial Services, Insurance, and Asset Manager Peers are listed on page 45.

1
Our total shareholder return methodology includes the share price return and cash dividends paid during the time period December 31, 2024 through December 31, 2025 (1-year TSR), December 31, 2022, through December 31, 2025 (3-year TSR) and December 31, 2020, through December 31, 2025 (5-year TSR).

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Proposal two—advisory vote to approve executive compensation
2025 compensation highlights
In 2025, the Company’s shareholders voted to approve the compensation program for our Named Executive Officers with approximately 95% of the shares voting in support of the program. The Company considered the strong shareholder support of the compensation program to be approval of the Company’s compensation philosophy, which has not changed since that vote.

2025 CEO Compensation
•
In January 2025, Ms. Strable-Soethout was appointed President and CEO and her base salary increased from $850,000 to $1,000,000.

•
Her annual incentive target increased from 250% to 300%.

•
The grant date fair value of her long-term incentive award was $8,870,708.

•
Principal Financial Group Incentive Pay Plan (PrinPay Plan) payout for 2025 was $3,091,200.

2025 Annual Bonus Performance
•
Based on the Company’s 2025 annual performance achievements, many of which are outlined above, our 2025 incentive program was earned at 104% of target.

•
Individual modifiers for our Named Executive Officers were 100% of the PrinPay score.

2023−2025 PSU Performance
•
Based on the Company’s three-year average Non-GAAP return on equity (“ROE”) and three-year average operating margin1 performance, and the relative total shareholder return2 metric, the 2023-2025 Performance Based RSUs (“PSUs”) vested on December 31, 2025, and 83% of the target number of shares were paid out in February 2026, according to the established performance scale, and approved by the Human Resources Committee.

Historic say-on-pay votes
Over the last three years, the Company’s shareholders have expressed strong support for our Named Executive Officers’ compensation program, with approximately 95% of the shares voting in support of the program in 2025. The Company considered the strong shareholder support of the compensation program to be approval of our compensation philosophy.

1
Operating Margin is defined as Non-GAAP pre-tax operating earnings, divided by Non-GAAP gross profit. Non-GAAP gross profit is defined as total Non-GAAP operating revenues, less benefits, claims, and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders. See Non-GAAP financial measure reconciliations to the most directly comparable GAAP measures in Appendix B.

2
Relative Total Shareholder Return is defined as the Company’s Total Shareholder Return during the Performance Period as compared to the Total Shareholder Return of the S&P Financial Sector Index constituents during the Performance Period.

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Summary of our compensation elements:
Compensation component	Objective	Description and 2025 highlights
Base salary	Provides fixed income based on the size, scope, and complexity of the Named Executive Officers’ role, performance, and relative position compared to market pay information.	In 2025, the Committee increased certain Named Executive Officers’ base salaries, as detailed on page 47.
Annual incentive (“PrinPay”) compensation	Motivates and rewards overall corporate objectives as well as the Named Executive Officers’ contributions to achieving our annual objectives.
A range of earnings opportunities, expressed as a percentage of base salary, is established for each Named Executive Officer. Actual bonuses depend on executive goals and overall Company performance and profitability.
Company performance and profitability are measured by performance to goals on Non-GAAP Operating Earnings, Customer Driven Growth Metrics, People, Values, and Culture Score, and a Free Capital Flow modifier.
Details of the program are outlined on pages 48 to 51.
Based on the Human Resources Committee’s assessment, the Named Executive Officers earned bonuses at 100% of target, as detailed on pages 50 to 51.

Long-term incentive compensation	Motivates and rewards long-term corporate performance as well as the Named Executive Officers’ contributions to achieving our long-term objectives. Reinforces the link between the interests of the Named Executive Officers and shareholders. Encourages retention.
Each year, the Human Resources Committee establishes the long-term award opportunity for each Named Executive Officer. Awards are granted 70% in PSUs and 30% in time-based RSUs.
PSUs are intended to incentivize participants to deliver on the Company’s defined financial goals. The value to participants varies based on the degree of achievement against those goals. PSUs typically have a three-year performance period and beginning in 2025 are measured on 50% average Non-GAAP ROE and 50% Cumulative Earnings Per Share. PSUs are subject to a Relative Total Shareholder Return (“RTSR”) metric with a range of 80% to 120%. We believe these are important metrics because Cumulative Earnings Per Share reflects the Company’s ability to generate sustainable earnings growth for shareholders over time, and Non-GAAP ROE measures our efficiency in managing capital. Non-GAAP ROE is also a key measure for our shareholders.
Time-based RSUs are intended to align participants with the Company’s long term value appreciation. RSUs have a three-year cliff vesting.
Details of the program are outlined on pages 51 to 53.

Benefits	Protects against catastrophic expenses and provides retirement savings opportunities.	Our Named Executive Officers participate in most of the same benefit plans as the Company’s other U.S.-based employees, including health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan, and pension plan. Certain of the Named Executive Officers also participate in non-qualified retirement plans (defined benefit and defined contribution). Mr. Bhatia is not eligible for the pension plan or the non-qualified defined benefit plan.
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Proposal two—advisory vote to approve executive compensation
Compensation component	Objective	Description and 2025 highlights
Perquisites	Modest additional benefits to help attract and retain executive talent and enable Named Executive Officers to focus on Company business with minimal disruption.	Named Executive Officers are eligible for one physical examination per year, business spousal travel, and gifts of nominal value given to sales conference attendees. The Human Resources Committee approved the ability of Named Executive Officers to participate in Principal Asset Management investment products on a reduced or no-fee basis. The Human Resources Committee also approved our CEO’s and Executive Chairman’s use of our corporate aircraft for limited personal travel.
Termination benefits	Provides temporary income following a Named Executive Officer’s involuntary termination of employment, and, in the case of a change of control, helps ensure the continuity of management through the transition.	A discussion of our change of control and separation benefits is on pages 71 to 74. These benefits do not include excise tax gross ups.
How we make compensation decisions
Human Resources Committee involvement
The Human Resources Committee, which is comprised entirely of independent Directors, oversees our overall compensation program, including compensation of our Named Executive Officers. In carrying out its responsibility for the 2025 compensation design, the Human Resources Committee retained the advisory services of Compensation Advisory Partners. Compensation Advisory Partners also advises the Nominating and Governance Committee on compensation for non-employee Directors (see pages 31 to 33). Compensation Advisory Partners receives compensation from the Company only for its work in advising these Committees. Compensation Advisory Partners does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules, Nasdaq Listing Standards, and other facts and circumstances and concluded that the services performed by Compensation Advisory Partners did not raise any conflict of interest. Members of management, including the CEO, do not have a role in determining their own compensation. The CEO is not present when the Committee determines her compensation. The Committee consults with the independent Directors regarding the CEO’s performance and then determines the CEO’s compensation for the current year and the CEO’s compensation opportunity for the following year.
Each year, the CEO—with input from our Human Resources Department and the compensation consultant—recommends the amount of base salary increase (if any), annual incentive award, and long-term incentive award for our Named Executive Officers other than herself. These recommendations are based on the Named Executive Officer’s performance, performance of the business areas for which the Named Executive Officer is responsible (if applicable), and other considerations such as retention. The Human Resources Committee reviews these recommendations and approves compensation decisions for each Named Executive Officer.
The role of the independent compensation consultant and interaction with management
The Human Resources Committee has the sole authority to hire, approve the compensation of, and terminate the engagement of the compensation consultant.
The compensation consultant usually conducts an annual competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the peer group companies (the “Peer Group”). A comprehensive review of compensation programs for the CEO and all of her direct reports is typically conducted every other year. In the years in which the compensation consultant does not conduct a compensation study, the Human Resources Committee makes compensation decisions—in part based on survey data provided by the Human Resources
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Department and input provided by the compensation consultant. The last comprehensive review of executive compensation was conducted in 2024. That review covered all aspects of the incentive program design and structure of the Company’s overall compensation program for the Named Executive Officers, including:
•
A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at Peer Group companies;

•
An analysis to ensure that total share dilution and the economic costs of long-term incentives are reasonable and affordable for the Company; and

•
A historical market review of performance goals in incentive plans and incentive payout outcomes.

The compensation consultant:
•
Attended five meetings of the Human Resources Committee in 2025, as requested by the Committee Chair; and

•
Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for this proxy statement.

Use of compensation data
The Human Resources Committee determines the Peer Group companies it uses to compare the Named Executive Officers’ compensation as part of the compensation consultant’s biennial study. The compensation consultant recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance, and asset management companies, considering the Company’s and the Peer Group companies’ strategy, mix of business, and size, as measured primarily by annual revenues, market capitalization, and total assets. These companies are the major competitors in one or more of the Company’s businesses, but none represent the exact business mix of the Company. Principal targets compensation for the Named Executive Officers at the median compensation of the named executive officers at the Peer Group companies. The Peer Group used for 2025 compensation decisions included the following companies:
Financial service and insurance	Asset managers
• Ameriprise Financial • Equitable Holdings • Lincoln National • MetLife • Prudential Financial • Unum Group • Voya Financial	• Affiliated Managers Group • Bank of New York Mellon • Franklin Resources • Invesco • State Street • T. Rowe Price
The Committee also uses annual data from third-party industry surveys for its compensation decisions.1
Our executives participate in the same broad-based employee benefit programs as other employees. Every two to three years, the Company’s non-cash employee benefit programs are compared to a custom peer group representing both proxy peer group members and select employers with which we believe we compete for talent, including several local employers.
Each year, the Human Resources Committee reviews the total compensation paid to the Named Executive Officers by reviewing tally sheets, which include base salaries, annual and long-term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites, and potential payments under various termination scenarios.

1
The surveys used were the Aon Radford/McLagan Investment Management survey, Willis Towers Watson U.S. Financial Services Studies Executive Database, revenue greater than $7 billion, and the Willis Towers Watson Diversified Insurance Study of Executive Compensation, 0.5x‑2.0x of Principal’s revenue. The names of the companies participating in these surveys are included in Appendix A.

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Proposal two—advisory vote to approve executive compensation
The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee. The information is also used in making compensation and compensation plan design decisions.
2025 executive compensation decisions
As stated above, the Company’s pay philosophy is to target the market median of the Peer Group for a Named Executive Officer’s total compensation, with actual compensation varying based on performance and tenure.
The Committee made compensation decisions for the Named Executive Officers based on:
•
The Company’s strategic and human resources objectives;

•
Competitive data for the Peer Group and for a broader group of diversified financial services companies (see Appendix A for a complete list of these companies);

•
Corporate and individual performance on key initiatives;

•
Corporate performance compared to our competitors;

•
Economic conditions;

•
Retirement benefits;

•
The CEO’s compensation recommendations for Named Executive Officers;

•
Advice of the Committee’s compensation consultant; and

•
How the elements of compensation contribute to and interrelate with total compensation.

The Committee also considers the tax and accounting consequences of each element of compensation. Following changes in the tax laws in 2017, we generally cannot deduct annual compensation paid to certain covered employees in excess of  $1 million for each such employee, subject to limited grandfathered arrangements. Accordingly, these and other factors often result in compensation opportunities that will not be fully tax deductible. To attract, retain, and reward executives who help us realize our strategic initiatives and objectives, the Committee believes that it should consider all relevant factors in the design of our compensation program. While the Committee considers the tax consequences of compensation decisions, the Committee’s primary focus is designing competitive and effective compensation programs.
Key elements of fiscal 2025 compensation program
The charts below show the 2025 target total compensation for our Named Executive Officers, as well as the proportion of their compensation tied to Company performance. Most compensation paid to our Named Executive Officers is variable and at-risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of the Company’s stock over time.
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Base salary
When determining base salary for each Named Executive Officer, the Committee considers the Peer Group median for comparable executive positions, as well as the survey data referenced above, the Named Executive Officer’s performance and work experience, the importance of the position to the Company, and how difficult it would be to replace the Named Executive Officer. The table below provides the historical base salaries of the Named Executive Officers. The 2025 salary increases for Ms. Strable-Soethout and Mr. Pitz were made to align each executive’s salary with their new positions as President and CEO and Chief Financial Officer, respectively. The 2025 salary increases for Ms. Friedrich and Mr. Littlefield were made to better align their compensation with the median compensation levels among our peer companies.
Named executive officer	2023	2024	2025	Percent increase 2024−2025
Houston	$1,050,000	$1,100,000	$1,100,000	0%
Strable-Soethout	$728,500	$850,000	$1,000,000	18%
Pitz	—	$420,000	$552,500	32%
Bhatia	—	$551,500	$551,500	0%
Friedrich	$669,000	$689,000	$703,000	2%
Littlefield	—	$670,000	$683,500	2%

1
Includes Mr. Bhatia’s long term co-investment award as described on Page 53.

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Annual incentive compensation
Named Executive Officers participate in the PrinPay Plan, the Company’s broad-based annual incentive compensation plan for employees. Awards are calculated based on eligible earnings during the plan year.
The PrinPay Plan links annual incentive compensation to Company performance and profitability, as measured by financial, growth, capital stewardship, and human capital metrics, including the following:
Non-GAAP operating earnings, excluding impact of actuarial assumption reviews: GAAP net income attributable to PFG excluding net realized capital gains (losses), as adjusted, income (loss) from exited business, and the impact of actuarial assumption reviews. It continues to be a primary indicator of our organization’s financial performance.
Managed net cash flow: Represents net cash flows (deposits less withdrawals) we are managing within Principal. Managed net cash flow can contribute to customer growth and, if positive, increases assets under management.
Free capital flow payout ratio: Is an indicator of using capital wisely to drive growth and be seen as an industry leader in driving shareholder value. Free capital flow is the capital generated by each business operation that flows to the enterprise and enables organic reinvestment for growth and external deployment to drive shareholder value.
Customer revenue growth: Focuses on revenue growth from customer-driven actions rather than market/macro conditions.
People, Values, and Culture: Contributes to our ability to create a more inclusive workforce and culture, including attracting and retaining high-performing employees, developing employees through upskilling, and supporting employee volunteerism.

After establishing the Company performance score, performance against a set of executive goals is assessed on a team-wide basis to determine the applicable individual performance score. The Company performance component emphasizes the importance of overall corporate results, while the executive goal assessment reinforces alignment across the leadership team. Beginning in 2025, as recommended by the CEO, the Human Resources Committee approved a shared set of executive goals to drive collaboration and focus on cross business unit initiatives that strongly impact enterprise performance. The Human Resources Committee may also consider factors that could not have been anticipated when corporate goals were established and may adjust the Company performance score upward or downward, as appropriate.
The Committee set and approved the following target awards for our Named Executive Officers in 2025:
Target annual incentive percentages (as a percentage of base salary)
Named executive officer	2025
Houston	375%
Strable-Soethout	300%
Pitz1	155%
Bhatia	450%
Friedrich	200%
Littlefield	200%

1
Mr. Pitz’s pro-rated target for 2025 was 155% (80% for January 1, 2025 through May 19, 2025 as Interim Chief Financial Officer, and 200% through December 31, 2025 as Chief Financial Officer).

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In establishing the target award opportunity for Messrs. Houston, Pitz, Bhatia, and Littlefield, and Mses. Strable-Soethout and Friedrich, the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above.
Performance goal setting
In setting performance goals for our compensation program:
In August: The Board met to review the Company’s long-term strategy.
In November:
The CEO, CFO, and Division Presidents recommended preliminary financial goals for the Company and business units and strategic initiatives for the next year. The Board Finance Committee reviewed the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends, and business opportunities, and advised the Board and Human Resources Committee on the appropriateness of the financial goals.

In February:
The Human Resources Committee reviewed and approved the final goals for the Company and the CEO, as well as reviewed the goals for the other Named Executive Officers, each with input from the Finance Committee and Board based on prior year-end financial results. Employees developed individual performance goals with their leaders that supported the Company’s goals.

Final annual incentive pay award determination
In determining final awards for PrinPay participants, the Committee uses the following approach:
Step 1: Determine initial PrinPay result.
Performance measures
Non-GAAP Operating Earnings, Excluding Impact of Actuarial Assumption Reviews ($Mil.)1
Customer Driven Growth Metrics:
Customer revenue growth
Managed net cash flow
People, Values, and Culture

1
See Non-GAAP financial measure reconciliations to the most directly comparable measures in Appendix B.

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PrinPay modifier
Free Capital Flow Payout Ratio
Step 2: Determine final PrinPay Company score based on a review of performance against goals across multiple dimensions.
Final PrinPay Company Score
PrinPay Company Score
Step 3: Determine the individual performance modifier as shown below:
Individual performance modifier
The Individual Performance Modifier in the PrinPay Plan is used as a multiplier and is based on performance compared to 2025 goals. The following shared executive goals for the Named Executive Officers were approved by the Committee:
•
Enterprise financial and performance goals;

•
Enterprise strategies across Retirement, Asset Management, and SMB markets;

•
International and global investment strategies;

•
Business unit specific growth strategies;

•
Enterprise customer, digital, and data driven experience strategies;

•
Workforce and culture objectives; and

•
Other companywide strategic priorities.

Team performance against the shared goals was assessed by the Committee and individual performance modifier payouts were approved as shown below:
Named executive officer	Individual performance modifier
Houston	100%
Strable-Soethout	100%
Pitz	100%
Bhatia	100%
Friedrich	100%
Littlefield	100%
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Step 4: Calculate final award amounts.
Name	2025 eligible earnings	2025 target	PrinPay score	Individual modifier	Final award
Houston	$791,154	375%	104%	100%	$3,085,500
Strable-Soethout	$990,769	300%	104%	100%	$3,091,200
Pitz	$498,846	155%	104%	100%	$804,140
Bhatia	$551,500	450%	104%	100%	$2,581,020
Friedrich	$699,769	200%	104%	100%	$1,455,520
Littlefield	$680,385	200%	104%	100%	$1,415,200
Named Executive Officers may defer annual awards into the Excess Plan, as illustrated in the footnote to the Non-Equity Incentive Compensation column of the Summary Compensation Table, on page 58.
As previously disclosed, the Company entered into a retention agreement with Mr. Littlefield, pursuant to which the Company agreed to pay Mr. Littlefield a cash retention bonus of  $2,000,000 if he remains employed by the Company through April 1, 2026. Fifty percent of the bonus became due and payable on April 1, 2025, and the remaining fifty percent became due and payable on April 1, 2026. Under the terms of the retention agreement, Mr. Littlefield’s retention bonus is subject to forfeiture and recoupment, if Mr. Littlefield fails to assist the Company with succession planning initiatives as set forth in the retention agreement.
Long-term incentive compensation
The long-term incentive compensation program is designed to align the interests of our Named Executive Officers and shareholders. A Named Executive Officer’s compensation reflects the degree to which multi-year financial objectives are achieved, and shareholder value is increased. Our retirement, life insurance, and asset management products support our clients’ needs throughout different phases of their lifetimes, which is why the long-term focus of the compensation programs is particularly important. The long-term incentive compensation program also encourages collaboration among Named Executive Officers in pursuing Company-wide goals.
When determining long-term incentive awards for the Named Executive Officers, the Committee primarily considers competitive market levels based on Peer Group and survey data, as well as the advice of its independent compensation consultant. The Committee also uses the following factors in determining a Named Executive Officer’s award (“Award Granted”):
•
The Named Executive Officer’s performance;

•
The importance of the Named Executive Officer to the Company over the long term;

•
The potential impact the Named Executive Officer could have on the Company’s results;

•
The Named Executive Officer’s performance relative to their peers within the Company;

•
Company performance compared to our competitors;

•
Retention concerns; and

•
Tenure in role.

The compensation the Named Executive Officers ultimately receive may vary considerably from the grant date fair value of the Award Granted, due to the Company’s performance and changes in share price that occur after the grant.
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2025 long-term incentive grant
Named executive officer	Award granted
Houston	$4,240,000
Strable-Soethout	$8,500,000
Pitz1	$756,875
Bhatia2	$4,481,750
Friedrich	$2,460,500
Littlefield	$2,392,250
In 2025, the Named Executive Officers’ long-term compensation was granted in the form of 70% PSUs and 30% time-based RSUs. Awards granted were based on the Named Executive Officer’s performance and compensation compared to pay opportunities of similarly situated executives at the Peer Group companies. PSUs entitle a Named Executive Officer to earn shares of common stock if certain performance levels are achieved. The Committee uses time-based RSUs to increase retention aspects of the long-term incentive program. The weighting is not based on a specific formula or algorithm and is intended to create a balance between the achievement of specific operating objectives and retention.
Time-based RSUs have a three-year cliff vesting. Dividend equivalents become additional RSUs, which vest and are converted to common stock at the same time and to the same extent as the underlying RSU.
For PSUs, after a threshold Non-GAAP ROE or Operating Income goal is achieved or exceeded3, PSUs vest based on continued service and achievement of long-term performance goals aligned with the Company’s growth objectives communicated to shareholders, measured by average Non-GAAP ROE and cumulative earnings per share, each weighted 50%, typically over a three-year period (with each three-year period treated as a “Performance Cycle”).
Named Executive Officers may defer the receipt of PSUs.

1
Mr. Pitz’s 2025 long-term incentive award was made in his role as Interim Chief Financial Officer.

2
Mr. Bhatia’s award includes $2,481,750 in a long-term incentive award and $2,000,000 in a long-term co-investment award made to Mr. Bhatia to better align his compensation with the median compensation levels among our peer companies, as described below under long-term co-investment award.

3
For the 2025 PSUs, the performance threshold is met if either of the following goals is met:

•
Three-year average Non-GAAP ROE of 7.5%; or

•
$2 billion cumulative Non-GAAP pre-tax operating income.

Non-GAAP pre-tax operating income with respect to any calendar year shall mean annual pre-tax income from the Company’s continuing operations, minus net realized capital gains (losses), minus net realized capital gains (losses) on funds withheld assets, minus change in fair value of funds withheld embedded derivative.
Average Non-GAAP ROE was selected because it reflects the efficient use of Company capital in generating profits. Cumulative earnings per share was selected because it reflects the Company’s ability to generate sustainable earnings growth for shareholders over time.
See Non-GAAP financial measure reconciliations to the most directly comparable measures in Appendix B.
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2025-2027 PSU performance cycle
Performance level	Threshold award	Target award	Maximum award (150% of target)
Payout (% of Target)4	50%	100%	150%
Average Non-GAAP ROE	11.3%	15.0%	16.0%
Cumulative Earnings Per Share	-6.0%	9.0%	12.0%
If neither the Non-GAAP ROE nor the Operating Income threshold performance objective is met, no PSUs will be earned or paid out.

RTSR metric:
If the Company’s RTSR is in the top quartile, the result will be multiplied by 1.2.
If the Company’s RTSR is in the bottom quartile, the result will be multiplied by 0.8.
If the Company’s RTSR is between the 25th and 75th percentiles, the result will be multiplied by 1.0.
The PSUs granted in 2025 for the 2025-2027 Performance Cycle will vest based on performance scales for three-year average Non-GAAP ROE and Cumulative Earnings Per Share over the performance period, each weighted 50%. Payout will be modified based on a three-year relative Total Shareholder Return metric. For the 2025-2027 Performance Cycle, PSUs will vest at the end of the three-year Performance Cycle, subject to continued employment or service.
Long-term co-investment award
To better align Mr. Bhatia’s compensation with the median compensation levels among our peer companies, in February 2025, the Board approved a performance-based incentive award opportunity for Mr. Bhatia with a target value of  $2.0 million, subject to achievement of pre-established performance criteria. Following completion of the performance evaluation, the Human Resources Committee approved a payout of the award in February 2026 at 95% of target, resulting in an earned amount of $1.9 million. As a required condition of the award, the earned amount was contributed in February 2026 to Company-sponsored co-investment funds and is subject to a two-year cliff vesting period, with vesting expected in 2028. The invested amount is exposed to the same investment risks and return profile as capital invested by unaffiliated third-party investors, and the Company does not guarantee any return or minimum value. The $1.9 million award is reflected in the Summary Compensation Table based on the year in which it was earned, and adjustments for future investment gains will be reflected in the summary compensation table for the applicable year. Upon vesting, the value of the investment will be paid to Mr. Bhatia in cash.
Timing of stock awards and other equity incentives
Annual grants of PSUs and time-based RSUs for the Named Executive Officers are determined by the Committee at its February meeting, which occurs following the release of the prior year’s results. The Committee’s equity grant policy ensures that the grant date for all time-based RSUs and other stock-based awards will never be earlier than the date of approval. The grant date for the awards to the Named Executive Officers is the date of approval by the Committee.
Benefits
The Named Executive Officers participate in the Company’s broad-based employee benefits program, including:
•
A qualified pension plan (except Mr. Bhatia5);

•
A 401(k) plan;

•
Group health, dental, vision, and disability coverage, and life insurance;

4
Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

5
On January 1, 2010, executives in the Company’s asset management operations were no longer eligible to participate in the qualified pension plan, NQDB Plan or receive a company contribution under a non-qualified defined contribution plan as these are not common benefits for executives in that industry. This change also applied to other investment professionals.

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•
A discounted employee stock purchase plan;

•
Flexible time off; and

•
Flexible spending account plans.

All Named Executive Officers are offered a non-qualified defined contribution plan (“Excess Plan” or “NQDC Plan”). Mr. Bhatia is eligible for the NQDC Plan and all other Named Executive Officers are eligible for the Excess Plan. We also offer all Named Executive Officers (except Mr. Bhatia) a non-qualified defined benefit plan (“NQDB”). These benefits are offered to attract and retain talent and provide long-term financial security to employees. The NQDB helps the Company attract midcareer executives and retain executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to the Named Executive Officers in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 63-66 provides additional information about the NQDB and the qualified pension plan. We maintain the Excess Plan to attract and retain executives by allowing executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. We maintain the NQDC Plan to attract and retain executives aligned with asset management operations by allowing them to save for retirement without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non-Qualified Deferred Compensation Table on pages 66-67 provides additional information about the Excess and NQDC Plans.
The value of the retirement and savings plans is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company’s business centers on the sale of retirement products. All other benefits are targeted at market median in the aggregate, which supports the Company’s benefits strategy and aids in attracting and retaining talent.
Change of control and separation pay
The Committee believes it is in the best interests of the Company and its shareholders to:
•
Assure that Principal will have the continued service of its Named Executive Officers;

•
Reduce the distraction of the Named Executive Officers that would result from the personal uncertainties caused by a pending or threatened Change of Control;

•
Encourage the Named Executive Officers’ full attention and dedication to Principal; and

•
Provide the Named Executive Officers with compensation and benefits upon a termination related to a Change of Control that are competitive with those of similar businesses.

For these reasons, we have entered into Change of Control Employment Agreements with each of the Named Executive Officers. These agreements help align the financial interests of management with the Company, particularly when an acquisition would result in termination of the Named Executive Officer’s employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Named Executive Officers’ compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.
All benefits provided to the Named Executive Officers upon a Change of Control are paid after both a Change of Control and Qualifying Termination of employment have occurred (sometimes referred to as a “double trigger”), except that the then current value of the Named Executive Officer’s Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if the Company is sold. These agreements do not provide excise tax gross ups. See pages 72-74 for details.
In 2022, the Committee worked with the independent compensation consultant on a comprehensive market analysis of termination-related benefits related to our Executive Severance Plan, which provides benefits to the Named Executive Officers whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be
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permitted in some circumstances as a result of negotiations with the Named Executive Officers, particularly when the Company requests additional covenants from the Named Executive Officers. See page 71 for details regarding benefits under the Executive Severance Plan.
Stock ownership guidelines
Our Named Executive Officers are required to own a meaningful amount of stock in the Company to ensure their interests are aligned with the shareholders’ interests and with the Company’s long-term performance. Once a Named Executive Officer achieves the required stock ownership level based on market value, the ownership requirement remains at the number of shares owned at the time, regardless of subsequent changes in stock price or salary. Upon promotion, a Named Executive Officer is required to meet the next level of stock ownership.
Until the ownership guideline is met, Named Executive Officers are required to retain a portion of the “net profit shares” resulting from equity-based long-term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of RSUs and PSUs, or earn out of performance shares.
The percentage of net profit shares that must be retained until ownership requirements are met are shown below:
Executive level	Retention ratio	Multiple of base salary
CEO (Strable-Soethout)	75%	7 times
Other Named Executive Officers (Bhatia, Friedrich, Littlefield and Pitz)	50%	4 times
All Named Executive Officers comply with these guidelines.
Hedging and pledging policy
The Company prohibits all employees, including the Named Executive Officers, from purchasing any Company securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.
We also prohibit our Board and those employees subject to Section 16 reporting requirements, including our Named Executive Officers, from directly or indirectly pledging, hypothecating, or otherwise encumbering Company securities as collateral for indebtedness. This includes, but is not limited to, holding Company securities in a margin account and pledging Company securities as collateral for a loan. This does not apply to the exercise of employee stock options.
Repricing policy
Principal has not repriced underwater stock options, and we will not do so without shareholder approval.
Clawback policy
The Committee has adopted a mandatory compensation recovery policy to comply with Section 10D of the Securities Exchange Act of 1934 and related Nasdaq Stock Market rules. The mandatory compensation recovery policy applies to our Section 16 Officers, including our Named Executive Officers, and requires repayment of certain incentive-based compensation erroneously awarded based on incorrect financial information that requires an accounting restatement. The Committee has also adopted a discretionary compensation recovery policy that more broadly applies to all senior executives, including Section 16 Officers. That policy aligns its restatement-related terms with the mandatory compensation recovery policy, but the Committee retains
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discretion to apply its terms. The discretionary compensation recovery policy also permits the Company to recover certain incentive-based compensation for misconduct that caused or could reasonably cause significant financial or reputational harm to the Company, where the Committee determines the executive either engaged in the misconduct or failed in their responsibility to manage, monitor, or report the misconduct or risks giving rise to the misconduct.
Gross-up policy
Our Named Executive Officers do not receive any income tax gross-ups, except that all employees, including the Named Executive Officers, receive an income tax gross-up in connection with benefits provided with relocation.
Human resources committee report
The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jocelyn Carter-Miller	Jonathan S. Auerbach	Roger C. Hochschild	Claudio N. Muruzabal	Blair C. Pickerell	Clare S. Richer
Chair
Risk assessment of employee incentive plans
The Human Resources Compensation Department and the chief risk officers in the business units annually conduct a review and analysis of the Company’s employee incentive compensation plans to determine whether the plans are reasonably likely to have a material adverse effect on the Company and review their processes and conclusions with the Chief Risk Officer. The following factors, among others, are assessed:
•
Plan design;

•
Performance metrics and quality of goal setting;

•
Administrative procedures, including governance practices;

•
Plan compliance, communications, and disclosures;

•
Potential risks created by the plans;

•
Risk control factors and their effectiveness; and

•
Inherent and residual risk ratings.

Some key factors that mitigate risks to the Company related to its incentive plans are the Company’s stock ownership guidelines for the Named Executive Officers, mandatory and discretionary compensation recovery policies, the anti-hedging policy, and
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the Human Resources Committee’s ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation.
A summary of the assessment process and conclusions is reviewed annually with the Committee. Based on this review, the Company has determined each year that its employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on the Company.
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Summary compensation table
The following table sets forth the compensation paid to our Named Executive Officers for services provided to the Company and its subsidiaries during 2023, 2024 and 2025.
Name and principal position	Year	Salary1	Bonus	Stock awards2,3	Option awards2	Non equity incentive plan compensation4	Changes in pension value and non- qualified deferred compensation earnings5	All other compensation6	Total7
Daniel J. Houston Former Executive Chairman	2025	$791,154	$0	$4,424,919	$0	$3,085,500	$2,533,807	$485,651	$11,321,031
	2024	$1,088,462	$0	$10,389,399	$0	$3,836,827	$790,074	$333,422	$16,438,184
	2023	$1,038,462	$0	$9,661,687	$0	$3,310,096	$765,298	$343,285	$15,118,828
Deanna D. Strable-Soethout Chair, President and Chief Executive Officer	2025	$990,769	$0	$8,870,708	$0	$3,091,200	$691,042	$184,168	$13,827,887
	2024	$784,039	$0	$3,905,605	$0	$1,606,652	$0	$136,314	$6,432,610
	2023	$720,538	$0	$3,351,666	$0	$1,224,915	$678,864	$131,969	$6,107,952
Joel M. Pitz Chief Financial Officer	2025	$498,846	$0	$789,890	$0	$804,140	$149,566	$54,434	$2,296,876
	2024	$409,615	$0	$1,043,283	$0	$338,834	$0	$44,108	$1,835,840
	2023
Kamal Bhatia8 President and CEO, Principal Asset Management	2025	$551,500	$0	$2,590,039	$0	$4,481,020	$0	$29,492	$7,652,051
	2024	$547,423	$0	$2,534,017	$0	$2,160,712	$0	$30,085	$5,272,237
	2023
Amy C. Friedrich, President, Benefits and Protection	2025	$699,769	$0	$2,567,834	$0	$1,455,520	$403,377	$97,367	$5,223,867
	2024	$684,385	$0	$2,462,362	$0	$1,222,311	$0	$65,146	$4,434,204
	2023	$661,615	$0	$2,393,957	$0	$1,237,221	$371,034	$74,183	$4,738,010
Christopher J. Littlefield President, Retirement Income Solutions	2025	$680,385	$1,000,000	$2,496,511	$0	$1,415,200	$170,427	$121,220	$5,883,743
	2024	$665,385	$0	$2,394,470	$0	$1,313,469	$129,167	$121,790	$4,624,281
	2023

1
Includes 2025 salary deferred into the qualified 401(k) Plan, Excess Plan and NQDC Plan, as shown below (information on deferrals for 2024 was included in last year’s proxy statement):

Named Executive Officer	401(k) employee contribution	Excess/NQDC plan employee contributions	Total employee contributions
Houston	$27,808	$63,292	$91,100
Strable-Soethout	$51,823a	$99,077	$150,900
Pitz	$7,754	$39,908	$47,662
Bhatia	$48,818a	$106,058	$154,876
Friedrich	$44,708a	$69,977	$114,685
Littlefield	$19,869a	$54,431	$74,300

a
In addition to 401(k) salary deferrals, Mses. Strable-Soethout and Friedrich and Messrs. Littlefield and Bhatia made voluntary after-tax contributions.

2
Amounts represent the grant-date fair value of Option awards granted in 2023, 2024, and 2025 under the ICP. Values in respect of Options, PSUs and RSUs were determined in accordance with Topic 718, and the methodology made in calculating them can be found in Note 22 of the Notes to the Consolidated Financial Statements in Item 8 of our 2025 Form 10-K.

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3
PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2023, 2024, and 2025 PSUs is 180% of the target number of PSUs. If the PSUs granted in 2025 are earned at the maximum payout, the grant date value of such PSUs would be increased by the amount shown in the following table. The table below shows the maximum payouts for the 2025 Performance Awards included in this column of the “Summary Compensation Table.”

Named Executive Officer	Grant date values assuming payout at maximum
Houston	$2,374,433
Strable-Soethout	$4,760,032
Pitz	$423,848
Bhatia	$1,389,812
Friedrich	$1,377,897
Littlefield	$1,339,631

4
The amounts shown represent annual incentive compensation awards earned in 2025 and paid in 2026 and include the following amounts deferred into the qualified 401(k), Excess and NQDC Plans:

Named Executive Officer	Employee contributions on incentive pay
Houstona	$0
Strable-Soethout	$314,898
Pitz	$14,678
Bhatia	$516,204
Friedrich	$12,002
Littlefield	$150,565

a
Mr. Houston retired in September 2025 and was not eligible for deferral.

5
The amounts accrued each year differ from the amounts accrued in prior years due to increases in age, service, and pay. The change in pension value is also highly sensitive to changes in the interest rate used to determine the present value of the payments to be made to the executive. Assumptions underlying the determination of the amount of increase in actuarial value for both qualified and non-qualified pension plans are disclosed on page 65-66. Changes in these assumptions and compensation changes will impact this value annually. There are no above-market earnings on deferred compensation. For Mses. Strable-Soethout and Friedrich, the 2024 Change in Pension Values are ($158,455) and ($54,280) respectively. For Mr. Pitz, the 2024 change in Pension Value is ($8,755). Pursuant to SEC reporting rules, a negative Change in Pension Value is reported in the Summary Compensation Table as a zero. Mr. Bhatia is not eligible for pension and non-qualified pension plans.

6
All Other Compensation for the Named Executive Officers consists of the following:

Named Executive Officer	Perquisites & other personal benefitsa	Principal contributions to defined contribution plansb	Total
Houston	$207,972	$277,679	$485,651
Strable-Soethout	$28,323	$155,845	$184,168
Pitz	$6,849	$47,585	$54,434
Bhatia	$11,867	$17,625	$29,492
Friedrich	$9,010	$88,357	$97,367
Littlefield	$1,589	$119,631	$121,220
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Proposal two—advisory vote to approve executive compensation

a
Represents the incremental aggregate cost to Principal for all perquisites provided during the year, including the value of an annual physical examination, business spousal travel, and gifts given to all sales conference attendees. Mr. Houston’s information includes $121,166 associated with his use of the Company’s corporate aircraft for limited personal travel, representing the operating cost to the Company. In addition, we have included director fees for Mr. Bhatia for serving on the boards of certain international affiliates.

b
The amounts shown below are the Company’s matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan’s matching contributions are also included in the Company’s contributions in the Non-Qualified Deferred Compensation table on page 66.

Named executive officer	401(k) matching contribution made by principal	Excess plan matching contribution made by principal	Total
Houston	$17,625	$260,054	$277,679
Strable-Soethout	$17,625	$138,220	$155,845
Pitz	$17,625	$29,960	$47,585
Bhatia	$17,625	$0	$17,625
Friedrich	$17,625	$70,732	$88,357
Littlefield	$17,625	$102,006	$119,631

7
Sum of the total dollar value of the other columns in this table.

8
Mr. Bhatia’s Non equity incentive plan compensation includes a long-term co-investment award of  $1,900,000 approved by the Human Resources Committee in February 2026 for performance in 2025 as outlined on page 53.

Grants of plan-based awards for fiscal year end December 31, 2025
		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards3			All other stock awards: number of shares of stock	Other option awards: number of securities underlying options4	Exercise price or base price of option awards ($/Sh)5	Grant date fair value of stock and option awards6
Name	Grant date1	Threshold	Target	Maximum2	Threshold	Target	Maximum
Houston		$0	$2,966,827	$8,900,480
	02/24/2025				6,975	34,873	62,771				$3,152,950
	02/24/2025							14,945			$1,271,969
Strable-Soethout		$0	$2,972,308	$8,916,924
	02/24/2025				13,982	69,910	125,838				$6,320,728
	02/24/2025							29,961			$2,549,981
Pitz		$0	$773,212	$2,319,635
	02/24/2025				1,245	6,225	11,205				$562,817
	02/24/2025							2,668			$227,073
Bhatia		$0	$2,481,750	$7,445,251
		$0	$2,000,0007	$3,000,000
	02/24/2025				4,082	20,412	36,742				$1,845,497
	02/24/2025								8,748		$744,542
Friedrich		$0	$1,399,538	$4,198,615
	02/24/2025				4,047	20,237	36,427				$1,829,675
	02/24/2025								8,673		$738,159
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		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards3			All other stock awards: number of shares of stock	Other option awards: number of securities underlying options4	Exercise price or base price of option awards ($/Sh)5	Grant date fair value of stock and option awards6
Name	Grant date1	Threshold	Target	Maximum2	Threshold	Target	Maximum
Littlefield		$0	$1,360,769	$4,082,307
	02/24/2025				3,935	19,675	35,415				$1,778,863
	02/24/2025							8,432			$717,648

1
The Human Resources Committee approved 2025 RSU and PSU grants for Messrs. Houston, Bhatia, Littlefield and Pitz, and Mses. Strable-Soethout and Friedrich on February 24, 2025.

2
The maximum award shown is the maximum aggregate award payable under the PrinPay Plan for the Named Executive Officers.

3
These columns reflect PSUs granted on February 24, 2025. These PSUs will vest, if at all, according to the 2025-2027 PSU performance scale outlined on page 53, subject to continued employment through the end of the performance period. The maximum payout for the 2025 PSUs is 180% of the target number of PSUs.

4
Amounts represent the grant date fair value of the award determined in accordance with Topic 718. The methodology made in calculating the aggregate fair value can be found in Note 22 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2025 Form 10-K.

5
The per-share option exercise price is the closing price of the common stock on the date of grant.

6
Represents the grant date fair value of the award at target.

7
Represents the target long-term co-Investment award approved by the Human Resources Committee on February 23, 2026 for performance in 2025 as outlined on page 53.

Outstanding equity awards at fiscal year end December 31, 2025
	Option awards					Stock awards
Name	Grant date	Number of securities underlying unexercised options exercisable1	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested2	Market value of shares or units of stock that have not vested	Equity incentive plan awards number of unearned shares, units, or other rights that have not vested3	Equity incentive plan awards, market or payout value of unearned shares, units or other rights that have not vested4
Houston	02/26/2018	227,275	0	$63.98	02/26/2028
	02/24/2020	133,990	0	$51.73	02/24/2030
	03/05/2021	272,815	0	$58.68	03/05/2031
	02/27/2023					35,549	$3,135.743	68,846	$6,072,906
	02/26/2024					40,935	$3,610,868	95,514	$8,425,327
	02/24/2025					15,505	$1,367,687	36,179	$3,191,392
Strable- Soethout	02/27/2017	50,475	0	$62.78	02/27/2027
	02/26/2018	55,140	0	$63.98	02/26/2028
	02/25/2019	81,880	0	$53.09	02/25/2029
	02/24/2020	92,000	0	$51.73	02/24/2030
	03/05/2021	64,330	0	$58.68	03/05/2031
	02/27/2023					12,332	$1,087,785	23,883	$2,106,719
	02/26/2024					15,388	$1,357,392	35,906	$3,167,280
	02/24/2025					31,083	$2,741,872	72,529	$6,397,792
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Proposal two—advisory vote to approve executive compensation
	Option awards					Stock awards
Name	Grant date	Number of securities underlying unexercised options exercisable1	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested2	Market value of shares or units of stock that have not vested	Equity incentive plan awards number of unearned shares, units, or other rights that have not vested3	Equity incentive plan awards, market or payout value of unearned shares, units or other rights that have not vested4
Pitz	02/27/2023					1,975	$174,202	3,825	$337,403
	02/26/2024					2,534	$223,547	5,914	$521,673
	08/20/2024					5,475	$482,948
	02/24/2025					2,768	$244,161	6,458	$569,679
Bhatia	02/27/2023					7,406	$653,259	14,342	$1,265,108
	02/26/2024					9,984	$880,732	23,296	$2,054,946
	02/24/2025					9,076	$800,571	21,177	$1,867,998
Friedrich	02/26/2018	35,680	0	$63.98	02/26/2028
	02/25/2019	64,750	0	$53.09	02/25/2029
	02/24/2020	73,260	0	$51.73	02/24/2030
	03/05/2021	45,265	0	$58.68	03/05/2031
	02/27/2023					8,808	$776,947	17,059	$1,504,774
	02/26/2024					9,702	$855,809	22,638	$1,996,856
	02/24/2025					8,998	$793,707	20,995	$1,851,983
Littlefield	02/24/2020	51,285	0	$51.73	02/24/2030
	03/05/2021	31,550	0	$58.68	03/05/2031
	02/27/2023					8,558	$754,877	16,574	$1,461,993
	02/26/2024					9,434	$832,213	22,013	$1,941,799
	02/24/2025					8,748	$771,652	20,412	$1,800,552

1
All options vest in three equal installments on the first, second, and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer’s death, disability, or retirement (awards granted prior to January 1, 2016), or upon the occurrence of a Change of Control.

2
All RSUs vest on the third anniversary of the grant date.

3
The PSUs granted in 2023 have a three-year performance period and are subject to continued performance through December 31, 2025. The PSUs granted in 2024 have a three-year performance period and are subject to continued performance through December 31, 2026. The PSUs granted in 2025 have a three-year performance period and are subject to continued performance through December 31, 2027. They will pay out based on performance against certain Non-GAAP ROE and Operating Margin targets with an RTSR modifier, but only if either the Non-GAAP ROE or pre-tax operating income threshold performance measure is met as approved by the Human Resources Committee.

4
Assumes a stock price of  $77.41 per share, the closing price of a share of common stock on the last trading day of the year, December 31, 2025, reported for the Nasdaq.

Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess and NQDC Plans.
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Proposal two—advisory vote to approve executive compensation
Option exercises and stock vested
The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during 2025 for each Named Executive Officer on an aggregated basis.
Name	Option awards number of shares acquired on exercise	Value realized on exercise1	Stock awards number of shares acquired on vesting	Value realized on vesting2
Houston	0		108,424	$9,905,361
Strable-Soethout	89,820	$4,161,825	34,508	$3,159,765
Pitz	0		5,592	$511,873
Bhatia	0		23,616	$2,155,117
Friedrich	0		26,061	$2,382,737
Littlefield	0		25,407	$2,322,734

1
Represents the difference between the market price of the underlying shares of common stock on the date of exercise and the exercise price of the exercised option.

2
Represents the market value of PSUs granted in 2023 that settled on February 23, 2026, at $92.69 upon Committee approval of the final performance modifier of 83% and the market value of RSUs granted in 2022 that vested on February 28, 2025 at $89.04.

Pension plan information
Our Named Executive Officers (other than Mr. Bhatia) participate in the Company’s Pension Plan as described below. Pension Plan participants earn benefits under the following Cash Balance Formula:
	Annual pay credit
Age + service years (points)	Contribution on all pay	Contribution on pay above social security wage limit
<40	3.00%	1.50%
40-59	4.00%	2.00%
60-79	5.50%	2.75%
80 or more	7.00%	3.50%
For participants with compensation over Internal Revenue Service Limits, the Nonqualified Defined Benefit Plan provides benefits using the same formula on compensation above those limits.
Participants who entered the Pension Plan prior to January 1, 2002, also earned benefits under legacy pension formulas through December 31, 2022. Future benefits are earned under the Cash Balance Formula disclosed in the table at the beginning of this section.
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Proposal two—advisory vote to approve executive compensation
The following provides details on individual Named Executive Officer Pension Plan benefits:
Named Executive Officer	Benefit earned after 2022	Legacy pension	Benefit that will be paid
Houston	Cash Balance	Yes. Greater of the benefit under the Traditional Formula or Cash Balance Formula.	Cash Balance Benefit earned starting in 2023, plus the greater of the Traditional or Cash Balance Benefit earned prior to 2023.
Strable-Soethout	Cash Balance	Yes. Greater of the benefit under the Traditional Formula or Cash Balance Formula.	Cash Balance Benefit earned starting in 2023, plus the greater of the Traditional or Cash Balance Benefit earned prior to 2023.
Pitz	Cash Balance	Yes. Greater of the benefit under the Traditional Formula or Cash Balance Formula.	Cash Balance Benefit earned starting in 2023, plus the greater of the Traditional or Cash Balance Benefit earned prior to 2023.
Bhatia	N/A	N/A	N/A
Friedrich	Cash Balance	Yes. Greater of the benefit under the Traditional Formula or Cash Balance Formula.	Cash Balance Benefit earned starting in 2023, plus the greater of the Traditional or Cash Balance Benefit earned prior to 2023.
Littlefield	Cash Balance	N/A	Cash Balance Benefit.
Legacy pension benefits (accruals ceased December 31, 2022)
For Named Executive Officers who entered the Pension Plan Prior to January 1, 2002, on the portion of their benefit accrued through December 31, 2022, they will receive the greater of the benefit provided under the Traditional Benefit Formula (disclosed below) or the previous Cash Balance Formula.
Effective January 1, 2023, any additional benefits earned will be determined according to the Cash Balance Formula shown in the beginning of this section. When paid, the Named Executive Officer’s total benefit will be determined based on the greater of the legacy Traditional Pension or the previous Cash Balance Benefit (for their benefit accrued before 2023), plus the Cash Balance Benefit earned on or after January 1, 2023.
The legacy Traditional Pension Formula is 35% of Average Compensation below the Integration Level1 plus 55% of Average Compensation above the Integration Level.
Non-qualified defined benefit
The NQDB legacy benefit formula for Named Executive Officers hired before January 1, 2002, is the same as the legacy Traditional Pension Formula, without regard to Tax Code Limits, and is reduced by the benefit provided under legacy Traditional Benefit under the Pension Plan.
There is a reduction for any benefits paid under the legacy traditional formula that begin before the Named Executive Officer attains the pension plan’s normal retirement age:
•
The early retirement benefit is subsidized if the Named Executive Officer remains employed until early retirement age (age 57 with 10 years of service), which is the earliest date a participant may begin receiving retirement benefits.

•
The subsidized early retirement benefits for participants range from 75% at age 57 to 100% at age 62 for benefits accrued through December 31, 2005. The subsidized early retirement benefits for benefits accrued after December 31, 2005, range from 75% at age 57 to 97% at age 64.

1
The Covered Compensation Table in the Tax Code, as updated and published by the IRS annually.

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Proposal two—advisory vote to approve executive compensation
•
If the Named Executive Officer terminates employment before reaching early retirement age, Principal does not subsidize early retirement. In that case, the unsubsidized early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.

•
Benefits accrued under the legacy Traditional Pension Formula as of December 31, 2005, are eligible for a cost-of-living adjustment (COLA) after retirement payments begin. The plan’s annual COLA is based on 75% of the increase in the Consumer Price Index, if any, during the 12-month averaging period ending September 30th of the previous plan year.

Pension distributions
Named Executive Officers receive an annuity under the traditional benefit formula in the Pension Plan. The qualified cash balance benefit formula in the Pension Plan allows for benefits as an annuity or lump sum. NQDB benefits may be paid as a lump sum at termination/retirement or as an annuity. Distributions may also be allowed at death or a change of control. For Named Executive Officers in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect payments on a specified date between age 60 and 65.
Pension benefits
Named Executive Officer	Plan name	Number of years credited service1	Present value of accumulated benefit at normal retirement age2	Payments during last fiscal year
Houston3	Qualified Plan	40	$1,767,872	$28,276
	NQDB		$21,223,154	$0
Strable-Soethout	Qualified Plan	35	$982,879	$0
	NQDB		$5,711,438
Pitz	Qualified Plan	30	$705,361	$0
	NQDB		$400,002
Bhatia	Qualified Plan	0	$0	$0
	NQDB		$0
Friedrich	Qualified Plan	25	$726,099	$0
	NQDB		$2,592,988
Littlefield	Qualified Plan	5	$115,583	$0
	NQDB		$433,063

1
As of December 31, 2025.

2
Benefit calculations have been made using the following assumptions:

•
Discount rate (for Traditional Benefits paid as an annuity and all cash balance benefits): 5.50% for December 31, 2024, and 5.40% for December 31, 2025.

•
Cost of Living 1.6875% for December 31, 2024 and December 31, 2025.

•
Mortality: PRI-12 White Collar for December 31, 2024 and December 31, 2025.

•
Improvement: SOA MIM2021-v4 model using historical data through 2019 (graduated from 2017) for December 31, 2024 and December 31, 2025.

•
Convergence: 11-year convergence to SSA Trustees Report 2024 Intermediate (Alternative II) scenario with no special COVID impacts for December 31, 2024 and 12-year convergence to SSA Trustees Report 2025 Intermediate (Alternative II) scenario with no special COVID impacts for December 31, 2025.

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Proposal two—advisory vote to approve executive compensation
Traditional benefits under the qualified DB Plan must be paid as an annuity. Under the NQDB Plan, Named Executive Officers may elect whether benefits will be paid as an annuity or in a single sum payment. Mss. Strable-Soethout (traditional earned prior to 2023), Friedrich, and Mr. Pitz (traditional earned prior to 2023) have elected their NQDB benefit to be paid as an annuity.
•
Lump Sum Basis Discount Rate (for Traditional Benefit): for those Named Executive Officers who have elected to receive their traditional NQDB benefits in a single lump sum payment (Mr. Houston), the present value of their Traditional NQDB benefits has been determined using a discount rate as follows: For December 31, 2024, 8.40%. For December 31, 2025, 8.65%.

•
Mr. Littlefield has elected his Cash Balance benefit to be paid in a single lump sum. Ms. Strable-Soethout and Mr. Pitz have elected their Cash Balance benefit earned after 2022 to be paid in a single lump sum.

•
Lump Sum Mortality: For December 31, 2024, and December 31, 2025, IRS 417(e)(3) mortality at decrement.

•
Retirement age of 65 for all participants; and

•
Cash balance interest for participants crediting rate of 5.0% for December 31, 2024, and December 31, 2025, if hired before July 1, 2019. If hired on or after July 1, 2019, the plan provides a fixed 4% interest credit.

3
Mr. Houston retired September 2025. Monthly annuity payments began under qualified plan October 2025 and payments during the fiscal year represent the sum of the three payments made during 2025. NQDB payments are delayed six months due to his status as a specified employee as required by Internal Revenue Code 409A. Payment will be made as lump sum at the end of the six-month period.

Non-qualified deferred compensation (excess and NQDC plans)
Named Executive Officer	Named executive contributions in last fiscal year1	Principal contributions in last fiscal year2	Aggregate earnings in last fiscal year	Aggregate withdrawals/ distributions	Aggregate balance at last fiscal year end4
Houston	$370,239	$260,054	$1,553,659	$05	$15,296,263
Strable-Soethout	$581,072	$138,220	$930,215	$0	$10,146,054
Pitz	$39,908	$29,960	$90,142	$0	$802,243
Bhatia3	$970,343	$0	$739,496	$0	$4,381,224
Friedrich	$69,977	$70,732	$143,995	$0	$1,193,053
Littlefield	$159,508	$102,006	$226,762	$0	$1,402,191

1
The amounts shown as “Named Executive Contributions” have either been included in the Salary column of the Summary Compensation Table on page 58 or represent annual incentive payment deferrals earned in 2024 and credited to the Named Executive Officers’ accounts during 2025.

2
The amounts shown as “Principal Contributions” are included in the “All Other Compensation Column” of the Summary Compensation table on page 58.

3
Mr. Bhatia is eligible for the NQDC Plan. All other NEOs are eligible for the Excess Plan.

4
The end of year 2025 aggregate balances include the following deferrals and matching contributions from years prior to 2024:

5
Mr. Houston retired September 2025. Non-qualified Excess Plan payments are delayed six months due to his status as a specified employee as required by Internal Revenue Code 409A. Payment will be made as a lump sum at the end of the six-month period.

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Named Executive Officer	Employee deferral prior to 1/1/2025	Principal match prior to 1/1/2025	Total
Houston	$3,861,164	$2,654,201	$6,815,365
Strable-Soethout	$4,654,453	$987,389	$5,641,842
Pitz1	$264,227	$113,093	$377,320
Bhatia	$2,265,916	$0	$2,265,916
Friedrich	$390,884	$257,343	$648,227
Littlefield	$455,595	$267,640	$723,235

1
Due to the transition of administrative services occurring in 2013, an assumption on Mr. Pitz’s deferral and company contribution for the period prior to 1/1/2014 was necessary. Specifically, Mr. Pitz’s gross contribution to the Excess Plan for 2013 was $35,870. Using the relevant plan provisions, the breakout between deferral and company contributions was approximated and the respective amounts included in the totals ($20,497 employee deferral and $15,373 match for 2013).

Qualified 401(k) plan, excess plan and NQDC plan
Plan feature	Qualified 401(k) plan	Excess plan (All NEOs except Bhatia)	NQDC Plan (Bhatia)
Deferrals	1-50% base salary and up to 100% of annual incentive compensation awards (1-100% base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code. Additionally, up to $25,000 in voluntary after-tax contributions can be contributed each calendar year.	1-50% base salary and up to 100% of annual incentive compensation awards.	Same as Excess Plan
Investment options	There are numerous investment options. Investment and investment return are based on the Named Executive Officer’s direction.	The investment options represent “phantom” units tied to the results of the reference funds listed on page 68. Investment and investment return are based on the Named Executive Officer’s direction.	The investment options represent “phantom” units tied to the results of the reference funds listed on pages 69-70. Investment and investment return are based on the Named Executive Officer’s direction.
Distributions	Allowed at various times including termination, death, and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency, and mandatory payment at age 65.	Allowed at various times including termination, death, specified date, change of control and unforeseen emergency.
Vesting	Three-year cliff	Immediate	Same as Excess Plan
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Proposal two—advisory vote to approve executive compensation
The following are the investment options available to all participants in the Excess Plan; each option represents “phantom” units tied to the listed funds (parenthesized information indicates share class):
Investment option	1 Year rate of return (12/31/2025)
Principal Blue Chip Fund (R6)	9.23%
Principal Equity Income Fund (Institutional)	15.6%
Principal LargeCap S&P 500 Index Fund (Institutional)	17.74%
Principal LargeCap Growth I Fund (R6)	11.48%
Principal MidCap Fund (R6)	1.65%
Principal MidCap S&P 400 Index Fund (R6)	7.31%
Principal SmallCap Value II Fund (R6)	8.22%
Principal SmallCap S&P 600 Index Fund (R6)	5.91%
Principal SmallCap Growth I Fund (R6)	12.83%
Principal Real Estate Securities Fund (R6)	1.25%
Principal Global Emerging Markets Fund (R6)	37.01%
Principal Diversified International Fund (R6)	32.73%
Principal International Equity Index Fund (R6)	31.13%
Principal LifeTime Hybrid 2015 Fund (R6)	11.24%
Principal LifeTime Hybrid 2020 Fund (R6)	12.13%
Principal LifeTime Hybrid 2025 Fund (R6)	13.15%
Principal LifeTime Hybrid 2030 Fund (R6)	14.46%
Principal LifeTime Hybrid 2035 Fund (R6)	15.66%
Principal LifeTime Hybrid 2040 Fund (R6)	17.25%
Principal LifeTime Hybrid 2045 Fund (R6)	18.61%
Principal LifeTime Hybrid 2050 Fund (R6)	19.66%
Principal LifeTime Hybrid 2055 Fund (R6)	19.94%
Principal LifeTime Hybrid 2060 Fund (R6)	19.92%
Principal LifeTime Hybrid 2065 Fund (R6)	19.88%
Principal LifeTime Hybrid 2070 Fund (R6)	19.83%
Principal LifeTime Hybrid Income Fund (R6)	11.26%
Principal Core Plus Bond Fund (Institutional)	7.45%
Principal Inflation Protection Fund (Institutional)	6.64%
Principal Government & High-Quality Bond Fund (Institutional)	7.94%
Principal Bond Market Index Fund (Institutional)	7.02%
Principal Financial Group, Inc. Employer Stock Fund	13.8%
Principal Diversified Real Asset Fund (R6)	14.71%
Principal Select Stable Value Fund	2.54%
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Proposal two—advisory vote to approve executive compensation
The following are the investment options available to all participants in the NQDC Plan; each option represents “phantom” units tied to the listed funds (parenthesized information indicates share class):
Investment option	1 Year rate of return (12/31/2025)
Principal Short-Term Income Fund (Institutional)	5.52%
Principal Government Money Market Fund (R6)	4.18%
Principal Finisterre Emerging Markets Total Return Bond Fund (Institutional)	16.04%
Principal Diversified Income Fund (R6)	6.49%
Principal High Yield Fund (R6)	7.13%
Principal Bond Market Index Fund (Institutional)	7.02%
Principal Core Fixed Income Fund (R6)	7.13%
Principal Government & High Quality Bond Fund (Institutional)	7.94%
Principal Inflation Protection Fund (Institutional)	6.64%
Principal Core Plus Fund (Institutional)	7.45%
Principal Diversified Real Asset Fund (R6)	14.71%
Principal SAM Conservative Balanced Fund (Institutional)	11.62%
Principal SAM Balanced Portfolio (Institutional)	13.88%
Principal SAM Conservative Growth Portfolio (Institutional)	15.44%
Principal LifeTime Hybrid Income Fund (R6)	11.26%
Principal LifeTime Strategic Income Fund (Institutional)	10.47%
Principal LifeTime 2015 Fund (Institutional)	10.59%
Principal LifeTime Hybrid 2015 Fund (R6)	11.24%
Principal LifeTime 2020 Fund (Institutional)	11.31%
Principal LifeTime Hybrid 2020 Fund (R6)	12.13%
Principal LifeTime 2025 Fund (Institutional)	12.14%
Principal LifeTime Hybrid 2025 Fund (R6)	13.15%
Principal LifeTime 2030 Fund (Institutional)	13.23%
Principal LifeTime Hybrid 2030 Fund (R6)	14.46%
Principal LifeTime 2035 Fund (Institutional)	14.24%
Principal LifeTime Hybrid 2035 Fund (R6)	15.66%
Principal LifeTime 2040 Fund (Institutional)	15.55%
Principal LifeTime Hybrid 2040 Fund (R6)	17.25%
Principal LifeTime 2045 Fund (Institutional)	16.65%
Principal LifeTime Hybrid 2045 Fund (R6)	18.61%
Principal LifeTime 2050 Fund (Institutional)	17.51%
Principal LifeTime Hybrid 2050 Fund (R6)	19.66%
Principal LifeTime 2055 Fund (Institutional)	17.77%
Principal LifeTime Hybrid 2055 Fund (R6)	19.94%
2026 Proxy Statement	69

Proposal two—advisory vote to approve executive compensation
Investment option	1 Year rate of return (12/31/2025)
Principal LifeTime 2060 Fund (Institutional)	17.73%
Principal LifeTime Hybrid 2060 Fund (R6)	19.92%
Principal LifeTime 2065 Fund (Institutional)	17.74%
Principal LifeTime Hybrid 2065 Fund (R6)	19.88%
Principal LifeTime 2070 Fund (Institutional)	17.65%
Principal LifeTime Hybrid 2070 Fund (R6)	19.83%
Principal LifeTime Hybrid 2070 Fund (Institutional)	19.86%
Principal SAM Strategic Growth Portfolio (Institutional)	16.86%
Principal SAM Flexible Income Portfolio (Institutional)	9.88%
Principal Equity Income Fund (Institutional)	15.6%
Principal LargeCap Value III Fund (Institutional)	10.91%
Principal Capital Appreciation Fund (Institutional)	13.53%
Principal LargeCap S&P 500 Index Fund (Institutional)	17.74%
Principal Blue Chip Fund (R6)	9.23%
Principal LargeCap Growth I Fund (R6)	11.48%
Principal Small-Mid Cap Dividend Income Fund (R6)	8.69%
Principal MidCap S&P 400 Index Fund (R6)	7.31%
Principal MidCap Fund (R6)	1.65%
Principal SmallCap Value II Fund (R6)	8.22%
Principal SmallCap Fund (R6)	15.19%
Principal SmallCap S&P 600 Index Fund (R6)	5.91%
Principal SmallCap Growth I Fund (R6)	12.83%
Principal Real Estate Securities Fund (R6)	1.25%
Principal Global Emerging Markets Fund (R6)	37.01%
Principal Diversified International Fund (R6)	32.73%
Principal International Equity Index Fund (R6)	31.13%
Principal International Equity Fund (R6)	35.63%
Principal Global Multi-Strategy Fund (R6)	10.54%
Principal International Small Company Fund (R6)	32.54%
Principal Spectrum Preferred and Capital Sec Income Fund (R6)	8.08%
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Proposal two—advisory vote to approve executive compensation
Severance plans
All of our Named Executive Officers are eligible for severance under the Company’s executive severance plan if they are terminated because of layoffs, position elimination, or similar reasons. They are not eligible for severance benefits if they take a comparable job with the Company, fail to sign a release of claims against the Company, and/or for other specified reasons. The benefits payable under the severance plan are as follows:
Named Executive Officer	Lump sum severance payment calculated as follows:
Houston	Mr. Houston retired September 2025 and would not have been eligible for severance on December 31, 2025.
Strable-Soethout	The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
Pitz	The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
Bhatia	The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
Friedrich	The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
Littlefield	The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.
In circumstances in which the severance plan does not apply, the Human Resources Committee would determine whether any severance benefits would be paid to Messrs. Houston, Pitz, Bhatia, and Littlefield, and Mses. Strable-Soethout and Friedrich.
The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2025.
Named Executive Officer	Severance	Outplacement services	COBRA reimbursement	Total
Houston	$0	$0	$0	$0
Strable-Soethout	$8,000,000	$40,000	$67,066	$8,107,066
Pitz	$2,113,312	$40,000	$28,777	$2,182,089
Bhatia	$4,549,875	$40,000	$45,002	$4,634,877
Friedrich	$2,716,431	$40,000	$50,299	$2,806,730
Littlefield	$2,831,746	$40,000	$50,299	$2,922,045
2026 Proxy Statement	71

Proposal two—advisory vote to approve executive compensation
Change of control employment agreements
We have a Change of Control Employment Agreement with each of the Named Executive Officers. These agreements provide market-based protections and do not provide excess tax gross ups. The agreements have an initial term of two years and automatically renew for successive one-year periods unless we provide a notice electing not to extend the term. If during the term of these agreements a Pre-Change of Control Event or a Change of Control occurs (each term as defined below), the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Tax Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), we will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after-tax basis.
The benefits provided under these agreements will be available to the Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre-Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination or change in employment prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.
Under these agreements, a Pre-Change of Control Event means:
•
An offer that would result in a third party owning 40% or more of the Company’s voting securities;

•
A proxy solicitation or contest for the election of one or more members of the Company’s Board; or

•
An agreement that would result in a Change of Control.

Under these agreements, a Change of Control means:
•
Any person becoming an owner of 40% or more of the Company’s Common Stock;

•
Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;

•
A merger, reorganization, consolidation, or similar transaction in which the shareholders of Principal do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
Approval by the shareholders of Principal of a sale of its assets or a plan of liquidation.

These agreements also provide:
•
That the Named Executive Officers receive specified salary, annual incentive compensation, and benefits for two years following a Change of Control if their employment continues after the Change of Control;

•
That if the successor company (“Successor”) to Principal agrees to issue equity to replace the equity awards the Named Executive Officers received from Principal, the outstanding equity awards will continue or will become equity related to the common stock of the Successor. Any outstanding performance-based equity awards will be converted into time vesting restricted stock or RSUs for Principal stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable, and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;

•
For severance and other benefits if the employment of a Named Executive Officer is terminated without “Cause” or by the Named Executive Officer voluntarily for Good Reason. Termination without Cause or by the Named Executive Officer for Good Reason is referred to as a Qualifying Termination; and

•
That all benefits previously accrued by Named Executive Officers under the NQDB and Excess Plans will vest and be paid in accordance with applicable plan terms.

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Proposal two—advisory vote to approve executive compensation
The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.
For purposes of the agreements, Good Reason means negative changes in the terms and conditions of the Named Executive Officer’s employment, consisting of:
•
Failure to pay base salary;

•
Failure to pay the annual bonus or a reduction in annual bonus opportunity;

•
Material adverse change in position, authority, or duties;

•
Material reduction in the aggregate compensation and benefits;

•
Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;

•
Any material breach of the Change of Control Employment Agreement;

•
Any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or

•
The failure of the Successor to be bound by the Agreements.

Cause means any one or more of the following:
•
Commission of certain crimes;

•
Misconduct or habitual neglect of duties; or

•
Willful or intentional breach of the Change of Control Employment Agreement.

The benefits to be paid or provided under the agreements if termination occurs for Good Reason or without Cause consist of:
•
Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;

•
Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, RSUs, and deferred stock units;

•
A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and

•
The reimbursement for legal fees and other related expenses to enforce the Agreements.

In addition, until the third anniversary of the date of the Named Executive Officer’s termination, he or she and his or her eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Named Executive Officers whose employment continues.
Pursuant to these agreements, the Named Executive Officers agreed that for one year following a termination of employment that results in the Named Executive Officer receiving the benefits described above, he or she will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates, and subsidiaries with their employees or customers.
2026 Proxy Statement	73

Proposal two—advisory vote to approve executive compensation
Potential payments upon termination related to a change of control
The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:
•
The Change of Control and termination of employment occurred on December 31, 2025;

•
Per share price of the Company’s common stock was $88.21, the closing price as of December 31, 2025, the last trading day of the year.

Named Executive Officer	Cash severance1	Spread on previously unvested options	Value of previously unvested restricted stock & performance shares2	Benefits continuation3	Accelerated pension benefit4	Total termination benefits (before taxes)
Houston5	$0	$0	$0	$0	$0	$0
Strable-Soethout	$8,000,000	$0	$17,290,319	$116,761	$0	$25,407,080
Pitz	$3,315,000	$0	$2,622,684	$89,305	$0	$6,026,989
Bhatia	$6,066,500	$0	$7,781,777	$109,067	$0	$13,957,344
Friedrich	$4,218,000	$0	$8,088,244	$116,761	$0	$12,423,005
Littlefield	$4,101,000	$0	$7,862,540	$116,761	$0	$12,080,301

1
Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Named Executive Officers would be entitled to a pro rata bonus for the year of termination.

2
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2025, where vesting would be accelerated, at a stock price of  $88.21. Performance shares granted in 2023 and 2024 are valued at target, based on Company performance to date as of December 31, 2025.

3
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer’s termination and outplacement services.

4
Represents the lump sum present value of the accelerated vesting of unvested retirement benefits. All of the Named Executive Officers are fully vested in their pension benefit.

5
Mr. Houston retired on September 2025 and would not have been eligible for payment related to a change of control as of December 31, 2025.

2025 CEO pay ratio
In determining the median employee, we reviewed the base salary and bonus payments for all of the Company’s employees based in the U.S., Chile, Hong Kong, India, Mexico, and the Philippines as of December 31, 2025, other than our CEO. All compensation was converted to U.S. dollars, using the relevant exchange rate for any compensation paid in other currencies. This process resulted in the identification of an employee whose base salary and bonus reflected our compensation practices for a representative employee. This employee works in the U.S.
We calculated the median employee and CEO’s annual total compensation in accordance with Item 4.02 of Regulation S-K and then added the value of medical benefits and welfare benefits. Adding the value of these benefits to our CEO’s total compensation resulted in a total of  $13,638,611.82, which differs from her Total Compensation reported in the Summary Compensation Table due to the inclusion of these benefits. The median employee’s annual total compensation was $87,867.76. Based on this information, for 2025, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 155:1.
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Proposal two—advisory vote to approve executive compensation
Pay versus performance table
The information below is provided pursuant to the SEC pay versus performance disclosure requirements set forth in Item 402(v) of SEC Regulation S-K, which requires companies to disclose certain information about the relationship between performance and the compensation of Named Executive Officers.
	Summary compensation table total for PEO 11		Summary compensation table total for PEO 22	Compensation actually paid to PEO 22,4	Average summary compensation table total for non-PEO NEOs3,4	Average compensation actually paid to non-PEO NEOs3,4	Value of initial fixed $100 investment based on:			Non-GAAP operating earnings (in millions)6
Year		Compensation actually paid to PEO11,4					Total shareholder return	Peer group total shareholder return5	Net income (in millions)6
2025	$11,321,031	$13,186,985	$13,827,887	$15,267,075	$5,264,135	$6,038,261	$212.98	$203.47	$1,255.50	$1,865.50
2024	$16,438,184	$14,201,915			$4,519,834	$4,208,952	$170.59	$173.90	$1,597.90	$1,640.50
2023	$15,118,828	$12,277,460			$5,445,220	$4,620,616	$167.46	$141.43	$670.10	$1,602.80
2022	$13,804,149	$22,337,042			$4,697,081	$6,610,684	$172.34	$128.51	$4,852.20	$1,700.90
2021	$17,566,163	$30,384,681			$5,217,527	$7,526,148	$143.50	$136.28	$1,757.40	$1,847.60

1
Daniel J. Houston served as Chief Executive Officer until January 7, 2025 and in all prior years.

2
Deanna D. Strable-Soethout was our Chief Executive Officer beginning January 7, 2025.

3
During 2025, our non-PEO-NEOs consisted of Kamal Bhatia, Amy C. Friedrich, Christopher J. Littlefield, and Joel M. Pitz. During 2024, our non-PEO-NEOs consisted of Deanna D. Strable-Soethout, Kamal Bhatia, Amy C. Friedrich, Christopher J. Littlefield, and Joel M. Pitz. During 2023, our non-PEO NEOs consisted of Deanna D. Strable-Soethout, Patrick G. Halter, Amy C. Friedrich, and Vivek Agrawal. During 2022, our non-PEO NEOs consisted of Deanna D. Strable-Soethout, Patrick G. Halter, Amy C. Friedrich, and Natalie Lamarque. During 2021, our non-PEO NEOs consisted of Deanna D. Strable-Soethout, Patrick G. Halter, Amy C. Friedrich and Renee Schaff.

4
Adjustments were as follows:

	2025
Adjustments to determine “compensation actually paid” for PEO and non-PEO NEOs	PEO 1	PEO 2	NEOs
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$2,533,807	$691,042	$180,843
Increase for “Service Cost” for Pension Plans	$444,189	$267,653	$102,847
Increase for “Prior Service Cost” for Pension Plans	$0	$0	$0
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$4,424,919	$8,870,708	$2,111,069
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	$0	$0	$0
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year-end	$4,544,473	$9,110,381	$2,168,106
Increase for Fair Value of Awards Granted during year that Vest during year	$0	$0	$0
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$1,769,311	$655,102	$354,240
Increase/deduction for Change in Fair Value from prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$913,293	$284,278	$169,429
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	$0	$0	$0
Increase based upon Incremental Fair Value of Awards Modified during year	$0	$0	$0
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	$1,153,414	$683,524	$271,416
Total Adjustments	$1,865,954	$1,439,188	$774,126
2026 Proxy Statement	75

Proposal two—advisory vote to approve executive compensation

5
Peer Group used is the S&P 500 Financials Index.

6
In 2023, Principal adopted new accounting guidance that required us to recast 2021 and 2022 financial results. Amounts shown were used to determine executive compensation based on accounting policies during the period. Additional details of our implementation of the new accounting guidance can be found in Note 1 of the Notes to the Consolidated Financial Statements in Item 8 of our 2023 Form 10-K.

Pay versus performance—tabular list of most important financial performance measures
Financial performance measures
Non-GAAP Operating Earnings
Non-GAAP Return on Equity
Operating Margin
Pay versus performance relationship disclosure
Compensation actually paid vs. total shareholder return
76	2026 Proxy Statement

Proposal two—advisory vote to approve executive compensation
Compensation actually paid vs. net income attributable to PFG($M)
Compensation actually paid vs. Non-GAAP operating earnings
2026 Proxy Statement	77

Proposal three—ratification of
independent public accounting firm
Subject to shareholder ratification, the Audit Committee has appointed Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2026. In order to assure continuing auditor independence, the Audit Committee periodically considers the advisability and potential impact of selecting a different independent external audit firm. Ernst & Young LLP has served as the Company’s independent registered public accountant since it became a publicly traded company in 2001, and Principal Life Insurance Company has used Ernst & Young LLP as its independent registered public accountant for many years prior thereto. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, it will be considered a recommendation to the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of Ernst & Young LLP will participate in the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Recommendation The Board of Directors recommends that shareholders vote “For” the ratification of the appointment of Ernst & Young LLP.
Audit fees
The aggregate fees billed by Ernst & Young in 2025 and 2024 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company’s independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $11,846,000 in 2025 and $14,435,000 in 2024.
Audit-related fees
The aggregate fees billed by the Company’s independent registered public accounting firm in 2025 and 2024 for professional services rendered in connection with audit-related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation totaled approximately $2,708,000 in 2025 and $3,060,000 in 2024.
78	2026 Proxy Statement

Proposal three—ratification of independent public accounting firm
Tax fees
The aggregate fees billed by the Company’s independent registered public accounting firm for professional services rendered in connection with tax services consisting primarily of tax compliance totaled approximately $324,000 in 2025 and $287,000 in 2024. Tax compliance generally involves preparation, assistance, or attestation related to tax filings in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and compliance with tax-related regulations.
All other fees
The aggregate fees billed by the Company’s independent registered public accounting firm for professional services rendered in connection with other services totaled approximately $15,000 in 2025 and $12,000 in 2024.
The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company’s independent registered public accountant proposes to provide to the Company, its majority owned subsidiaries, employee benefit plans or affiliates which the Company controls or significantly influences. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to ensure that the provision of such services does not impair any auditor’s independence. The policy provides for the general preapproval of specific types of Audit and Audit-related services and fees up to an established individual engagement and annual threshold. The policy requires specific preapproval of all other services. Pursuant to the policy, each quarter, Principal management presents to the Committee a detailed description of each particular service that meets the definition of services that have been generally approved and each service for which specific preapproval is sought, and an estimate of fees for each service. The policy accords the Audit Committee Chair authority to preapprove services and fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non-audit services by the independent registered public accountant, the Audit Committee will consider whether the services are compatible with the maintenance of the independent registered public accountant’s independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.
2026 Proxy Statement	79

Proposal four—approval of the Principal Financial Group, Inc. 2026 Stock
Incentive Plan
Introduction
The Board believes that encouraging stock ownership by employees, non-employee directors and insurance agents aligns their interests with those of shareholders and supports attracting and retaining talent. Consistent with this philosophy, the Board approved, subject to shareholder approval, the Principal Financial Group, Inc. 2026 Stock Incentive Plan (the “2026 Plan”), on February 23, 2026. The 2026 Plan continues the terms of the 2021 Stock Incentive Plan or the “2021 Plan” with one primary change: a transition from a fungible pool to a non-fungible pool for all share counting. The 2026 Plan becomes effective upon shareholder approval, at which point no further awards will be granted under the 2021 Plan.
Authorized Shares
A total of 6,500,000 shares of Common Stock will be authorized for issuance under the 2026 Plan. Unlike the 2021 Plan, which used a fungible method where full-value awards counted 3:1 and appreciation awards counted 1:1, all awards under the 2026 Plan will count 1:1 against the share reserve. In addition, annual individual grant limits to employees have been removed. No other changes are being made to share counting mechanics, recycling prohibitions, or administration.
Awards Outstanding and Shares Available
The table below shows, as of March 16, 2026, the shares reserved for issuance in connection with awards outstanding under our 2014 Stock Incentive Plan (“2014 Plan”), 2020 Directors Stock Plan (“Directors Plan”) and 2021 Stock Incentive Plan (together, the “Prior Plans”), and available for future grants under the Prior Plans. The table also shows the number of shares that will be available for future grants under each equity compensation plan following approval of the 2026 Plan by our shareholders. As of March 16, 2026, there were 216,667,258 shares of our Common Stock issued and outstanding. The closing sale price of a share of our Common Stock on Nasdaq on that date was $86.45.
	As of March 16, 2026		After Approval of 2026 Plan
	Shares Reserved for Issuance of Outstanding Awards1	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
2014 Plan2	1,476,113	0	1,476,113	0
Directors Plan2	189,625	0	189,625	0
2021 Plan2	15,519,167	6,878,9803	15,519,167	0
2026 Plan	—	—	—	6,500,0004
Total

1
Shares reserved for issuance in connection with awards outstanding as of March 16, 2026 consist of the following:

80	2026 Proxy Statement

Proposal four—approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan
	Types of Awards
	Options/SARs	Full Value Awards	Weighted Average Exercise Price of Options/SARs	Weighted Average Term to Expiration
2014 Plan	1,476,113	0	$56.03	3.82
Directors Plan	0	189,625	—	—
2021 Plan	0	15,519,167	—	—

2
No further equity awards may be granted under the Prior Plans; however, certain shares subject to awards under the Prior Plans that lapse, are forfeited, or cancelled, or are settled without the issuance of stock will become available under the 2026 Plan. The 2014 Plan and the Directors Plan are non-fungible plans, pursuant to which each share subject to a full-value award reduces the applicable share reserve on a one-for-one basis. The 2021 Plan is a fungible plan, pursuant to which each share subject to a full-value award reduces the applicable share reserve by three shares.

3
Assuming that future awards will be full-value awards, the shares remaining outstanding under the 2021 Plan equals approximately 2,292,993 shares.

4
Reflects number of shares to be authorized for issuance under the 2026 Plan.

We believe that the expected dilution that will result from the 2026 Plan is reasonable for a company of our size in our industry.
Historical Grant Practices
Our three-year average “burn rate” was 0.55% for fiscal years 2023 through 2025 and was below our peer group median. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our basic weighted average common shares outstanding for that year. We believe our historical burn rate is reasonable for a company of our size in our industry.
Expected Plan Duration
Expectations regarding future share usage under the 2026 Plan are based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2026 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. Based on our assumptions, we expect the shares authorized under the 2026 Plan to be sufficient to fund our equity awards for four to five years. While we believe that the assumptions utilized are reasonable, future share usage will differ to the extent that actual events differ from our assumptions.
Key Compensation Practices
The 2026 Plan continues all governance protections from the 2021 Plan that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:
•
Administered by our independent Human Resources Committee or, with respect to awards to non-employee directors, our independent Nominating and Governance Committee.

•
Contains a limit on the aggregate grant date fair value of all types of equity awards granted to a non-employee director in any calendar year, together with the amount of any cash fees or retainers, to $750,000 (or, in the case of a participant serving as the Chairman of the Board who is not an employee, $1,000,000).

•
Requires that any dividend or dividend equivalents payable on full value awards be subject to the same restrictions as the underlying shares or share equivalents, and prohibits dividend equivalents on stock options and stock appreciation rights.

2026 Proxy Statement	81

Proposal four—approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan
•
Prohibits re-pricing of stock options or SARs, including any cancellation for cash or other property or the grant of a full value award at a time when the exercise price of the stock option or SAR is greater than the current fair market value of a share of our Common Stock.

•
Generally requires a minimum vesting period of one year for time-based awards and a minimum performance period of one year for performance-based awards.

•
Does not apply a “liberal” change of control definition.

•
Provides a plan default for treatment of awards upon a change of control, including double-trigger acceleration of awards continued, assumed or replaced in connection with a change of control.

•
Does not allow material modifications to the 2026 Plan without prior shareholder approval, which includes amendments that would increase the number of shares of our Common Stock available for issuance under the 2026 Plan.

•
Awards under the 2026 Plan to our executive officers will be subject to our clawback policies.

•
We do not provide tax gross-ups for taxes due in connection with a change in control.

•
Prohibits the issuance of stock options or SARs at an exercise price that is less than the fair market value of our Common Stock on the date of grant.

Except for the change to a non-fungible share pool and elimination of annual individual grant limits to employees, all other provisions—including eligibility, administration, award types, performance-based awards, change-of-control treatment, and amendment limitations—remain consistent with the existing 2021 Plan.
The 2026 Plan is attached to this proxy statement as Appendix C.
Summary of the 2026 Plan
The following summary of the 2026 Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this proxy statement as Appendix C.
Shares Available for Issuance
Subject to adjustment upon the occurrence of certain events described below, a maximum of 6,500,000 shares will be available for issuance under the 2026 Plan, which amount will be reduced by the number of shares subject to awards made, if any, under the Prior Plans after March 16, 2026, and before shareholder approval of the 2026 Plan. Each share subject to an award (whether a stock option, SAR or full value award) will count as one share against the pool of authorized shares Shares of our Common Stock subject to awards under the 2026 Plan, or to awards under a Prior Plan that is outstanding on the date our shareholders approve the 2026 Plan, that expire, are forfeited or cancelled, or are settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, become available again for future awards under the 2026 Plan. Each share that again becomes available for awards in such manner shall increase the share reserve by one share. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option and shares subject to an SAR right that are not issued in connection with the stock settlement of the SAR may not be used again under the 2026 Plan.
In the event of certain equity restructurings, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the shares of common stock underlying outstanding equity awards, the Committee will make equitable adjustments with respect to the 2026 Plan and awards thereunder as it may deem appropriate, including adjustments to the aggregate number of shares that may be issued under the 2026 Plan, individual award limits and the number and kind of shares or other securities subject to outstanding awards and, if applicable, the option price or base price of outstanding awards. Similarly, in the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization, or any partial or complete liquidation of the Company, the
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Committee may, in its sole discretion, make appropriate and equitable adjustments to prevent dilution or enlargement of benefits or potential benefits intended to be provided under the 2026 Plan.
If, pursuant to the agreements governing the acquisition of a business by the Company or one of its subsidiaries, the Company grants substitution options or other equity based awards to employees or service providers of the acquired business, the shares subject to such substitute awards shall neither count against the number of shares available for issuance under the 2026 Plan nor be added to the number of awards issuable pursuant to the 2026 Plan. In addition, the generally applicable provisions of the 2026 Plan (such as the limitation that an option must have an exercise price at least equal to the stock’s fair market value on the date of grant) that would limit the Company’s ability to grant such substitute awards (which may have already become “in the money”) will not apply with respect to such substitute grants.
Administration
In this proposal, unless otherwise specified, “Committee” in the context of awards to employee or non-employee director agent participants means the Human Resources Committee, and “Committee” in the context of awards to non-employee directors means the Nominating and Governance Committee.
The 2026 Plan will be administered by the Committee. The Committee will have the sole and complete authority to establish, amend, and rescind rules and regulations relating to the 2026 Plan, provide for conditions deemed necessary or advisable to protect the interests of the Company, construe the terms of any award or any document evidencing the grant of an award and make all other determinations necessary and advisable for the administration and interpretation of the 2026 Plan in order to carry out its provisions and purposes. Subject to the express terms of the 2026 Plan, the Committee has discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of any participant.
The Committee may delegate to one or more officers of the Company the power to grant awards to employee participants whose compensation is not governed by the Committee, including individuals who are not members of the Company’s executive management group or Section 16 officers. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the 2026 Plan and may grant authority to such persons to execute agreements or other documents on its behalf.
The Committee may condition the grant of any award upon the participant agreeing to conditions or covenants in favor of the Company and/or one or more of its subsidiaries that might continue in effect following the termination of the participant’s employment or service and after the shares of Common Stock subject to the award have been transferred to the participant. These conditions and covenants may include restrictions on the ability to transfer the underlying shares of Common Stock, or covenants not to compete, not to solicit employees and customers, and not to disclose confidential information. The Committee may also require that, after an option or other award has been exercised, the participant disgorge any profit, gain or other benefit received from the award if the participant breaches any of these commitments.
Eligible Participants
Any employee, agent or non-employee director, who is selected by the Committee, is eligible to receive an award under the 2026 Plan. As of March 16, 2026, our approximately 19,700 employees and 800 career agents and our eleven non-employee directors were eligible to be selected by the Committee to receive awards under the 2026 Plan.
Limitation on Awards for Non-Employee Directors
The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all awards granted during any calendar year to any non-employee director, together with the amount of any
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cash fees or retainers paid to such non-employee director during such calendar year with respect to such individual’s service as a non-employee director, shall not exceed $750,000 (or, in the case of a participant serving as the Chairman of the Board who is not an employee, $1,000,000).
Vesting and Term
Each award agreement shall set forth the period until the applicable award is scheduled to vest and/or become exercisable, any period of restriction and, if applicable, any date of expiration (which shall not be more than ten years from the grant date). Awards that vest or for which the period of restriction lapses based solely on the satisfaction by the participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable grant date (during which no portion of the award may be scheduled to vest), and awards whose grant, vesting or period of restriction is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a change of control as provided in the 2026 Plan, (ii) a termination of service due to death or disability, (iii) to a substitute award issued pursuant to the 2026 Plan that does not reduce the vesting period of the award being replaced, (iv) awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled awards involving an aggregate number of shares not in excess of 5% of the 2026 Plan’s share reserve. For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders, provided that such period lasts at least fifty (50) weeks.
Dividends and Dividend Equivalents
The 2026 Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs. Any dividends or distributions payable with respect to shares of Common Stock that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares of Common Stock to which such dividends or distributions relate. In its discretion, the Committee may provide in a full value award or another stock-based award that the participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding shares of Common Stock, on the units or other share equivalents subject to the full value award or other stock-based award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other share equivalents to which such dividend equivalents relate.
Stock Options and SARs
The Committee may grant nonqualified stock options to participants and may grant stock options qualifying as incentive stock options under the Internal Revenue Code (the “Code”) to officers and employees. All of the shares reserved under the 2026 Plan may be issued as incentive stock options and no incentive stock options may be granted after the tenth anniversary of the effective date of the 2026 Plan. The exercise price per share of Common Stock subject to either a nonqualified stock option or an incentive stock option will be not less than 100% of the fair market value, as defined in the 2026 Plan, of such share on the date of grant. Further, the Committee is not permitted to reduce the exercise price or otherwise reprice outstanding options without shareholder approval, except for adjustments in connection with a change in capitalization as described in “Shares Available for Issuance” section above. The Committee has discretion as to the terms and conditions upon which options will be exercisable, including the exercise schedule, but under no circumstances may an option have a term exceeding ten years from the date of grant.
An option holder may satisfy the exercise price in cash or by exchanging shares owned by the holder, or by a combination thereof, or by any other procedure permitted by the Committee. Additionally, to the extent permitted by the Committee at or after the time of grant, an option holder may also “net exercise” an option. Pursuant to a net exercise, the option holder is not required to pay the exercise price of the portion of the option being exercised. Instead, the Company will issue to the person exercising the option the number of shares that would be issued “net” of the exercise price. This means that such person will receive
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the greatest number of whole shares of Common Stock having a value equal to the excess of the then fair market value of the number of shares for which the option is being exercised over the exercise price of such options.
The Committee may also grant SARs to participants that can be either freestanding awards or awards that are related to a stock option in such a way that the exercise of either the SAR or the stock option will cause the cancellation of the other award. The terms and conditions applicable with respect to any grant of a SAR will be substantially the same as applies to the grant of a stock option. This means that the vesting of a SAR, and the time that a recipient of a SAR will have to exercise the SAR after termination of his or her service to the Company or a subsidiary, will be substantially the same as applies to a stock option.
Restricted Stock or Restricted Stock Units
The Committee also has the right to grant awards of restricted stock to participants at such times and for such number of shares of Common Stock and subject to such terms and conditions of such awards as the Committee shall determine. The Committee may elect to grant any participant restricted stock units, which are contractual rights to receive shares of Common Stock or cash in an amount equal to the value of a specified number of shares of Common Stock in the future after the satisfaction of specified vesting conditions, and is the economic equivalent of an award of restricted stock. Any such award of restricted stock units shall be made on substantially the same terms as an award of restricted stock.
The Committee will determine the terms and conditions applicable to a grant of restricted shares or restricted stock units. Shares of restricted stock may not be sold, assigned, transferred, pledged, or otherwise encumbered until the restrictions have lapsed.
Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a shareholder in respect of any award of restricted stock, including the right to vote such shares and receive dividends thereon and other distributions.
Other Stock-Based Awards
The Committee may also grant other stock-based awards including, but not limited to, outright grants of Common Stock. Such awards shall be granted on such terms and conditions as the Committee shall determine. The Committee may, for example, use this authority under the 2026 Plan to issue stock in satisfaction of the obligations of the Company under other compensatory plans or programs or structured in accordance with the provisions of non-U.S. law or practice.
Performance-Based Awards
The Committee may grant any of the foregoing types of awards subject to performance-based vesting conditions and other restrictions. In connection with any performance-based award, the Committee will establish one or more performance criteria that must be attained, and the performance period over which the specified performance criteria is to be attained as a condition to the grant, vesting, exercisability, lapse of the period of restrictions and/or settlement of such award. The duration of performance periods may differ from each other and there may be more than one performance period in existence at any one time as to any participant or all or any class of participants.
Performance measures may include stock price, operating earnings, net income (before or after taxes), operating income (before or after taxes), operating margin, gross margin, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, cash flow (including operating cash flow and free cash flow), cash flow per share (before or after dividends), earnings per share, book value per share, net revenue, return on revenue, return on invested capital, return on assets, cash flow return on investment, cash flow return on capital, economic value added, assets under management, improvements in or attainment of working capital levels, debt ratio, and such other criteria as may be determined by the Committee. When establishing or adjusting performance criteria for a performance period, the Committee may exclude certain unusual or infrequent items including, without
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limitation, acquisitions, divestitures, restructuring activities, recapitalizations, asset write-downs and changes in applicable tax laws or accounting principles. As soon as practicable after the end of a performance period and prior to any payment in respect of such performance period, the Committee will certify the level of the specified performance criteria attained on the basis of performance in relation to the established performance criteria. In making such determination, the Committee may adjust or waive the performance criteria as it deems equitable in recognition of unusual or infrequent events affecting the Company or such other factors as the Committee may determine.
Clawback and Recoupment
Awards granted under the 2026 Plan are subject to any clawback or recoupment policies in effect from time to time. For more information about our current executive compensation recoupment policies, see pages 55 to 56.
Change of Control
The 2026 Plan provides a default “double trigger” treatment of equity awards in the event of a “change of control” in which the awards are assumed or replaced. Accordingly, (i) there will be no acceleration of the vesting, or lapsing of restrictions, of any options, SARs, restricted stock, restricted stock units, or other stock based awards, whether time- or performance-based, and (ii) there will be no payment made in respect of such awards by reason of the change of control if the Committee determines that each of the following conditions are satisfied:
•
such awards will be honored or assumed by the participant’s new employer or one of its affiliated companies;

•
the honored or assumed awards will have substantially equivalent economic value, at the time of the change in control, to the awards in respect of Common Stock provided that, if determined by the Committee, performance share and performance unit awards may be converted into awards that vest and become payable solely upon the continued performance of services and in respect of the amount or number of shares that would have been payable based upon performance through the date of the change in control or other measure of performance specified in the participant’s applicable award agreement;

•
the honored or assumed awards will relate to securities that are publicly traded on an established United States securities market;

•
the terms and conditions (such as vesting and exercisability) of the honored or assumed awards are at least equal to or better than the terms of the awards related to Common Stock; and

•
the honored or assumed awards must provide that, upon the involuntary termination or certain specified types of constructive termination of the award recipient’s employment, the awards will be deemed vested or exercisable, as the case may be.

However, if the awards are not assumed or replaced, then each option and SAR and each award of restricted stock, each restricted stock unit grant and each other stock based award will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions, which vesting, in the case of performance-based awards, will be at the level of performance specified in the award agreement. The Committee may, in its discretion, provide that in connection with a change of control each option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the price paid in the change of control transaction over the exercise price or base value of such award.
For purposes of the 2026 Plan, “change of control” includes any one or more of the following events:
•
an acquisition of 40% or more of shares of Common Stock by a person other than the Company, its subsidiaries or its employee benefit plans;

•
a change in the composition of the Board such that the directors then serving who were members of the Board as of the date two years prior to such change (incumbent directors) cease for any reason to constitute at least a majority of the Board, provided that, for this purpose, any subsequently appointed or elected member of the Board whose election or nomination

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for election was not in connection with a proxy contest or reorganization transaction and was approved by a vote or written consent of at least a majority of the incumbent directors shall be counted as an incumbent director;
•
the consummation of a merger, reorganization, consolidation or similar transaction or a transaction immediately following which the shareholders of the Company continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
the consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of its consolidated assets or a plan of liquidation.

Term of the 2026 Plan and Amendments
No award may be granted under the 2026 Plan after the tenth anniversary of the date, if any, that the plan is approved by shareholders. The 2026 Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards. In addition, none of the following amendments may be made without shareholder approval: (i) an increase in the number of shares available for issuance under the plan; (ii) lowering the exercise price of an option or SAR after it is granted, canceling an option or SAR when the exercise price exceeds the fair market value of a share of Common Stock in exchange for cash or another award (other than in connection with a change of control), or taking any other action with respect to a stock option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed; (iii) an extension of the maximum term for options or SARs granted under the plan or (iv) any other amendment for which shareholder approval is otherwise necessary to comply with rules of the exchange on which the Common Stock is listed.
Description of Federal Income Tax Consequences
The following discussion summarizes the federal income tax consequences of the 2026 Plan based on current provisions of the Code, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the 2026 Plan.
Stock Options.   The grant of a stock option or SAR is not expected to result in any taxable income for the participant. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the fair market value on the exercise date of any shares of our Common Stock received is taxable to the participant as ordinary income and generally deductible by us.
The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. With respect to shares acquired through the exercise of non-qualified stock options or SARs, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. There will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or SAR.
If certain statutory holding period conditions are satisfied, then upon disposition of the shares acquired through the exercise of an incentive stock option, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition.
Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the option price and the fair market value of such shares on
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the date of exercise of such option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition,” we will be allowed a deduction for Federal income tax purposes in an amount equal to the compensation realized by such participant.
Restricted Stock.   A participant receiving restricted stock under the 2026 Plan may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse, or (ii) makes a special election to pay tax in the year the grant is made. At either time, the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until disposition of the stock.
Stock Units.   In general, no taxable income is realized by a participant in the 2026 Plan upon the grant of a stock unit award. Such participant generally would include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.
Other Awards.   As to other awards granted under the 2026 Plan that are payable either in cash or shares of our Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (i) the amount of cash received or, as applicable, (ii) the excess of  (A) the fair market value of the shares received (determined as of the date of receipt) over (B) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.
Section 162(m) Limit.   Section 162(m) of the Code prevents us from taking a federal income tax deduction for compensation paid in excess of  $1 million to our “covered employees”. Any awards we grant pursuant to the 2026 Plan to covered employees, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation.
Section 280G.   Section 280G of the Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Section 4999 of the Code imposes a 20% excise tax on those payments. To the extent that payments upon a change in control are classified as excess parachute payments, our tax deduction would be disallowed under Section 280G of the Code. We do not provide tax gross-ups for taxes due in connection with a change in control.
New Plan Benefits Table
The amount, type and timing of awards granted under the 2026 Plan are determined in the sole discretion of the Committee and cannot be determined in advance. The future awards that would be received under the 2026 Plan by executive officers, non-employee directors and other employees are discretionary and are therefore not determinable at this time. Information regarding our recent equity grant practices is described elsewhere in this proxy statement.
Equity Compensation Plan Information
In general, we have two compensation plans under which our equity securities are authorized for issuance to employees or directors (not including our tax qualified pension plans): the Principal Financial Group, Inc. 2021 Stock Incentive Plan and the Principal Financial Group, Inc. Employee Stock Purchase Plan. The following table shows the number of shares of common stock issuable upon exercise of options outstanding as of December 31, 2025, the weighted average exercise price of those options and the number of shares of common stock remaining available for future issuance as of December 31, 2025, excluding shares issuable upon exercise of outstanding options.
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	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our shareholders1	6,186,9492	$56.763	21,204,4244
Equity compensation plans not approved by our shareholders		N/A

1
The Principal Financial Group, Inc. Employee Stock Purchase Plan, the Principal Financial Group, Inc. Stock Incentive Plan and the Principal Financial Group, Inc. Directors Stock Plan were each approved by our sole stockholder, Principal Mutual Holding Company, prior to our initial public offering of common stock on October 22, 2001. Subsequently, the Principal Financial Group, Inc. 2005 Stock Incentive Plan and the Principal Financial Group, Inc. 2005 Directors Stock Plan were each approved by our stockholders on May 17, 2005. An amendment to the Principal Financial Group, Inc. Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan was approved on May 19, 2009. On May 18, 2010, our shareholders approved the 2010 Stock Incentive Plan, which replaced the 2005 Stock Incentive Plan. The 2010 Stock Incentive Plan was subsequently renamed the Amended and Restated 2010 Stock Incentive Plan. On May 20, 2014, our shareholders approved the Principal Financial Group, Inc. 2014 Stock Incentive Plan and the Principal Financial Group, Inc. 2014 Directors Stock Plan. On May 19, 2020, our shareholders approved the Principal Financial Group, Inc. 2020 Directors Stock Plan. On May 18, 2021, our shareholders approved the Principal Financial Group, Inc. 2021 Stock Incentive Plan.

2
Includes 1,867,782 options outstanding under the employee stock incentive plans, 921,407 performance shares under the employee stock incentive plans, 3,156,608 restricted stock units under the employee stock incentive plans, 185,873 restricted stock units under the directors stock plans and 55,279 other stock-based awards under the director stock plans for obligations under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc.

3
The weighted-average exercise price relates only to outstanding stock options, not to outstanding performance shares, restricted stock units or other stock-based awards.

4
This number includes 2,149,581 shares remaining for issuance under the Employee Stock Purchase Plan and 19,054,843 shares available for issuance in respect of future awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards under the 2021 Stock Incentive Plan.

The Board of Directors recommends a vote FOR approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan, as described above.
Recommendation The Board of Directors recommends a vote “For” the approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan.
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Security ownership of certain beneficial owners and management
Except as otherwise indicated below, the following table shows, as of March 16, 2026, beneficial ownership of shares of common stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each Director, (iii) each Named Executive Officer, and (iv) all current Directors and Executive Officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, for the shares set forth opposite his or her name.
Name and address of beneficial owner	Number of shares beneficially owned1	Percent of common stock outstanding
The Vanguard Group2 100 Vanguard Boulevard Malvern, Pennsylvania 19355	28,605,789	13.19%
BlackRock Inc.3 55 East 52nd Street New York, NY 10055	18,885,042	8.71%
Nippon Life Insurance Company4 3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan	18,137,000	8.36%
Jonathan S. Auerbach	22,065	*
Mary E. “Maliz” Beams	14,544	*
Jocelyn Carter-Miller	87,682	*
H. Elizabeth Mitchell	10,846	*
Roger C. Hochschild	38,652	*
Scott M. Mills	33,402	*
Claudio N. Muruzabal	13,479	*
Diane C. Nordin	28,701	*
Blair C. Pickerell	37,027	*
Clare S. Richer	18,920	*
Alfredo Rivera	15,611	*
Amy C. Friedrich	302,033	*
Joel M. Pitz5	28,352	*
Daniel J. Houston	939,147	*
Kamal Bhatia	28,815	*
Deanna D. Strable-Soethout6	516,044	*
Christopher J. Littlefield	132,252	*
All Directors and Executive Officers as a group (21 persons)	2,435,535	*
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Security ownership of certain beneficial owners and management

*
The number of shares represents less than one percent of the number of shares of common stock outstanding.

1
Reflects beneficial ownership of shares which each person named in this table has the right to acquire within 60 days, including, pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Mr. Auerbach, 22,064.93; Ms. Beams, 14,544.49; Ms. Carter Miller, 87,511.95; Mr. Hochschild, 38,651.65; Mr. Mills, 33,402.17; Ms. Mitchell 10,845.71; Mr. Muruzabal, 13,479.48; Ms. Nordin, 28,700.79; Mr. Pickerell, 37,027.21; Ms. Richer, 18,920.43; Mr. Rivera, 15,610.83; Ms. Friedrich, 218,955.00; Mr. Pitz 0.00; Mr. Houston, 634,080.00; Mr. Bhatia, 0.00; Ms. Strable-Soethout, 343,825.00; Mr. Littlefield, 82,835.00 and all other executive officers as a group, 40,780.00.

2
The information regarding beneficial ownership by The Vanguard Group is based solely on an amended Schedule 13G filed by it with the SEC on February 13, 2024, which provided information as of December 31, 2023. According to the Schedule 13G, Vanguard has sole voting power with respect to 0 shares; shared voting power with respect to 294,283 shares; sole dispositive power with respect to 27,593,075 shares; and shared dispositive power with respect to 1,012,714 shares. The percentage of common stock outstanding has been updated to reflect the outstanding common stock as of February 11, 2026.

3
The information regarding beneficial ownership by BlackRock Inc. is based solely on an amended Schedule 13G filed by it with the SEC on January 26, 2024, which provided information as of December 31, 2023. According to the Schedule 13G, BlackRock has sole voting power with respect to 16,997,292 shares; shared voting power with respect to 0 shares; sole dispositive power with respect to 18,18,885,042 shares; and shared dispositive power with respect to 0 shares. The percentage of common stock outstanding has been updated to reflect the outstanding common stock as of February 11, 2026.

4
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2008, which provided information as of February 21, 2008. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares. The percentage of common stock outstanding has been updated to reflect the outstanding common stock as of February 11, 2026.

5
Includes shares owned by Mr. Pitz’s spouse.

6
Includes shares owned by Ms. Strable-Soethout’s spouse.

In addition to beneficial ownership of common stock, the Company’s Directors and Executive Officers named in the security ownership table also hold different forms of  “stock units” that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as common stock. These units include shares that may be acquired after May 20, 2025, pursuant to previously awarded stock options, RSUs, performance share units and nontransferable accounting entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of common stock.
See “Compensation of Non-Employee Directors” on pages 31 to 33 for a discussion of the options and RSUs granted to Directors under the Principal Financial Group, Inc. 2020 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for non-employee Directors of Principal Financial Group, Inc. See “Compensation Discussion and Analysis” beginning on page 37 for a discussion of the performance units credited to officers who defer receipt of awards under a long-term performance plan, the options and RSUs granted under the 2021 Stock Incentive Plan, and phantom stock units credited to officers who defer salary into an employer stock fund available under the Excess Plan.
As of March 16, 2026, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Mr. Auerbach, 2,553.999; Ms. Beams, 2,553.999; Ms. Carter-Miller, 2,553.999; Ms. Mitchell 2,553.999; Mr. Hochschild, 2,553.999; Mr. Mills, 2,553.999; Mr. Muruzabal, 2,553.999; Ms. Nordin, 2,553.999; Mr. Pickerell, 2,553.999; Ms. Richer, 2,553.999; Mr. Rivera, 2,553.999; Ms. Friedrich, 18,699.876; Mr. Pitz, 10,777.200; Mr. Houston, 56,439.000; Mr. Bhatia, 19,060.225 Ms. Strable-Soethout, 46,471.648; and Mr. Littlefield, 18,182.348.
2026 Proxy Statement	91

Delinquent Section 16(a) reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, Executive Officers, and persons who own more than 10 percent of a registered class of our equity securities (“Reporting Persons”) to file with the SEC reports of ownership of the Company’s securities and changes in ownership. Reporting Persons are required to provide the Company with copies of all Section 16(a) reports they file. Based on a review of the reports filed on behalf of or written representations from Reporting Persons, the Company believes that during the fiscal year ended December 31, 2025, all Section 16(a) reports were filed on a timely basis, except that three Form 4s reporting three transactions were inadvertently filed late for Mr. Muruzabal due to administrative error.
92	2026 Proxy Statement

Questions and answers about the
annual meeting
How can I attend the 2026 annual meeting?
The 2026 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the 2026 Annual Meeting only if you were a shareholder of the Company as of the close of business on March 25, 2026 (the “Record Date”), or if you hold a valid proxy for the 2026 Annual Meeting.
You will be able to attend the 2026 Annual Meeting online and submit your questions during the meeting by visiting: www.meetnow.global/MUMVGGU.
To participate in the 2026 Annual Meeting, you will need to review the information included on your notice of internet availability of proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.
The online meeting will begin promptly at 9:00 a.m., Central Daylight Time. We encourage you to access the online meeting 10 to 15 minutes prior to the start time, leaving ample time for the check in.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance of the meeting and no later than 5:00 p.m. Eastern Time on Thursday, May 14,2026. Please follow the registration instructions as outlined below under “How do I register to attend the 2026 annual meeting virtually online?”
How do I register to attend the 2026 annual meeting virtually online?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2026 Annual Meeting virtually online. Please follow the instructions on the notice of internet availability of proxy materials or proxy card that you received. If you cannot locate your notice of internet availability of proxy materials or proxy card but would like to attend the meeting, you can enter as a guest.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2026 Annual Meeting virtually online. Registration will require you to contact your bank or broker and request a legal proxy which provides proof of your proxy power. Once received, to register to attend the 2026 Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your ownership of Principal Financial Group, Inc. common stock, along with your name and email address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Thursday, May 14, 2026. If you do not have a legal proxy but would like to attend the meeting, you can enter as a guest.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com.
By mail:
Computershare
Principal Financial Group, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
You will receive a confirmation of your registration by email.
2026 Proxy Statement	93

Questions and answers about the annual meeting
Why didn’t I receive a copy of the paper proxy materials?
The SEC rules allow companies to notify shareholders that proxy materials are available on the internet and to provide access to those materials via the internet. You may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of internet availability of proxy materials.
Why did I receive notice of, and access to, this proxy statement?
The Board is soliciting proxies to be voted at the 2026 Annual Meeting to be held on May 19, 2026, at 9:00 a.m., Central Daylight Time, and at any adjournment or postponement of the meeting. The Company will pay all solicitation expenses in connection with the solicitation process. We have engaged Georgeson to assist with the solicitation of proxies for an estimated fee of  $26,000.
When the Board asks for your proxy, it must provide you access to proxy materials that contain information required by law. These materials were first made available on the Company’s website on April 6, 2026, and sent to shareholders, on or about April 9, 2026.
What is a proxy?
It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated two of the Company’s officers to act as proxies for the 2026 Annual Meeting: Joel M. Pitz, Chief Financial Officer; and Chris Agbe-Davies, Vice President, Associate General Counsel and Interim Corporate Secretary.
What will the shareholders vote on at the 2026 annual meeting?
•
Election of Directors for three-year terms;

•
Advisory approval of our Named Executive Officers’ compensation;

•
Ratification of the appointment of independent auditors; and

•
Approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan

Will there be any other items of business on the agenda?
We don’t expect any other items of business, because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.
Who can vote at the 2026 annual meeting?
Shareholders as of the close of business on the Record Date can vote at the 2026 Annual Meeting.
How many votes do I have?
You will have one vote for every share of Company common stock you owned on the Record Date.
94	2026 Proxy Statement

Questions and answers about the annual meeting
What constitutes a quorum?
One-third of the outstanding shares of common stock as of the Record Date constitutes a quorum for voting on items at the 2026 Annual Meeting. On the Record Date, there were 216,449,333 shares of common stock outstanding. A quorum must be present, through live virtual attendance or by proxy, before any action can be taken at the 2026 Annual Meeting, except an action to adjourn the meeting.
How many votes are required for the approval of each item?
•
Proposal one. Each nominee for Director will be elected if there are more votes for the nominee than votes against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections;

•
Proposal two. The advisory vote to approve Named Executive Officer compensation will be approved if there are more votes for the proposal than against the proposal;

•
Proposal three. The appointment of the independent auditors will be ratified if there are more votes cast for the proposal than against the proposal; and

•
Proposal four. The approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan will be approved if there are more votes for the proposal than against the proposal.

Abstentions and broker non-votes will be treated as being present at the meeting for determining a quorum but will not be counted as votes for the proposals.
What are broker non-votes?
If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give directions, the broker may vote your shares on routine items of business, which is Proposal Three. Proxies that are returned by brokers because they did not receive directions on how to vote on non-routine items (Proposals One, Two and Four) are called “broker non-votes.”
How do I vote by proxy?
Shareholders of record may vote by mail, telephone, or online. Shareholders may vote “for,” “against,” or “abstain” from voting for each Director nominee in Proposal One, Proposal Two (the advisory vote to approve Named Executive Officer compensation), Proposal Three (ratification of the appointment of independent auditors), and Proposal Four (approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan).
•
By mail. Sign and date each proxy or voting instruction card you receive, and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney in fact, executor, administrator, guardian, trustee, or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor, the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•
By telephone. Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If you vote by telephone, do not return your proxy or voting instruction card.

•
Online. You may vote online at www.investorvote.com/PFG. Follow the instructions provided in the notice of internet availability of proxy materials or on the proxy or voting instruction card. If you vote online, do not return your proxy or voting instruction card.

2026 Proxy Statement	95

Questions and answers about the annual meeting
How do I vote shares that are held by my broker?
If you own shares held by a broker, you may direct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone, and through the internet.
How do I vote in person?
Because the 2026 Annual Meeting will be held virtually, you will not be able to vote your shares in person. We encourage you to vote in advance of the meeting by mail, telephone, or internet. In addition, you can vote at the virtual 2026 Annual Meeting by using the instructions provided above at “How do I register to attend the 2026 Annual Meeting virtually on the internet?”
How do I vote my shares held in the Company’s 401(k) plan?
The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the same proportion as the shares voted by plan participants, in accordance with trustee’s duties under the plan and Trust documents. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 15, 2026.
How are shares held in the demutualization separate account voted?
We became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company (“Demutualization”) and the initial public offering of shares of the Company’s common stock was completed. Principal issued common stock to Principal Life Insurance Company, and Principal Life Insurance Company allocated this common stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life Insurance Company will vote these shares, the plans may give Principal Life Insurance Company voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life Insurance Company will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received directions. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 15, 2026.
Who counts the votes?
Votes will be counted by Computershare Trust Company, N.A.
What happens if I do not vote on an issue when returning my proxy?
If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends:
•
“For” the election of all Director nominees;

•
“For” approval of the Named Executive Officers’ compensation;

•
“For” the ratification of Ernst & Young LLP as the Company’s independent auditors; and

•
“For” the approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan.

96	2026 Proxy Statement

Questions and answers about the annual meeting
How do I revoke my proxy?
If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy or voting instructions by voting a new proxy or instruction card or by voting during the virtual 2026 Annual Meeting.
How do I contact the Board?
You may contact the Lead Director through the Investor Relations section of the Company’s website at www.principal.com, or by writing to:
Lead Director, c/o Chris Agbe-Davies,
Vice President, Associate General Counsel Interim Corporate Secretary
Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392-0300
All emails and letters received will be categorized and processed by the Company’s Secretary and then sent to the Company’s Lead Director.
How do I submit a shareholder proposal or nominate a director for the 2027 annual meeting?
The Company’s next annual meeting is tentatively scheduled for May 18, 2027. Proposals should be sent to the Company’s Secretary at the principal executive offices of the Company, 711 High Street, Des Moines, IA 50392. To be included in next year’s proxy statement, proposals submitted pursuant to SEC Rule 14a-8 must be received by December 7, 2026. In addition, the Company’s By-Laws provide that any shareholder wishing to propose any other business at the annual meeting must give us written notice between January 19, 2027, and February 18, 2027. That notice must provide other information as described in the Company’s By-Laws, which are on the Company’s website, www.principal.com. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 20, 2027.
For proxy access nominees to be considered at the 2027 Annual Meeting, the nomination notice must be received by the Secretary no earlier than November 7, 2026, and no later than December 7, 2026. Among other things, the notice must include the information and documents described in Section 1.17 of the Company’s By-Laws.
What is “householding?”
We send shareholders of record at the same address one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.
If you share the same address as other shareholders and would like us to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 866-781-1368, or P.O. Box 43078, Providence, RI 02940-3078. You can also contact Computershare to receive individual copies of all documents.
Where can I receive more information about the Company?
We file reports and other information with the SEC, which are available on the Company’s website at www.principal.com and at https://www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The Audit, Finance, Human Resources and Nominating and
2026 Proxy Statement	97

Questions and answers about the annual meeting
Governance Committee charters, the Company’s Corporate Governance Guidelines, and the Company’s Global Code of Conduct are also available on the Company’s website, www.principal.com.
The Board urges you to vote by using the internet or telephone or by returning the proxy or voting instruction card.
98	2026 Proxy Statement

Appendix A
Executive compensation benchmarking study participants
Willis Towers Watson
2025 Financial services executive compensation survey participants
Participant list—standard analysis
Aberdeen plc
Acadian Asset Management
AEGON
AGF Management Limited
Alera Group
AllianceBernstein L.P.
Allianz Life Insurance of North America
Allspring Global Investments
American Century Investments
Ameriprise Financial
AMG Funds LLC
Amova Asset Management Co., Ltd.
Aon
Ariel Investments LLC
Aristotle
Arrowstreet Capital, L.P.
Artisan Partners Limited Partnership
Ascensus, Inc.
Ashmore
AXA Investment Managers
Baillie Gifford
Bank of America
Bank Vontobel AG
Barclays
Barings
Baron Capital, Inc.
BlackRock
BNP Paribas
BNY
BOK Financial Corporation
Brandes Investment Partners, L.P.
Breckinridge Capital Advisors
Bridgeway Capital Management, Inc.
Brown Advisory Incorporated
Brown Brothers Harriman & Co.
Calamos Investments
Cambridge Associates
Campbell Lutyens & Co Limited
Canada Pension Plan Investment Board
Capital Group
Ceredex Value Advisors LLC
City National Bank of Florida
Clark Capital Management Group
ClearBridge Investments
Cohen & Steers, Inc.
Comerica
Conning and Company
Cullen/Frost Bankers, Inc.
D.A. Davidson & Co.
Diamond Hill Capital Management, Inc.
Dimensional Fund Advisors
DoubleLine Group
Driehaus Capital Management LLC
Duff  & Phelps Investment Management Co.
DWS
Eagle Capital Management, LLC
Eastspring Investments Limited
Edelman Financial Engines
Empower Retirement
Envestnet Financial Technology Envestnet, Inc.
Federated Hermes, Inc.
Fidelity Investments
Fiera Capital Corporation
Fifth Third Bank
First Citizens Bank
First Eagle Investment Management
First Sentier Investors
Flagstar Bank
Franklin Templeton Investments
Fred Alger Management, Inc.
Fund Evaluation Group
Geode Capital Management
Glenmede Trust Company
GMO LLC
Goldman Sachs Group, Inc
GW&K INVESTMENT MANAGEMENT, LLC
Hartford
Horizon Investments
HSBC
Impax Group Plc
Insight Investment
Invesco
Jackson National Life Insurance Company
Jacobs Levy Equity Management
Janus Henderson Investors
Jennison Associates LLC
Jones Lang LaSalle
JP Morgan Chase
Kayne Anderson Rudnick Investment Management, LLC
Lazard Asset Management LLC
Legal & General Investment Management Ltd.
Liberty Mutual Group
Lincoln Financial Group
Lombard Odier Inc.
Loomis, Sayles & Company, L.P.
Lord, Abbett & Co. LLC
M&G Investments
M&T Bank Corporation
Macquarie Group
Mairs and Power Investment Counsel
Manning & Napier Advisors
Manulife
Marsh USA Inc.
Mawer Investment Management Ltd.
MEAG New York Corporation
Metropolitan Life Insurance Company
MFS Investment Management
MissionSquare Retirement
Morgan Stanley
Munich Reinsurance America, Inc.
Mutual of America Capital Management
Mutual of Omaha Insurance Company
National Bank Of Canada
Nationwide
Natixis Corporate & Investment Banking
Natixis Investment Managers
Neuberger Berman Group
New York Life Insurance Company
Newfleet Asset Management, LLC
NFJ Investment Group L.P.
Ninety One UK Limited
Nomura Holdings
Nordea Bank AB
Northern Trust Corporation
Nuveen Investments
Orbis Investment Management Limited
ORIX
Pacific Investment Management Company
Pacific Life Insurance Company
Penn Mutual Life Insurance Company
Performance Trust Investment Advisors
Perpetual Limited
PGIM
Pictet
PineBridge Investments
PNC Bank

2026 Proxy Statement	A-1

Appendix A
Principal Financial Group
ProShare Advisors LLC
Prosperity Life
Prudential Financial
Pzena Investment Management, LLC
Raymond, James & Associates
Regions Financial Corporation
Resolute Investment Managers, Inc.
Robeco Group N.V
Rockefeller Capital Management L.P.
Royal Bank of Canada
Russell Investments
Sands Capital Management
Santander Group
Schroder Investment Management Ltd.
Security Benefit Corporation
SEI
Seix Investment Advisors LLC
Selene Finance LP
Silvant Capital Management LLC
Standard Insurance Company
State Street Bank & Trust Company
Stone Harbor Investment Partners LP
Sun Life Financial
Sustainable Growth Advisers, LP
Symetra Life Insurance Company
T. Rowe Price Associates, Inc.
TCW LLC
TD Securities
The Nassau Companies of New York
TIAA
Transamerica Life Insurance Company
Truist
U.S. Bancorp
UBS
University of Richmond
Vanguard Group, Inc.
Virtus Investment Partners, Inc.
Voya Financial
Wellington Management Company, LLP
Wells Fargo Bank
Westchester Capital Management
Western Asset Management Company
Western Southern Financial Group/Fort Washington
Westwood Holdings Group, Inc.
William Blair & Company
Wintrust Financial Corp.
WisdomTree, Inc.
World Insurance Associates
Zurich Insurance

Towers Watson
2025 Diversified insurance compensation survey participants
AFLAC*
AIG*
Allianz Life Insurance*
Allstate*
Arch Capital Group*
Brighthouse Financial*
Cigna*
CNO Financial*
Corebridge Financial*
Equitable*
Genworth Financial*
Guardian Life
Hartford Financial Services Group*
Lincoln Financial*
Manulife Financial*
Massachusetts Mutual
MetLife*
Nationwide
New York Life
Northwestern Mutual
OneAmerica Financial Partners
Pacific Life
Principal Financial Group*
Protective Life
Prudential Financial*
Securian Financial Group
Standard Insurance
Sun Life Financial*
Symetra Financial
Thrivent Financial for Lutherans
Transamerica*
Unum*
USAA
Voya Financial Services*

McLagan
2025 U.S. Asset Management—Traditional Sales & Marketing Survey Participants
AAA Life Insurance
AAA Northern California, Nevada & Utah
AFLAC
AgFirst
AIG
Allianz Life Insurance
Allianz Trade
Allied Solutions
Allstate
Ally Financial
Alter Domus
American National Insurance
American Property Casualty Insurance Association
Ameritas Life
Amherst Holdings
Amica Mutual Insurance
Anywhere Real Estate
Aon
Aptia Group UK
Arch Capital Group
Arthur J Gallagher & Company
Ascot Group
Aspen Insurance
Aspida
Associated Banc -Corp
Assurant
Athene
Auto Club Group
AXA Group
AXA Partners
AXA XL
AXIS Specialty U.S. Services
Aztec Group
Bank of America (Global)
Barclays
Beazley
BECU
Blue Cross Blue Shield of Arizona
Blue Cross Blue Shield of Florida
Blue Cross Blue Shield of Minnesota
Blue Cross Blue Shield of North Carolina
Blue Shield of California
BNP Paribas Asset Management
Bread Financial
Brighthouse Financial
British Columbia Investment Management
Brookfield Asset Management
Brotherhood Mutual Insurance
Brown Brothers Harriman
California Casualty Management
Cambridge Associates
Canadian Imperial Bank of Commerce
Canopius
Capital One Financial
CardWorks
CareFirst BlueCross BlueShield
Caterpillar Financial Services
CBOE Global Markets
CBRE Group
CFA Institute
Charles Schwab
Chubb

A-2	2026 Proxy Statement

Appendix A
Cigna
Citigroup
Citigroup (Global)
Citizens Financial Group
Citizens Property Insurance
City National Bank
CME Group
CNA Financial Corporation
CNO Financial
Cobank
Coface
Comerica
Computershare Loan Services
Connexus Credit Union
Constellation Insurance
Corebridge Financial
Country Financial
CPP Investment Board
CSAA Insurance Group
CTBC Bank
Cullen Frost Bankers
Delta Dental of California
Delta Dental Plan of Michigan
Deutsche Bank (Global)
DLL Group
Donnelley Financial Solutions
DRW Holdings
East West Bank
Edelman Financial Engines
Educational Credit Management
Edward Jones
ELCO Mutual
Element Fleet Management
Elevance Health
Employers Mutual Casualty Company
Empower
ENGIE Global Markets
Enstar
Equitable
Erie Insurance
Eurazeo
Experian
Farm Credit Foundations
Farm Credit Services of America
Farmers Group
Federal Farm Credit Banks Funding
Federal Reserve Bank of Atlanta
Federal Reserve Bank of Boston
Federal Reserve Bank of Chicago
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Minneapolis
Federal Reserve Bank of New York
Federal Reserve Bank of Philadephia
Federal Reserve Bank of Richmond
Federal Reserve Bank of St. Louis
Federal Reserve Board
Fidelity & Guaranty Life
Fifth Third Bancorp
FINRA
First Citizens Bank
First Financial Bancorp
First National Bank of Pennsylvania
First National of Nebraska
FM
FNZ
Ford Financial
Fortitude Re
Freddie Mac
General Reinsurance
Genworth Financial
Global Payments
GM Financial
GNY Insurance
Grange Insurance
Great American Insurance
Greystar
GTE Financial
Guardian Life
Guy Carpenter
Hanover Insurance Group
Health Care Service Corporation (HCSC)
HF Management Services
Highmark
Hines Interests
Hiscox
Horace Mann Educators
Horizon Blue Cross Blue Shield of New Jersey
Howden Group Holdings
HSBC Bank
Humana
Huntington Bancshares
IA Financial Group
ICW Group
IMA Financial Group
Independence Blue Cross
Intact Insurance
IQ-EQ
Irvine
Jackson National Life
JP Morgan Chase (Global)
Kemper Services Group
KeyCorp
Kosmos Management
Legal & General America
Liberty Mutual Insurance
Lincoln Financial
London Stock Exchange Group
LPL Financial
M&T Bank
Manulife Financial
MAPFRE U.S.A.
Markel International Services
Marsh
Marsh McLennan
Massachusetts Mutual
Mastercard
MBIA
Mercury Insurance
MetLife
Modern Woodmen of America
MoneyGram
Moody’s
Morgan Stanley (Global)
Morningstar
Mortgage Guaranty Insurance
Mr. Cooper
Munich American Reassurance Company
Munich Re Group
Mutual of America Life
Mutual of Omaha
Nasdaq National Life Group
Nationwide NatWest Group
NatWest Markets
Navy Federal Credit Union
NCCI Holdings
NCMIC
New York Life
NJM Insurance Group
Northern Trust
Northwestern Mutual
Nuclear Electric Insurance Limited (NEIL)
Office of the Comptroller of the Currency
Old Republic International
OneAmerica Financial Partners
Orix
Osaic
Pacific Life
PartnerRe
PayPal
Pictet & Cie
Plymouth Rock Assurance
PMA Companies
Popular
PRA Group
Premera Blue Cross
Primerica Life
Principal Financial Group
Progressive
Prologis
Protective Life
Prudential Financial
PSP Investments
QBE Insurance Group
Rabobank
Radian Group
Realty Income Corp.
Reinsurance Group of America (RGA)
Reliance Standard Life
RenaissanceRe Holdings
Resolution Life Rialto Capital Management
RLI Insurance Company
Rockland Trust Company
Ryan LLC
S&P Global
S3 Shared Service Solutions
SchoolsFirst FCU
Schroders
SCOR
Securian Financial Group
Sedgwick
Siemens Capital Company
Siemens Financial Services
SiriusPoint
Society Insurance
SoFi
Southern Farm Bureau Life
Standard Industries
Standard Insurance
State Farm Insurance
StoneX Group
Sun Life Financial
Symetra Financial

2026 Proxy Statement	A-3

Appendix A
Synchrony
Synovus Financial Corporation
T. Rowe Price Group
Teacher Retirement System of Texas
Texas Mutual Insurance
The Hartford Insurance Group
Thrivent Financial for Lutherans
TMF Group
TMX Group
Tokio Marine HCC
Tower Hill Insurance Group Inc.
Transamerica
Transatlantic Holdings
Travelers
UMB Financial
United Heritage
Unum
USAA
Valley National Bank
Verisk Analytics
Virgin Management
Visa
Vistra Group
Voya Financial Services
Webster Bank
Wellabe
Wellmark BlueCross BlueShield
Western Union
Westfield Insurance
William Blair & Company
Wintrust Financial Corporation
World Bank
Yamaha Motor Corporation USA
Zion’s Bancorporation
Zurich North America

A-4	2026 Proxy Statement

Appendix B
Non-GAAP financial measure reconciliations
Principal Financial Group, Inc.
	For the year ended Dec. 31
(in millions, except as indicated)	2025	2024	2023	2022	2021
Net income attributable to PFG
Net income attributable to PFG	$1,185.1	$1,571.0	$623.2	$4,756.9	$1,580.2
(Income) loss from exited business1	502.1	(65.8)	891.7	(3,303.7)	—
Non-GAAP net income attributable to PFG, excluding exited business	$1,687.2	$1,505.2	$1,514.9	$1,453.2	$1,580.2
Net realized capital (gains) losses, as adjusted1	178.3	135.3	87.9	165.6	60.7
Non-GAAP operating earnings	$1,865.5	$1,640.5	$1,602.8	$1,618.8	$1,640.9
Impact of actuarial assumption reviews	53.0	68.8	5.6	(54.5)	—
Non-GAAP operating earnings, excluding impact of actuarial assumption reviews	$1,918.5	$1,709.3	$1,608.4	$1,564.3	$1,640.9
Impact of other significant variances	11.2	90.0	83.7	99.3	—
Non-GAAP operating earnings, excluding significant variances	$1,929.7	$1,799.3	$1,692.1	$1,663.6	$1,640.9

1
This is a Non-GAAP financial measure. See detail below.

Net realized capital gains (losses)
GAAP net realized capital gains (losses)	$27.7	$(27.3)	$(72.2)	$(182.1)	$115.4
Market value adjustments to fee revenues	(0.1)	0.1	1.3	0.7	(0.6)
Net realized capital gains (losses) related to equity method investments	5.3	(17.3)	8.8	(15.0)	(24.0)
Derivative and hedging-related revenue adjustments	(101.4)	46.0	23.3	(91.3)	(127.8)
Certain variable annuity fees	68.0	71.3	73.3	75.9	80.5
Sponsored investment fund adjustments	41.5	29.9	23.4	22.2	21.3
Capital gains distributed—operating expenses	(31.4)	(110.5)	(26.3)	102.9	(69.4)
Amortization of actuarial balances	(14.5)	(1.8)	(0.2)	(0.1)	9.7
Derivative and hedging-related expense adjustments	1.6	(3.5)	1.8	—	—
Market value adjustments of embedded derivatives	(24.0)	(24.7)	1.7	(40.9)	(13.9)
Market value adjustments of market risk benefits	(100.1)	(43.9)	(71.3)	(157.2)	(36.9)
Capital gains distributed—cost of interest credited	(22.6)	(60.6)	(52.2)	33.5	(37.3)
Net realized capital gains (losses) tax adjustments	33.5	16.1	22.0	56.6	35.7
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(61.8)	(9.1)	(21.3)	29.2	(13.4)
Total net realized capital gains (losses) after-tax adjustments	(206.0)	(108.0)	(15.7)	16.5	(176.1)
Net realized capital gains (losses), as adjusted	$(178.3)	$(135.3)	$(87.9)	$(165.6)	$(60.7)

Diluted earnings per common share
Net income	$5.25	$6.68	$2.55	$18.63	$5.79
(Income) loss from exited business	2.23	(0.28)	3.64	(12.94)	—
Net realized capital (gains) losses, as adjusted	0.79	0.57	0.36	0.65	0.22
Non-GAAP operating earnings	$8.27	$6.97	$6.55	$6.34	$6.01
Impact of actuarial assumption reviews	0.23	0.30	0.02	(0.21)	—
Impact of other significant variances	0.05	0.38	0.35	0.39	—
Non-GAAP operating earnings, excluding significant variances	$8.55	$7.65	$6.92	$6.52	$6.01

Stockholders’ equity
Stockholders’ equity	$11,917.0	$11,131.3	$10,961.7	$10,017.8	$12,140.5
Noncontrolling interest	(33.1)	(44.9)	(45.7)	(41.1)	(56.4)
Stockholders’ equity attributable to Principal Financial Group, Inc.	11,883.9	11,086.4	10,916.0	9,976.7	12,084.1
Accumulated other comprehensive Income (AOCI), other than foreign currency translation adjustment (FCTA)	2,641.8	3,438.9	3,847.3	5,307.4	535.4
Cumulative change in fair value of funds withheld embedded derivative	(2,080.2)	(2,381.3)	(2,027.9)	(2,885.6)	—
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA	$12,445.5	$12,144.0	$12,735.4	$12,398.5	$12,619.5
2026 Proxy Statement	B-1

Appendix B
	For the year ended Dec. 31
(in millions, except as indicated)	2025	2024	2023	2022	2021

Net income ROE available to common stockholders (including AOCI)
Net income ROE available to common stockholders (including AOCI)	10.3%	14.3%	6.0%	43.1%	11.0%
Cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA	(0.7)%	(1.7)%	(1.0)%	(5.1)%	1.4%
Net income ROE available to common stockholders (x-cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA)	9.6%	12.6%	5.0%	38.0%	12.4%
Net realized capital (gains) losses	1.5%	1.1%	0.7%	1.3%	0.5%
(Income) loss from exited business	4.1%	(0.5)%	7.1%	(26.4)%	0.0%
Non-GAAP operating earnings ROE (x-cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA)	15.2%	13.2%	12.8%	12.9%	12.9%
Impact of significant variances	0.5%	1.3%	0.7%	0.4%	0.0%
Non-GAAP operating earnings ROE (x-cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA), excluding impact from significant variances	15.7%	14.5%	13.5%	13.3%	12.9%

Book value per common share including AOCI
Book value per common share including AOCI	$54.66	$49.01	$46.18	$40.97	$46.18
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than FCTA	2.59	4.68	7.69	9.95	2.04
Book value excluding cumulative change in fair value of funds withheld embedded derivative and AOCI, other than FCTA	57.25	53.69	53.87	50.92	48.22
Foreign currency translation	7.11	7.89	6.34	6.45	5.92
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI	$64.36	$61.58	$60.21	$57.37	$54.14

Total revenues
Total revenues	$15,625.5	$16,127.7	$13,665.8	$17,536.1	$14,427.8
Net realized capital (gains) losses, net of related revenue adjustments	(41.0)	(102.7)	(57.9)	189.6	(64.8)
Revenues from exited business	364.4	(513.3)	927.5	(4,414.8)	—
Adjustments related to equity method investments	69.4	74.8	78.9	54.5	47.2
Market risk benefit derivative settlements	40.8	45.8	45.9	35.0	32.5
Operating revenues	$16,059.1	$15,632.3	$14,660.2	$13,400.4	$14,442.7

Gross profit
Income before income taxes	$1,416.0	$1,889.6	$738.8	$5,987.0	$1,910.9
Operating expenses1	5,268.4	5,172.3	4,949.7	4,802.9	5,000.6
Non-GAAP pre-tax operating earnings (losses) attributable to noncontrolling interest1	9.5	18.3	26.2	70.1	33.5
Pre-tax net realized capital (gains) losses	150.0	142.3	88.6	251.4	83.0
Pre-tax (income) loss from exited business	631.9	(83.4)	1,129.8	(4,260.1)	—
Certain adjustments related to equity method investments and noncontrolling interest	59.9	56.5	52.7	(15.6)	13.7
Non-GAAP gross profit	$7,535.7	$7,195.6	$6,985.8	$6,835.7	$7,041.7

Income before income taxes
Income before income taxes	$1,416.0	$1,889.6	$738.8	$5,987.0	$1,910.9
Net realized capital (gains) losses	(27.7)	27.3	72.2	182.1	(115.4)
Net realized capital (gains) losses pre-tax adjustments	177.7	115.0	16.4	69.3	198.4
Non-GAAP pre-tax operating (earnings) losses attributable to noncontrolling interest1	(9.5)	(18.3)	(26.2)	(70.1)	(33.5)
Income taxes related to equity method investments	69.4	74.8	78.9	54.5	47.2
Pre-tax (income) loss from exited business	631.9	(83.4)	1,129.8	(4,260.1)	—
Non-GAAP pre-tax operating earnings	$2,257.8	$2,005.0	$2,009.9	$1,962.7	$2,007.6

1
This is a Non-GAAP financial measure. See detail below.

B-2	2026 Proxy Statement

Appendix B
	For the year ended Dec. 31
(in millions, except as indicated)	2025	2024	2023	2022	2021
Income from continuing operations before income taxes
Income from continuing operations before income taxes	$1,416.0	$1,889.6	$738.8	$5,987.0	$1,910.9
Net realized capital (gains) losses	(27.7)	27.3	72.2	182.1	(115.4)
Net realized capital (gains) losses on funds withheld assets	(43.2)	(87.7)	(165.0)	(749.4)	—
Change in fair value of funds withheld embedded derivative	381.1	(447.4)	1,085.7	(3,652.8)	—
Non-GAAP pre-tax operating income	$1,726.2	$1,381.8	$1,731.7	$1,766.9	$1,795.5

Operating expenses
Total operating expenses	$5,433.8	$5,363.9	$5,072.1	$4,962.2	$5,070.0
Net realized capital (gains) losses operating expense adjustments	(31.4)	(110.5)	(26.3)	102.9	(69.4)
Expenses from exited business	(134.0)	(81.1)	(96.1)	(262.2)	—
Non-GAAP operating expenses	$5,268.4	$5,172.3	$4,949.7	$4,802.9	$5,000.6

Net income attributable to noncontrolling interest
Net income attributable to noncontrolling interest	$70.4	$26.9	$46.9	$40.6	$46.8
Income taxes attributable to noncontrolling interest	0.9	0.5	0.6	0.3	0.1
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(61.8)	(9.1)	(21.3)	29.2	(13.4)
Non-GAAP pre-tax operating earnings losses attributable to noncontrolling interest	$9.5	$18.3	$26.2	$70.1	$33.5

Income (loss) from exited business
Strategic review costs and impacts	$—	$—	$—	$40.4	$—
Amortization of reinsurance losses	(84.1)	(589.6)	(68.7)	(56.7)	—
Other impacts of reinsured business	(209.9)	137.9	(140.4)	(125.8)	—
Net realized capital gains (losses) on funds withheld assets	43.2	87.7	165.0	749.4	—
Change in fair value of funds withheld embedded derivative	(381.1)	447.4	(1,085.7)	3,652.8	—
Pre-tax income (loss) from exited business	(631.9)	83.4	(1,129.8)	4,260.1	—
Tax impacts of exited business	129.8	(17.6)	238.1	(956.4)	—
Income (loss) from exited business	$(502.1)	$65.8	$(891.7)	$3,303.7	$—
	For the year ended Dec. 31
(in millions, except as indicated)	2025	2024	2023	20221	20211
Net income attributable to PFG
Net income attributable to PFG	$1,185.1	$1,571.0	$623.2	$4,811.6	$1,710.6
(Income) loss from exited business2	502.1	(65.8)	891.7	(3,304.0)	—
Net realized capital (gains) losses, as adjusted2	178.3	135.3	87.9	193.3	137.0
Non-GAAP operating earnings	$1,865.5	$1,640.5	$1,602.8	$1,700.9	$1,847.6

Net realized capital gains (losses)
GAAP net realized capital gains (losses)	$27.7	$(27.3)	$(72.2)	$(258.4)	$2.5
Recognition of front-end fee revenues	—	—	—	(4.7)	(2.9)
Market value adjustments to fee revenues	(0.1)	0.1	1.3	0.7	(0.6)
Net realized capital gains (losses) related to equity method investments	5.3	(17.3)	8.8	(15.0)	(24.0)
Derivative and hedging-related revenue adjustments	(101.4)	46.0	23.3	(126.3)	(160.3)
Certain variable annuity fees	68.0	71.3	73.3	—	—
Sponsored investment fund adjustments	41.5	29.9	23.4	22.2	21.3
Capital gains distributed – operating expenses	(31.4)	(110.5)	(26.3)	102.9	(69.4)
Amortization of actuarial balances	(14.5)	(1.8)	(0.2)	2.5	11.1
Derivative and hedging-related expense adjustments	1.6	(3.5)	1.8	—	—
Market value adjustments of embedded derivatives	(24.0)	(24.7)	1.7	(44.1)	79.8
Market value adjustments of market risk benefits	(100.1)	(43.9)	(71.3)	—	—
Capital gains distributed—cost of interest credited	(22.6)	(60.6)	(52.2)	33.5	(37.3)
Net realized capital gains (losses) tax adjustments	33.5	16.1	22.0	64.2	56.2
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(61.8)	(9.1)	(21.3)	29.2	(13.4)
Total net realized capital gains (losses) after-tax adjustments	(206.0)	(108.0)	(15.7)	65.1	(139.5)
Net realized capital gains (losses), as adjusted	$(178.3)	$(135.3)	$(87.9)	$(193.3)	$(137.0)
2026 Proxy Statement	B-3

Appendix B
	For the year ended Dec. 31
(in millions, except as indicated)	2025	2024	2023	20221	20211

Income (loss) from exited business
Strategic review costs and impacts	$—	$—	$—	$(91.0)	$—
Amortization of reinsurance losses	(84.1)	(589.6)	(68.7)	(82.5)	—
Other impacts of reinsured business	(209.9)	137.9	(140.4)	31.8	—
Net realized capital gains (losses) on funds withheld assets	43.2	87.7	165.0	749.4	—
Change in fair value of funds withheld embedded derivative	(381.1)	447.4	(1,085.7)	3,652.8	—
Pre-tax income (loss) from exited business	(631.9)	83.4	(1,129.8)	4,260.5	—
Tax impacts of exited business	129.8	(17.6)	238.1	(956.5)	—
Income (loss) from exited business	$(502.1)	$65.8	$(891.7)	$3,304.0	$—

Investment Management operating revenues less pass-through expenses
Investment Management operating revenues	$1,887.5	$1,820.7	$1,749.6	$1,864.8	$1,991.8
Investment Management commissions and other expenses	(156.7)	(152.1)	(143.3)	(156.0)	(183.0)
Investment Management operating revenues less pass-through expenses	$1,730.8	$1,668.6	$1,606.3	$1,708.8	$1,808.8

Non-GAAP pre-tax operating earnings
Non-GAAP pre-tax operating earnings	$2,257.8	$2,005.0
Impacts of significant variances	79.7	198.2
Non-GAAP pre-tax operating earnings, excluding significant variances	$2,337.5	$2,203.2

Net revenue
Net revenue	$6,849.8	$7,253.5
Net realized capital (gains) losses	(27.7)	27.3
Net realized capital (gains) losses net revenue adjustments	146.3	4.5
Income taxes related to equity method investments	69.4	74.8
Net revenue from exited business	497.9	(164.5)
Non-GAAP net revenue	7,535.7	7,195.6
Impacts of significant variances	115.1	197.0
Non-GAAP net revenue, excluding significant variances	$7,650.8	$7,392.6

Non-GAAP operating margin
Non-GAAP net revenue	30.0%	27.9%
Impacts of significant variances	0.6%	1.9%
Non-GAAP net revenue, excluding significant variances	30.6%	29.8%

1
In 2023, Principal adopted new accounting guidance that required us to recast 2021 and 2022 financial results. Amounts shown were used to determine executive compensation based on accounting policies during the period.

2
This is a Non-GAAP financial measure. See detail in this Appendix B.

B-4	2026 Proxy Statement

Appendix C
PRINCIPAL FINANCIAL GROUP, INC.
2026 STOCK INCENTIVE PLAN
SECTION 1.
PURPOSE; EFFECTIVE DATE.
(a)
Purpose.   The purpose of the Principal Financial Group, Inc. 2026 Stock Incentive Plan (the “Plan”) is to foster and promote the long-term financial success of the Company and its subsidiaries and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company, and (c) enabling the Company to attract and retain the services of outstanding service providers upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent, through the grant of awards under the Plan to Employees, Agents and Non-Employee Directors.

(b)
Effective Date.   The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date.

SECTION 2.
DEFINITIONS
(a)
Definitions.   Whenever used herein, the following terms shall have the respective meanings set forth below:

(1)
“Agent” means each insurance agent (whether or not a statutory employee) and each other individual providing personal service to the Company or any Subsidiary who, in either case, is not an Employee.

(2)
“Award” means an Option, SAR, award of Restricted Stock, an award of Restricted Stock Units or an Other Stock-Based Award.

(3)
“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant.

(4)
“Beneficial Owner” means such term as defined in Rule 13d-3 under the Exchange Act.

(5)
“Board” means the Board of Directors of the Company.

(6)
“Cause” means, unless otherwise determined by the Committee in an Award Agreement, (i) dishonesty, fraud or misrepresentation, (ii) the Participant’s engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary.

(7)
“Change of Control” means, unless otherwise determined by the Committee in an Award Agreement, the occurrence of any one or more of the following:

2026 Proxy Statement	C-1

Appendix C
(i)
any SEC Person becomes the Beneficial Owner of 40% or more of the Common Stock or of Voting Securities representing 40% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a “40% Owner”); or

(ii)
the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(iii)
consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”) where the SEC Persons who were the direct or indirect owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction are not or do not become, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of no less than 60% of each of  (i) the then-outstanding common stock of the Surviving Corporation and (ii) the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such SEC Persons’ ownership of the Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

(iv)
approval by the Company’s shareholders and consummation of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or of a plan of liquidation of the Company.

(8)
“Change of Control Price” means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the thirty (30) trading days immediately preceding the date on which a Change of Control occurs.

(9)
“Code” means the Internal Revenue Code of 1986, as amended.

(10)
“Committee” means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time or, in the case of matters pertaining to Awards to Non-Employee Directors, the Committee shall mean the Nominating and Governance Committee of the Board.

(11)
“Common Stock” means the common stock of the Company, par value $0.01 per share.

(12)
“Company” means Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

(13)
“Disability” means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

(14)
“Domestic Partner” means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary which employs the Participant.

(15)
“Employee” means any employee (including each officer) of the Company or any Subsidiary.

(16)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(17)
“Executive Officer” means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

(18)
“Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the Nasdaq Stock Market (Nasdaq) or, if at the relevant time the Common Stock is not listed to trade on Nasdaq, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “applicable exchange”). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported or (ii) the applicable exchange adopts a trading policy

C-2	2026 Proxy Statement

Appendix C
permitting trades after 5 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).
(19)
“Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

(20)
“40% Owner” shall have the meaning ascribed thereto in the definition of Change of Control.

(21)
“Full Value Award” means an Award other than an Option or SAR.

(22)
“Incentive Stock Option” (ISO) means an option within the meaning of Section 422 of the Code.

(23)
“Incumbent Directors” means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person’s election, or nominated for election, to the Board was as a result of, or in connection with, a proxy contest or a Reorganization Transaction.

(24)
“Net Exercised” shall mean the exercise of an Option or any portion thereof by the delivery to the person exercising such Option of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(25)
“Non-Employee Director” means a member of the Board who is not an Employee.

(26)
“Nonstatutory Stock Option” (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

(27)
“Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a “Nonstatutory Stock Option” (NSO)).

(28)
“Other Stock-Based Award” means an award of, or related to, shares of Common Stock other than an Award of Options, SARs, Restricted Stock, or Restricted Stock Units, as granted by the Committee in accordance with the provisions of Section 8 hereof.

(29)
“Participant” means any Employee, Agent or Non-Employee Director designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

(30)
“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 9(b) for the purpose of determining the extent to which a performance-based Award has been earned.

(31)
“Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which a performance-based Award has been earned.

(32)
“Period of Restriction” means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

(33)
“Prior Plans” mean the Principal Financial Group, Inc. 2014 Stock Incentive Plan, the Principal Financial Group Inc. 2020 Director Stock Plan and the Principal Financial Group, Inc. 2021 Stock Incentive Plan (the “2021 Plan”).

(34)
“Reorganization Transaction” shall have the meaning ascribed thereto in the definition of Change of Control.

2026 Proxy Statement	C-3

Appendix C
(35)
“Restricted Stock” means an award of Stock made pursuant to Section 7 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives and/or until otherwise determined by the Committee or in accordance with the terms of the Plan.

(36)
“Restricted Stock Unit” means a contractual right awarded pursuant to Section 7 that entitles the holder to receive shares of Common Stock (or the value thereof in cash or a combination of shares and cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives and/or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

(37)
“SAR” means a stock appreciation right granted under Section 6 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in Common Stock (unless otherwise determined by the Committee at the time of grant), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(38)
“SEC Person” means any person (as such term is defined in Section 3(a)(9) of the Exchange Act) or group (as such term is used in Rule 13d-5 under the Exchange Act), other than an affiliate or any employee benefit plan (or any related trust) of the Company or any of its affiliates.

(39)
“Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

(40)
“Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(41)
“Voting Securities” means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3.
POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS
(a)
Power to Grant.   The Committee shall determine those Employees, Agents and/or Non-Employee Directors to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times. The Committee may amend the terms of an Award or accelerate the vesting or modify the Period of Restriction, subject to the other terms of the Plan.

(b)
Rules, Interpretations and Determinations.   The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

(c)
Delegation of Authority.   The Committee may delegate to the Company’s Chief Executive Officer and/or to other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals whose compensation is not governed by the Committee, including individuals who are (i) not members of the Company’s Executive Management Group or (ii) “officers,” as defined in Rule 16a-1(f) of the Securities and Exchange Act of 1934, as

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amended, pursuant to such conditions and limitations as the Committee may establish. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person’s delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid or provided for by the Company.
(d)
Awards to Non-Employee Directors.   Notwithstanding anything to the contrary in the Plan, the Nominating and Governance Committee of the Board shall perform the duties and have the power, authority and responsibilities of the Committee with respect to Awards made to Non-Employee Directors, unless determined otherwise by the Board.

(e)
Restrictive Covenants and Other Conditions.   Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may continue in effect following the termination of the Participant’s employment or service with the Company and its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f)
Vesting and Term.   Each Agreement shall set forth the period until the applicable Award is scheduled to vest and/or become exercisable, any Period of Restriction and, if applicable, any date of expiration (which shall not be more than ten years from the grant date). Awards that vest or for which the Period of Restriction lapses based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable grant date (during which no portion of the award may be scheduled to vest), and Awards whose grant, vesting or Period of Restriction is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change of Control as provided in Section 10, (ii) a termination of service due to death or Disability, (iii) to a substitute award issued pursuant to Section 4(d) that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders, provided that such period lasts at least fifty (50) weeks.

(g)
Participants Based Outside the United States.   To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company or a Subsidiary, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards,

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indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.
(h)
Maximum Awards to Non-Employee Directors.   The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s service as a Non-Employee Director, shall not exceed $750,000 (or, in the case of a Participant serving as the Chairman of the Board who is not an employee, $1,000,000).

(i)
Dividends and Dividends Equivalents.   No dividends, dividend equivalents or distributions will be paid with respect to shares of Common Stock subject to an Option or SAR Award. Any dividends or distributions payable with respect to shares of Common Stock that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the shares of Common Stock to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Full Value Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding shares of Common Stock, on the units or other share equivalents subject to the Full Value Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or share equivalents. Any shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

SECTION 4.
COMMON STOCK SUBJECT TO PLAN
(a)
Number.   Subject to Section 4(c) below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 6,500,000, which amount shall be reduced by the number of shares subject to awards made, if any, under the 2021 Plan after March 16, 2026 and before shareholder approval of the Plan, all of which may be issued as Incentive Stock Options. After the effective date of the Plan, no awards may be granted under any Prior Plan. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose. In determining the number of shares of Common Stock to be counted against this share reserve in connection with any Award, the following rules shall apply:

(i)
Shares of Common Stock that are subject to Awards shall be counted against the share reserve as one share for every one share granted.

(ii)
Where the number of shares subject to an Award is variable on the grant date, the number of shares to be counted against the share reserve shall be the maximum number of shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(iii)
Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels at least an equal number of shares of the other, the number of shares to be counted against the share reserve shall be the largest number of shares that would be counted against the share reserve under either of the Awards.

(iv)
Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares authorized for grant to a Participant in any calendar year.

(b)
Canceled or Terminated Awards.   Any shares of Common Stock subject to an Award, or to an award granted under the

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Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided below. The following shares of Common Stock shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) shares repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan or the Prior Plan, and (iv) shares subject to an SAR issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise. Each share of Common Stock that again becomes available for an Award as provided above, and for avoidance of doubt, including shares subject to Prior Plan Awards that become available for Awards under this Plan, shall correspondingly increase the share reserve under Section 4(a) by one share.
(c)
Adjustment Due to Change in Capitalization.   In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares of Common Stock or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 4(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code, and any applicable treasury regulations and guidance promulgated thereunder, and any successor or similar statutory provisions (“Section 409A”).

(d)
Assumption of Options and Other Equity-Based Awards.   In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the limits set forth under Section 4(a) (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.

SECTION 5.
STOCK OPTIONS
(a)
Grant of Stock Options.   Options may be granted to Participants in accordance with the terms of the Plan at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the vesting and exercisability of the Option, the duration of the Option and the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

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(b)
Exercise Price.   Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. Except in the case of an adjustment effected pursuant to Section 4(c), the Committee shall not (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for case or another Award (other than in connection with a Change of Control) in accordance with Section 10), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U. S. national securities exchange on which the shares of Common Stock are listed.

(c)
Vesting and Exercise of Options.   The Committee shall determine the vesting and exercisability schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall become vested and/or exercisable, and may establish performance-based conditions to the vesting or exercisability of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Subject to the provisions of this Section 5, once any portion of any Option has vested it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted. Without limiting the generality of the foregoing, each Option that is then exercisable in accordance with its terms shall be deemed to be exercised, in the manner set forth below, at the close of business on the scheduled expiration date of such Option so long as such exercise would result in a distribution to the holder of such Option of at least one share of Common Stock, taking into account any applicable tax withholding requirements (a “Deemed Exercise”). Upon such Deemed Exercise, the Company shall issue and deliver to the Participant the greatest number of whole shares of Stock equal to the quotient of  (i) divided by (ii), with the quotient reduced as necessary to satisfy any applicable tax withholding requirements, where (i) and (ii) are:

(i)
the product of

(x)
the number of shares of Common Stock as to which the Option is being deemed exercised and

(y)
the excess of the Fair Market Value on the Deemed Exercise date over the exercise price per share of such Option, and

(ii)
the Fair Market Value on such date.

with any remainder being payable in cash to the Participant. If, on the scheduled expiration date of any Option, the exercise of such Option would not result in a Deemed Exercise, then such Option shall be canceled in accordance with its terms without further action by the Participant, the Committee or the Company.
(d)
Payment.   The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

(e)
Incentive Stock Options.   Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of each Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422. Incentive Stock Options may not be granted under the Plan to any Participant who is a 10% owner of the Company.

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SECTION 6.
STOCK APPRECIATION RIGHTS
(a)
Grant of SARs.   SARs may be granted to Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing and shall include such provisions not inconsistent with the Plan as the Committee shall determine.

(b)
Terms and Conditions of SARs.   Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option, including, without limitation, the provisions relating to a Deemed Exercise.

(c)
Exercise of Tandem SARs.   SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(d)
Payment of SAR Amount.   Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(i)
the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

(ii)
the number of shares of Common Stock with respect to which the SARs are then being exercised.

SECTION 7.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
(a)
Grant of Restricted Stock or Restricted Stock Units.   The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock or Restricted Stock Units. The Committee may provide that the Period of Restriction on Restricted Stock or Restricted Stock Units shall lapse, in whole or in part, upon the achievement of performance criteria. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.

(b)
Shares Subject to Restricted Stock Awards.   If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. If Restricted Stock is evidenced by a book-entry in the name of the Participant, the shares shall bear comparable restrictions and corresponding stop transfer instructions. Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. Unless otherwise determined by the Committee at the time of grant and subject to Section 3(j), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.

(c)
Restricted Stock Units.   A Participant receiving a Restricted Stock Unit shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(j), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock). Notwithstanding the foregoing provisions of this Section 7(c), at the time that an award of Restricted Stock Units is made (or, if later, at such time as may be permitted under transitional relief available under Section 409A of the Code), the time at which such award shall be payable (as opposed to when it becomes

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non-forfeitable) shall either (i) satisfy the requirements for such award to be treated as a short-term deferral within the meaning of Section 409A of the Code or (ii) shall be an event or fixed date (or more than one such permissible event or date, in the alternative) which is a permissible payment event or date for deferred compensation subject to Section 409A of the Code. For purposes of subclause (ii) of the immediately preceding sentence, if an award of Restricted Stock Units fails to specify an otherwise permissible event or date for payment, the payment date for any vested portion of any such award shall be the earlier of  (i) within sixty (60) days of the originally stated time vesting date (or, where multiple dates are used for different portions of such award, each such vesting date for each such portion), determined without regard to any accelerated vesting otherwise applicable to such award, or (ii) as provided in Section 10, the occurrence of a Change of Control which is also a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.
SECTION 8.
OTHER STOCK BASED AWARDS
(a)
Other Stock-Based Awards.   The Committee may grant other types of equity-based and equity-related awards in addition to Options, SARs, Restricted Stock and Restricted Stock Units, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company or any Subsidiary under another compensatory plan, program or arrangement, modified awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Common Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

SECTION 9.
PERFORMANCE-BASED AWARDS
(a)
Generally.   Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Criteria that must be attained, and the Performance Period over which the specified Performance Criteria is to be attained as a condition to the grant, vesting, exercisability, lapse of the Period of Restrictions and/or settlement of such Award. The duration of Performance Periods may differ from each other and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants.

(b)
Performance Criteria.   At the discretion of the Committee, Performance Criteria may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net income (before or after taxes), operating income (before or after taxes), operating margin, gross margin, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow (including operating cash flow and free cash flow), cash flow per share (before or after dividends), earnings per share, book value per share, net revenue, return on revenue, return on invested capital, return on assets, cash flow return on investment, cash flow return on capital, economic value added, assets under management, improvements in or attainment of working capital levels, debt ratio, and such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries or individual performance. When establishing or adjusting Performance Criteria for a Performance Period, the Committee may exclude certain unusual or infrequent items including, without limitation, acquisitions, divestitures, restructuring activities, recapitalizations, asset write-downs and changes in applicable tax laws or accounting principles.

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(c)
Certification of Attainment of Performance Criteria.   As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in the level of the specified Performance Criteria attained on the basis of performance in relation to the established Performance Criteria. In making such determination, the Committee may adjust or waive the Performance Criteria as it deems equitable in recognition of unusual or infrequent events affecting the Company or such other factors as the Committee may determine.

SECTION 10.
CHANGE OF CONTROL
(a)
Accelerated Vesting and Payment.   Subject to the provisions of Section 10(b) below, and unless otherwise provided by the Committee in an Award Agreement, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, and (iv) each outstanding Other Stock-Based Award shall become fully vested and payable. In the case of any performance-based Award, the Award shall be deemed earned at the level of performance specified in the Award Agreement for such Award. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Fair Market Value over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Fair Market Value shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit and/or Other Stock-Based Award shall be settled in cash with its value determined based on the Change of Control Price.

(b)
Alternative Awards.   Notwithstanding Section 10(a), except as otherwise specified in Section 10(c) below, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(i)
be based on stock which is traded on an established U.S. securities market;

(ii)
provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; provided that, if determined by the Committee, any performance-based Awards may be converted into Alternative Awards that vest and become payable solely upon the continued performance of services and in respect of the amount that would have been payable based upon performance through the date of the Change in Control or other measure of performance specified in the Participant’s applicable Award Agreement;

(iii)
have substantially equivalent economic value to such Award (determined at the time of the Change of Control and using valuation principles permitted under Treas. Reg. §1.424-1); and

(iv)
have terms and conditions which provide that in the event that, during the twenty-four (24)-month period following the Change of Control, the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted Stock Units and Other Stock-Based Awards shall vest and be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the fair market value of such stock on the date of the Participant’s termination over the

2026 Proxy Statement	C-11

Appendix C
corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the fair market value of the number of shares of stock subject or related thereto.
For this purpose, unless otherwise determined by the Committee in an Award Agreement, a Participant’s employment or service shall be deemed to have been Constructively Terminated if the Participant terminates employment or service within one hundred and twenty (120) days following (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, (y) a material reduction in the Participant’s responsibilities, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 50 miles away from the Participant’s prior principal place of employment or service without, in each case without the Participant’s written consent.
(c)
Section 409A.   Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, with respect to any Award that is deferred compensation for purposes of Section 409A (i.e., that is not exempt from the application of such Section by reason of an available exemption, such as for stock rights, restricted property or awards qualifying as short-term deferral within the meaning of such Section 409A of the Code), no payment or distribution shall be made to any affected Participant by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Participant on the earlier to occur of  (i) the day after the six (6) month anniversary of such Participant’s termination of employment and (ii) whichever of the following is applicable to such Award (A) with respect to any unvested Award that would have become vested solely upon the passage of time and the continued performance of service, the date the Award would have otherwise become vested without regard to the Change of Control, (B) with respect to any unvested Award that would have become vested upon the achievement of specified Performance Criteria, on the day following the last day of the applicable Performance Period or (C) if the Award was already vested at the time the Change of Control occurs, on the date on which the Award would have expired or been payable in accordance with its terms. If an event occurs that constitutes a Change of Control both for purposes of the Plan and Section 409A of the Code, then Section 10(b) shall not be applicable with respect to any Award that is deferred compensation for purposes of Section 409A (i.e., that is not exempt from the application of such Section by reason of an available exemption, such as for stock rights, restricted property or awards qualifying as short-term deferral within the meaning of such Section 409A of the Code).

SECTION 11.
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN
The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the exercise price of an Option or SAR after it is granted, cancel an Option or SAR when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or another Award including Options or SARs (other than in connection with a Change of Control in accordance with Section 10), or take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U. S. national securities exchange on which the Shares are listed, (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of the exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of the Company’s shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.
SECTION 12.
MISCELLANEOUS PROVISIONS
(a)
Transferability.   No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine, including requiring that such Awards be transferred without the receipt of consideration by the Participant.

C-12	2026 Proxy Statement

Appendix C
(b)
Beneficiary Designation.   Notwithstanding anything to the contrary in the Plan, if provided by the Committee in an Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.

(c)
Deferral of Payment.   At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

(d)
No Guarantee of Employment or Participation.   The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant’s employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Non-Employee Director) shall at any time have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent or Non-Employee Director, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant’s employment or other service provider relationship at any time, for any reason, with or without cause or notice.

(e)
Tax Withholding.   The Company or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the maximum individual statutory tax rate in each applicable jurisdiction to satisfy the withholding tax obligations with respect to any Award.

(f)
Section 409A.   It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with this intent. Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A. If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A:

(i)
If any amount is payable under such Award upon a termination of the Participant’s employment or service, a termination of employment or service will be deemed to have occurred only at such time as the Participant has experienced a “Separation from Service” as defined by Section 409A; and

(ii)
If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of  (i) the date that is six (6) months after the Participant’s Separation from Service or (ii) the Participant’s death.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a
2026 Proxy Statement	C-13

Appendix C
manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.
(g)
No Limitation on Compensation; Scope of Liabilities.   Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

(h)
Compensation Recovery.   Awards and any compensation associated therewith are subject to recoupment, forfeiture, recovery or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act, the Securities and Exchange Commission’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Award Agreement will be automatically and unilaterally amended to comply with any such compensation recovery policy.

(i)
Requirements of Law.   The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(j)
Term of Plan.   The Plan shall be effective upon the date, if any, on which it is approved by the Company’s shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until the tenth (10th) anniversary of the date of such shareholder approval.

(k)
Governing Law.   The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

(l)
No Impact On Benefits.   Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee’s or Agent’s right or benefits under any such plan, policy or program.

(m)
No Constraint on Corporate Action.   Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

(n)
Indemnification.   Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company and each Participant’s employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company’s approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

(o)
Rights as a Shareholder.   A Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

(p)
Captions.   The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

C-14	2026 Proxy Statement

Insurance products issued by Principal National Life Insurance Co (except in NY) and Principal Life Insurance Company®. Plan administrative services offered by Principal Life. Principal Funds, Inc. is distributed by Principal Funds Distributor, Inc. Securities offered through Principal Securities, Inc., member SIPC and/or independent broker/dealers.
Principal Asset ManagementSM is a trade name of Principal Global Investors, LLC. Referenced companies are members of the Principal Financial Group®, Des Moines, IA 50392.
©2026 Principal Financial Services, Inc.
5260060-022026
EE9039-24

01 - Jonathan S. Auerbach 02 - Mary E. “Maliz” Beams 03 - Jocelyn Carter-Miller 05 - Claudio N. Muruzabal 1UPX For Against Abstain For Against Abstain For Against Abstain 04 - Scott M. Mills The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1. A 048CYD 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q For Against Abstain The Board of Directors recommends a vote FOR Proposal 3. 3. Ratification of the appointment of Ernst & Young LLP as the company’s independent auditors for 2026 For Against Abstain The Board of Directors recommends a vote FOR Proposal 4. 4. Approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan The Board of Directors recommends a vote FOR on Proposal 2. 2. Advisory approval of the compensation of our named executive officers For Against AbstainMMMMMMMMMMMMMMMMMMMMM 1234 5678 9012 345 677083 If no electronic voting, delete QR code and control # 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PFG or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the Annual Shareholders Meeting to be held virtually via live webcast at 9:00 a.m. Central Daylight Time on May 19, 2026. The shareholder signature(s) on this form hereby appoints Joel M. Pitz and Chris Agbe-Davies, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder at the 2026 Annual Shareholders Meeting and at any adjournment thereof, upon all subjects that may properly come before the annual meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the annual meeting. If you participate in (i) The Principal Select Savings Plan (the “401(k) Plan”) or (ii) The Principal Financial Group, Inc. Stock Separate Account (the “Stock Separate Account”), then this proxy will also constitute voting instructions authorizing, in the case of the 401(k) Plan, Principal Trust Company, as Trustee, or in the case of the Stock Separate Account, Northern Trust Investments, Inc., as Portfolio Manager and agent for Principal Life Insurance Company, respectively, as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote virtually or by proxy all shares credited to your account as of March 25, 2026, the record date, at the 2026 Annual Shareholders Meeting to be held on May 19, 2026 or at any adjournment or postponement thereof. Your Principal Financial Group, Inc. shares, or those that are allocated to your 401(k) Plan or to the Stock Separate Account, will be voted in accordance with the directions on the reverse side. If you sign this proxy but no directions are given for your shares, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. If you do not complete and submit this proxy, then in the case of your 401(k) Plan, the Trustee will vote your shares in the same proportion as the shares voted by plan participants, in accordance with the Trustee’s duties under the plan and Trust documents, and in the case of the Stock Separate Account, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions. Instructions must be received by 1:00 a.m. Central Daylight Time on May 15, 2026 to be included in the tabulation. Principal Financial Group, Inc. Non-Voting Items C q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. 2026 Annual Meeting of Principal Financial Group Shareholders The 2026 Annual Meeting of Shareholders of Principal Financial Group will be held on Tuesday, May 19, 2026 at 9:00 A.M. CT, virtually via the Internet at meetnow.global/MUMVGGU. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. There is no physical location for the annual meeting. As we have done in the past, Principal Financial Group, Inc. is taking advantage of the Securities and Exchange Commission’s rule that allows companies to provide proxy materials for the annual meeting via the internet to registered shareholders. Instructions to participate in the virtual annual meeting are available in our proxy statement and at www.principal.com/annualmeeting.

01 - Jonathan S. Auerbach 02 - Mary E. “Maliz” Beams 03 - Jocelyn Carter-Miller 05 - Claudio N. Muruzabal 1UPX For Against Abstain For Against Abstain For Against Abstain 04 - Scott M. Mills The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1. A 048CYD 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q For Against Abstain The Board of Directors recommends a vote FOR Proposal 3. 3. Ratification of the appointment of Ernst & Young LLP as the company’s independent auditors for 2026 For Against Abstain The Board of Directors recommends a vote FOR Proposal 4. 4. Approval of the Principal Financial Group, Inc. 2026 Stock Incentive Plan The Board of Directors recommends a vote FOR on Proposal 2. 2. Advisory approval of the compensation of our named executive officers For Against AbstainMMMMMMMMMMMMMMMMMMMMM 1234 5678 9012 345 677083 If no electronic voting, delete QR code and control # 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PFG or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the Annual Shareholders Meeting to be held virtually via live webcast at 9:00 a.m. Central Daylight Time on May 19, 2026. The shareholder signature(s) on this form hereby appoints Joel M. Pitz and Chris Agbe-Davies, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder at the 2026 Annual Shareholders Meeting and at any adjournment thereof, upon all subjects that may properly come before the annual meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the annual meeting. If you participate in (i) The Principal Select Savings Plan (the “401(k) Plan”) or (ii) The Principal Financial Group, Inc. Stock Separate Account (the “Stock Separate Account”), then this proxy will also constitute voting instructions authorizing, in the case of the 401(k) Plan, Principal Trust Company, as Trustee, or in the case of the Stock Separate Account, Northern Trust Investments, Inc., as Portfolio Manager and agent for Principal Life Insurance Company, respectively, as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote virtually or by proxy all shares credited to your account as of March 25, 2026, the record date, at the 2026 Annual Shareholders Meeting to be held on May 19, 2026 or at any adjournment or postponement thereof. Your Principal Financial Group, Inc. shares, or those that are allocated to your 401(k) Plan or to the Stock Separate Account, will be voted in accordance with the directions on the reverse side. If you sign this proxy but no directions are given for your shares, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. If you do not complete and submit this proxy, then in the case of your 401(k) Plan, the Trustee will vote your shares in the same proportion as the shares voted by plan participants, in accordance with the Trustee’s duties under the plan and Trust documents, and in the case of the Stock Separate Account, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions. Instructions must be received by 1:00 a.m. Central Daylight Time on May 15, 2026 to be included in the tabulation. Principal Financial Group, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. 2026 Annual Meeting of Principal Financial Group Shareholders The 2026 Annual Meeting of Shareholders of Principal Financial Group will be held on Tuesday, May 19, 2026 at 9:00 A.M. CT, virtually via the Internet at meetnow.global/MUMVGGU. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. There is no physical location for the annual meeting. As we have done in the past, Principal Financial Group, Inc. is taking advantage of the Securities and Exchange Commission’s rule that allows companies to provide proxy materials for the annual meeting via the internet to registered shareholders. Instructions to participate in the virtual annual meeting are available in our proxy statement and at www.principal.com/annualmeeting.